FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207677-03

November 9, 2016

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,026,539,204

(Approximate Mortgage Pool Balance)

$903,354,000

(Offered Certificates)

GS Mortgage Securities Trust 2016-GS4

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2016-GS4

Goldman Sachs Mortgage Company

As Sponsor and Mortgage Loan Seller

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.
Lead Manager and Sole Bookrunner

Academy Securities	Drexel Hamilton	Morgan Stanley
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-207677) (the ”Preliminary Prospectus”) dated November 9, 2016. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading ”Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC or Morgan Stanley & Co. LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC or Morgan Stanley & Co. LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$31,820,000	30.000%	[ ]%	(5)	2.83	12/16 – 10/21
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$201,522,000	30.000%	[ ]%	(5)	4.90	10/21 – 11/21
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$175,000,000	30.000%	[ ]%	(5)	9.66	03/26 – 09/26
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$267,043,000	30.000%	[ ]%	(5)	9.84	09/26 – 11/26
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$43,192,000	30.000%	[ ]%	(5)	7.17	11/21 – 03/26
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$810,965,000(6)	N/A	[ ]%	Variable IO(7)	N/A	N/A
Class X-B	NR / AA-sf / AAA(sf)	$48,761,000(6)	N/A	[ ]%	Variable IO(7)	N/A	N/A
Class A-S(8)	Aa3(sf) / AAAsf / AAA(sf)	$92,388,000(9)	21.000%	[ ]%	(5)(10)	9.94	11/26 – 11/26
Class B(8)	NR / AA-sf / AA(sf)	$48,761,000(9)	16.250%	[ ]%	(5)(10)	9.94	11/26 – 11/26
Class PEZ(8)	NR / A-sf / A(sf)	$184,777,000(9)	12.000%	(10)	(10)	9.94	11/26 – 11/26
Class C(8)	NR / A-sf / A(sf)	$43,628,000(9)	12.000%	[ ]%	(5)(10)	9.94	11/26 – 11/26

NON-OFFERED POOLED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class D	NR / BBB-sf / BBB-(sf)	$53,893,000	6.750%	[ ]%	(5)	9.94	11/26 – 11/26
Class X-D	NR / BBB-sf / BBB-(sf)	$53,893,000(6)	N/A	[ ]%	Variable IO(7)	N/A	N/A
Class E	NR / BB-sf / BB-(sf)	$21,814,000	4.625%	[ ]%	(5)	9.94	11/26 – 11/26
Class F	NR / B-sf / B-(sf)	$10,266,000	3.625%	[ ]%	(5)	9.94	11/26 – 11/26
Class G	NR / NR / NR	$37,212,204	0.000%	[ ]%	(5)	9.94	11/26 – 11/26
Class S(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Non-Offered Loan-Specific Certificates
Non-Offered Loan-Specific Class	Expected Rating (S&P)(1)	Initial Certificate Balance or Notional Amount(2)	Initial Pass- Through Rate	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class AMA-A(13)	AA-(sf)	$16,118,000	[ ]%	(14)	4.86	10/21 – 10/21
Class X-AMA(13)	BB-(sf)	$101,600,000(6)	[ ]%	Variable IO(15)	N/A	N/A
Class AMA-B(13)	A-(sf)	$21,917,000	[ ]%	(14)	4.86	10/21 – 10/21
Class AMA-C(13)	BBB-(sf)	$27,032,000	[ ]%	(14)	4.86	10/21 – 10/21
Class AMA-D(13)	BB-(sf)	$36,533,000	[ ]%	(14)	4.86	10/21 – 10/21

Non-Offered Loan-Specific Certificates
Non-Offered Loan-Specific Class	Expected Rating (S&P)(1)	Initial Certificate Balance or Notional Amount(2)	Initial Pass- Through Rate	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class 225-A(13)	AA-(sf)	$12,964,000	[ ]%	(14)	4.94	11/21 – 11/21
Class X-225(13)	B-(sf)	$113,000,000(6)	[ ]%	Variable IO(16)	N/A	N/A
Class 225-B(13)	A-(sf)	$18,405,000	[ ]%	(14)	4.94	11/21 – 11/21
Class 225-C(13)	BBB-(sf)	$22,576,000	[ ]%	(14)	4.94	11/21 – 11/21
Class 225-D(13)	BB-(sf)	$30,673,000	[ ]%	(14)	4.94	11/21 – 11/21
Class 225-E(13)	B-(sf)	$28,382,000	[ ]%	(14)	4.94	11/21 – 11/21

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CERTIFICATE SUMMARY (continued)

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings (“S&P,” together with Moody’s, Fitch and KBRA, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. In addition, the notional amount of each class of Class X certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X certificates would be equal to zero, such Class X certificates may not be issued on the closing date of this securitization.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate. The initial credit support percentages for the Class C and Class PEZ certificates are equal to the initial credit support percentages of the underlying Class C trust component. The approximate initial credit support percentage for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G certificates (together with the Class X-A, Class X-B and Class X-D certificates, the “pooled certificates”) does not include the subordination provided by the subordinate companion loan included in the issuing entity related to the AMA Plaza mortgage loan (the “AMA Plaza trust subordinate companion loan”) and 225 Bush Street mortgage loan (the “225 Bush Street trust subordinate companion loan” and, together with the AMA Plaza trust subordinate companion loan”, the “trust subordinate companion loans”). None of the Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C or Class AMA-D certificates (the “Class AMA certificates”), which are related solely to the AMA Plaza trust subordinate companion loan, or the Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates (the “Class 225 certificates” and, together with the Class AMA certificates, the “loan-specific certificates”), which are related solely to the 225 Bush Street trust subordinate companion loan, will provide credit support to any other class of certificates except to the extent of the subordination of the related trust subordinate companion loan (in which the Class AMA certificates and Class 225 certificates each represent an interest in such related trust subordinate companion loan) to the pooled portion of the related mortgage loan.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or the trust subordinate companion loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or the trust subordinate companion loans or anticipated repayment dates.

(5)	For each distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

(6)	The Class X-A, Class X-B, Class X-D, Class X-AMA and Class X-225 certificates (collectively, the “Class X certificates”), will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates and/or trust component(s) (the “related certificates or trust components”) indicated below.

Class	Related Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and Class A-S trust component
Class X-B	Class B trust component
Class X-D	Class D certificates
Class X-AMA	Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates
Class X-225	Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates

(7)	The pass-through rate of each of the Class X certificates (other than the Class X-AMA and Class X-225 certificates) for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate (or the weighted average of the pass-through rates as applicable) of the related certificate or trust components for that distribution date, as described in the Preliminary Prospectus.

(8)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5

CERTIFICATE SUMMARY (continued)

(9)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding certificate balances on the closing date of $92,388,000, $48,761,000, and $43,628,000, respectively. The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding certificate balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate balance of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date, if any.

(10)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(11)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date and will be entitled to receive only excess interest received on any mortgage loan with an anticipated repayment date.

(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of four separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(13)	The loan specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the related trust subordinate companion loan, which is included as an asset of the issuing entity but not part of the pool of mortgage loans backing the other classes of certificates. No class of certificates (other than the related loan specific certificates) will have any interest in a trust subordinate companion loan. See ”Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan” and “—225 Bush Whole Loan” in the Preliminary Prospectus.

(14)	For any distribution date, the pass-through rates of the Class AMA-A, Class AMA-B, Class AMA-C, Class AMA-D, Class 225-A Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates will, in the case of each such class, be a fixed per annum rate as described in the applicable Loan Specific Offering Circular.

(15)	The pass-through rate of the Class X-AMA certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the AMA Plaza components (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

(16)	The pass-through rate of the Class X-225 certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the 225 Bush Street components (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

6

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,026,539,204
Number of Mortgage Loans	33
Number of Mortgaged Properties	95
Average Cut-off Date Mortgage Loan Balance	$31,107,249
Weighted Average Mortgage Interest Rate	3.8237%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	107
Weighted Average Remaining Amortization Term (months)(4)	359
Weighted Average Cut-off Date LTV Ratio(5)	50.9%
Weighted Average Maturity/ARD Date LTV Ratio(3)(6)	44.7%
Weighted Average Underwritten Debt Service Coverage Ratio(7)	3.04x
Weighted Average Debt Yield on Underwritten NOI(8)	13.0%
% of Mortgage Loans with Mezzanine Debt	7.3%
% of Mortgage Loans with Subordinate Debt(9)	26.8%
% of Mortgage Loans with Preferred Equity	17.0%
% of Mortgaged Properties with Single Tenants	19.8%

(1)	Each of the 8 mortgage loans, representing approximately 49.5% of the initial pool balance, listed in the “Companion Loan Summary” table below has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/Room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to each of the 3 mortgage loans, representing approximately 26.8% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Companion Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/Room calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, the mortgage loan with an anticipated repayment date is presented as if it were to mature on its anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term and the U.S. Industrial Portfolio whole loan, which requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

(5)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which, in certain cases, may reflect a portfolio premium valuation). With respect to two mortgage loans, representing approximately 9.5% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated using (i) a hypothetical “as-is” appraised value assuming completion of remaining contractual obligations or (ii) an “as-is” appraised value plus related property improvement plan (“PIP”) The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 51.1%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off Date LTV Ratio.

(6)	Unless otherwise indicated, the Maturity/ARD Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to nine mortgage loans, representing approximately 32.9% of the initial pool balance, the respective Maturity/ARD Date LTV Ratios were each calculated using the related “as stabilized” appraised value instead of the related “as-is” appraised value. The weighted average Maturity/ARD Date LTV Ratio for the mortgage pool without making such adjustments is 46.1%. See ”Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity/ARD Date LTV Ratio.

(7)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the U.S. Industrial Portfolio mortgage loan, representing approximately 7.3% of the initial pool balance, which requires monthly debt service payments on the U.S. Industrial Portfolio whole loan of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the whole loan during the related interest accrual period, the respective Underwritten Debt Service Coverage Ratio is calculated based on the debt service for the 12-month period commencing December 6, 2016. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for descriptions of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF.

(9)	The AMA Plaza, 225 Bush Street and 540 West Madison mortgage loans each has one or more subordinate companion loans that is generally subordinate in right of payment to the respective related mortgage loan (the “AMA Plaza Subordinate Companion Loans,” the “225 Bush Street Subordinate Companion Loan,” the “540 West Madison Subordinate Companion Loans”). The AMA Plaza Subordinate Companion Loans have an aggregate outstanding principal balance of $174,000,000 as of the Cut-off Date, of which note B, which has principal balance as of the Cut-off Date of approximately $101,600,000 will be included as an asset of the issuing entity but not part of the mortgage pool backing classes of certificates other than the non-offered loan-specific classes in this securitization trust as the Class AMA certificates, and note C, which has a principal balance as of the Cut-off Date of approximately $72,400,000 is expected to be sold to a third party investor. The 225 Bush Street Subordinate Companion Loan has an outsanding principal balance of $113,000,000 as of the Cut-off Date and will be included as an asset of the issuing entity but not part of the mortgage pool backing classes of certificates other than the non-offered loan-specific classes in this securitization trust as the Class 225 certificates. The 540 West Madison Subordinate Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $162,708,000, of which note B, which has principal balance as of the Cut-off Date of approximately $54,208,000 which was contributed to the GSMS 2016-GS3 securitization transaction, and note C, which has a principal balance as of the Cut-off Date of approximately $108,500,000 which was sold to a third party investor. See “Description of the Mortgage Pool—The Whole Loans” and ”Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

7

KEY FEATURES OF THE CERTIFICATES

Lead Manager and Sole Bookrunner:	Goldman, Sachs & Co.
Co-Managers:	Academy Securities, Inc. Drexel Hamilton, LLC Morgan Stanley & Co. LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,026,539,204
Master Servicer:	Wells Fargo Bank, National Association
Special Servicers:

Midland Loan Services, a Division of PNC Bank, National Association (with respect to each serviced mortgage loan and each serviced whole loan (other than the AMA Plaza whole loan and 225 Bush Street whole loan), Wells Fargo Bank, National Association (with respect to the AMA Plaza whole loan) and AEGON USA Realty Advisors, LLC (with respect to the 225 Bush Street whole loan)

Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Pricing:	Week of November 14, 2016
Closing Date:	November 30, 2016
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in November 2016 (or, in the case of any mortgage loan that has its first due date after November 2016, the date that would have been its due date in November 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 6th day of each month or next business day, commencing in December 2016
Distribution Date:	The 4th business day after the Determination Date, commencing in December 2016
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	November 2049
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

8

TRANSACTION HIGHLIGHTS

■	$1,026,539,204 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 33 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,026,539,204 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $31,107,249 and are secured by 95 mortgaged properties located throughout 23 states

—	LTV: 50.9% weighted average Cut-off Date LTV Ratio

—	DSCR: 3.04x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 13.0% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 53.0% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	27.5% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	25.5% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 85.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 99.7% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 21 mortgage loans representing 56.8% of the Initial Pool Balance

–	Insurance: 8 mortgage loans representing 26.2% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 21 mortgage loans representing 56.7% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 14 mortgage loans representing 50.5% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 92.1% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 39.0% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 31.6% of the mortgaged properties by allocated Initial Pool Balance are retail properties (26.0% are anchored retail properties)

—	Industrial: 15.2% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Hospitality: 11.1% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■	Geographic Diversity: The 95 mortgaged properties are located throughout 23 states with only two states having greater than 10.0% of the allocated Initial Pool Balance: California (32.0%) and Illinois (18.1%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

9

COLLATERAL OVERVIEW

Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	33	95	$1,026,539,204	100.0%
Total	33	95	$1,026,539,204	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF	Cut-off Date Balance Per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
AMA Plaza	$100,000,000	9.7%	Office	1,119,503	$116	6.71x	19.1%	27.3%
225 Bush Street	100,000,000	9.7	Office	575,363	$212	4.66x	17.9%	27.1%
540 West Madison	75,292,000	7.3	Office	1,098,633	$148	5.34x	18.3%	25.9%
U.S. Industrial Portfolio	74,939,052	7.3	Industrial	6,298,728	$49	2.08x	10.2%	67.4%
Quad at Whittier	70,100,000	6.8	Retail	433,553	$162	1.79x	8.2%	61.4%
Simon Premium Outlets	66,788,798	6.5	Retail	436,987	$233	2.36x	12.9%	51.4%
Westchester Office Portfolio 700 Series	56,900,000	5.5	Office	671,330	$85	1.38x	9.7%	62.0%
Iron Mountain National Industrial	50,000,000	4.9	Industrial	1,590,565	$31	3.79x	14.0%	39.8%
Hamilton Place	41,714,341	4.1	Retail	391,041	$272	2.09x	13.1%	46.3%
Village Square	39,500,000	3.8	Retail	392,854	$101	1.40x	8.9%	68.0%
Top 10 Total / Wtd. Avg.	$675,234,191	65.8%				3.54x	14.0%	44.9%
RemainingTotal / Wtd. Avg.	351,305,013	34.2				2.09x	11.2%	62.6%
Total / Wtd. Avg.	$1,026,539,204	100.0%				3.04x	13.0%	50.9%

Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
AMA Plaza(2)	$100,000,000	9.7%	1	$30,000,000	$174,000,000	$304,000,000	GSMS 2016-GS4(3)	Wells Fargo	Wells Fargo
225 Bush Street(4)	$100,000,000	9.7%	1	$22,000,000	$113,000,000	$235,000,000	GSMS 2016-GS4(5)	Wells Fargo	AEGON
540 West Madison(6)	$75,292,000	7.3%	1	$87,000,000	$162,708,000	$325,000,000	GSMS 2016-GS3(7)	Midland	Trimont
U.S. Industrial Portfolio	$74,939,052	7.3%	3	$232,450,948	–	$307,390,000	GSMS 2016-GS3	Midland	Rialto
Simon Premium Outlets	$66,788,798	6.5%	1	$34,889,671	–	$101,678,469	GSMS 2016-GS4	Wells Fargo	Midland
Hamilton Place	$41,714,341	4.1%	1	$64,557,908	–	$106,272,249	GSMS 2016-GS3	Midland	Rialto
Embassy Suites Portland Airport	$27,620,000	2.7%	1	$30,000,000	–	$57,620,000	GSMS 2016-GS3	Midland	Rialto
Residence Inn and SpringHill Suites North Shore	$21,813,458	2.1%	2	$46,601,478	–	68,414,936	GSMS 2016-GS3	Midland	Torchlight

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan and senior in right of payment to any related subordinate companion loan.

(2)	The AMA Plaza mortgage loan has 1 pari passu companion loan with an outstanding principal balance of $30,000,000 and two subordinate companion loans with an aggregate outstanding principal balance of $174,000,000.

(3)	The initial directing holder for the AMA Plaza whole loan is expected to be SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 6 or an affiliate, the holder of the AMA Plaza non-trust subordinate companion loan.

(4)	The 225 Bush Street mortgage loan has 1 pari passu companion loan with an outstanding principal balance of $22,000,000 and one subordinate companion loan with an outstanding principal balance of $113,000,000.

(5)	The initial directing holder for the 225 Bush Street whole loan is expected to be one or more separate accounts advised by Prima Capital Advisors LLC or an affiliate, the initial 225 Bush Street controlling class certificateholder.

(6)	The 540 West Madison mortgage loan has 1 pari passu companion loan with an outstanding principal balance of $87,000,000 and two subordinate companion loans with an aggregate outstanding principal balance of $162,708,000.

(7)	The initial directing holder for the 540 West Madison whole loan is Samsung SRA U.S. Office Mezzanine Professional Investment Type Private Real Estate Fund No.1 or an affiliate, the holder of the 540 West Madison non-trust subordinate companion loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

10

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)
540 West Madison(3)	$75,292,000	$75,000,000	$87,000,000	$162,708,000	$400,000,000	4.4085%	25.9%	63.8%	5.34x	1.59x

(1)	Calculated including the mezzanine debt and any related companion loan (including any related subordinate companion loan).

(2)	Calculated including any related pari passu companion loan (but without regard to any subordinate companion loan).

(3)	The 540 West Madison mortgage loan has one related mezzanine loan that is held by an unrelated third party.

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
540 West Madison	Chicago	Illinois	Office	$75,292,000	7.3%	COMM 2013-CR6, COMM 2013-LC6
U.S. Industrial Portfolio(3)	Various	Various	Industrial	$74,939,052	7.3%	WFRBS 2012-C8, WFRBS 2013-C11
Simon Premium Outlets	Various	Various	Retail	$66,788,798	6.5%	CWCI 2006-C1
Hamilton Place	Chattanooga	Tennessee	Retail	$41,714,341	4.1%	MSC 2006-T23
Village Square	Bethel Park	Pennsylvania	Retail	$39,500,000	3.8%	MSC 2007-HQ12
Poipu Shopping Village	Koloa	Hawaii	Retail	$29,000,000	2.8%	GCCFC 2007-GG9
Embassy Suites Portland Airport	Portland	Oregon	Hospitality	$27,620,000	2.7%	MLCFC 2006-3
Skypark Plaza Shopping Center	Chico	California	Retail	$24,500,000	2.4%	GSMS 2007-GG10
Center For The Medical Arts	Coral Springs	Florida	Mixed Use	$22,500,000	2.2%	JPMCC 2010-C2
Holiday Inn Hollywood	Hollywood	Florida	Hospitality	$16,000,000	1.6%	MLCFC 2007-5
SpringHill Suites Pittsburgh North Shore	Pittsburgh	Pennsylvania	Hospitality	$11,816,164	1.2%	CGCMT 2006-C4
Michaels Distribution Center	Jacksonville	Florida	Industrial	$11,300,000	1.1%	WBCMT 2007-C32
Bellevue Town Center	Bellevue	Wisconsin	Retail	$9,425,000	0.9%	MSBAM 2013-C7
Devon Self Storage Charlotte	Charlotte	North Carolina	Self Storage	$8,688,782	0.8%	CD 2007-CD4
Republic Place	Plano	Texas	Office	$8,400,000	0.8%	CD 2007-CD4
Sabre Springs	San Diego	California	Retail	$6,700,000	0.7%	CD 2007-CD4
Therma Tru Doors	Howe	Indiana	Industrial	$3,525,000	0.3%	LBFRC 2007-LLFA
Michaels at Stoneridge Shopping Center	Duluth	Minnesota	Retail	$2,640,378	0.3%	MSC 2006-IQ12

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan seller.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

(3)	Each of the U.S. Industrial Portfolio mortgaged properties were included in the WFRBS 2012-C8 and WFRBS 2013-C11 transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

11

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	13	$400,152,000	39.0%	4.57x	36.7%	16.3%
CBD	3	275,292,000	26.8	5.59x	26.8%	18.4%
General Suburban	9	118,000,000	11.5	2.37x	57.9%	11.6%
General Urban	1	6,860,000	0.7	1.37x	67.3%	8.8%
Retail	15	$324,668,517	31.6%	1.91x	58.4%	10.2%
Anchored	6	158,825,000	15.5	1.75x	66.0%	8.9%
Outlet Center	2	66,788,798	6.5	2.36x	51.4%	12.9%
Super Regional Mall	1	41,714,341	4.1	2.09x	46.3%	13.1%
Unanchored	2	35,700,000	3.5	1.74x	54.8%	9.4%
Single Tenant Retail	3	19,000,000	1.9	1.70x	53.4%	7.6%
Shadow Anchored	1	2,640,378	0.3	1.63x	55.0%	12.0%
Industrial	59	$156,114,052	15.2%	2.60x	57.4%	11.5%
Warehouse/Distribution	24	78,125,609	7.6	3.20x	48.0%	12.8%
Manufacturing	19	49,950,888	4.9	1.95x	66.6%	10.3%
Flex	13	21,399,547	2.1	2.08x	67.4%	10.2%
Warehouse	3	6,638,008	0.6	2.08x	67.4%	10.2%
Hospitality	6	$114,415,853	11.1%	1.93x	65.1%	12.8%
Select Service	2	48,982,395	4.8	1.84x	66.1%	12.3%
Full Service	2	43,620,000	4.2	2.24x	62.3%	14.1%
Limited Service	1	11,816,168	1.2	1.51x	68.4%	11.2%
Extended Stay	1	9,997,289	1.0	1.51x	68.4%	11.2%
Mixed Use - Office / Retail	1	$22,500,000	2.2%	1.43x	75.0%	8.9%
Self Storage Self Storage	1	$8,688,782	0.8%	1.56x	63.0%	9.3%
Total/Avg./Wtd.Avg.	95	$1,026,539,204	100.0%	3.04x	50.9%	13.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

12

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)(3)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	14	$328,823,285	32.0%	$963,500,000	28.0%	$54,491,972	26.6%
Illinois	8	185,905,314	18.1	1,128,150,000	32.8	59,165,279	28.8
New York	8	85,535,093	8.3	145,000,000	4.2	9,145,953	4.5
Pennsylvania	4	67,813,458	6.6	163,625,000	4.8	11,832,731	5.8
Florida	7	52,273,793	5.1	92,180,000	2.7	6,670,846	3.3
Maryland	1	42,561,489	4.1	127,000,000	3.7	8,617,712	4.2
Tennessee	1	41,714,341	4.1	229,500,000	6.7	13,901,899	6.8
Texas	13	39,614,051	3.9	93,150,000	2.7	5,547,476	2.7
Hawaii	1	29,000,000	2.8	51,000,000	1.5	2,490,349	1.2
Oregon	1	27,620,000	2.7	86,000,000	2.5	7,682,208	3.7
Wisconsin	3	25,775,000	2.5	37,800,000	1.1	2,591,269	1.3
Colorado	5	17,586,014	1.7	43,800,000	1.3	2,846,906	1.4
New Jersey	2	15,199,883	1.5	27,300,000	0.8	2,325,632	1.1
Missouri	3	11,778,154	1.1	21,000,000	0.6	1,439,589	0.7
North Carolina	2	11,454,596	1.1	29,475,000	0.9	1,850,778	0.9
Arizona	3	11,152,489	1.1	45,050,000	1.3	2,683,247	1.3
Georgia	4	8,190,746	0.8	44,350,000	1.3	3,068,569	1.5
Michigan	4	6,182,719	0.6	35,040,000	1.0	2,795,837	1.4
Minnesota	2	4,201,938	0.4	13,650,000	0.4	871,957	0.4
Indiana	2	4,124,921	0.4	10,600,000	0.3	810,974	0.4
Ohio	3	4,093,581	0.4	23,200,000	0.7	1,848,785	0.9
South Carolina	2	3,207,815	0.3	18,180,000	0.5	1,338,800	0.7
Kentucky	2	2,730,524	0.3	15,475,000	0.4	1,098,125	0.5
Total	95	$1,026,539,204	100.0%	$3,444,025,000	100.0%	$205,116,890	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	The Aggregate Appraised Value was calculated using the individual “as-is” appraised values for the U.S. Industrial Portfolio, 540 West Madison and Residence Inn and SpringHill Suites North Shore mortgaged properties without regard to the portfolio premiums as described under “Certain Definitions—Appraised Value” in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

13

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,640,378 - 10,000,000	11	$77,889,160	7.6%
10,000,001 - 20,000,000	4	60,282,395	5.9
20,000,001 - 30,000,000	7	178,133,458	17.4
30,000,001 - 40,000,000	2	74,500,000	7.3
40,000,001 - 50,000,000	2	91,714,341	8.9
50,000,001 - 60,000,000	1	56,900,000	5.5
60,000,001 - 80,000,000	4	287,119,850	28.0
80,000,001 - 100,000,000	2	200,000,000	19.5
Total	33	$1,026,539,204	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.36 - 1.40	4	$132,260,000	12.9%
1.41 - 1.50	2	31,925,000	3.1
1.51 - 1.60	3	57,602,240	5.6
1.61 - 1.70	4	39,940,378	3.9
1.71 - 2.00	6	140,832,395	13.7
2.01 - 2.20	3	144,273,393	14.1
2.21 - 3.00	5	122,113,798	11.9
3.01 - 6.71	6	357,592,000	34.8
Total	33	$1,026,539,204	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	9	$456,892,000	44.5%
Interest Only, Then Amortizing(2)	13	261,280,000	25.5
Amortizing (30 Years)	8	205,187,774	20.0
Amortizing (Other)(3)	1	74,939,052	7.3
Interest Only – ARD	1	25,600,000	2.5
Amortizing (25 Years)	1	2,640,378	0.3
Total	33	$1,026,539,204	100.0%

(1)   All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

(2)   Original partial interest only periods range from 24 to 60 months.

(3)   The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	20	$877,110,044	85.4%
Springing	12	140,740,378	13.7
None	1	8,688,782	0.8
Total	33	$1,026,539,204	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
25.9 - 30.0	3	$275,292,000	26.8%
30.1 - 40.0	2	75,600,000	7.4
40.1 - 50.0	3	51,939,341	5.1
50.1 - 60.0	5	133,429,176	13.0
60.1 - 65.0	6	180,938,782	17.6
65.1 - 70.0	9	253,714,905	24.7
70.1 - 75.0	5	55,625,000	5.4
Total	33	$1,026,539,204	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity/ARD Date LTV Ratios(1)
Range of Maturity/ARD Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24.2 - 30.0	3	$275,292,000	26.8%
30.1 - 40.0	5	200,103,139	19.5
40.1 - 50.0	8	188,485,378	18.4
50.1 - 55.0	4	48,521,178	4.7
55.1 - 60.0	6	158,113,458	15.4
60.1 - 65.0	6	131,524,052	12.8
65.1 - 69.8	1	24,500,000	2.4
Total	33	$1,026,539,204	100.0%
(1) See footnotes (1), (3) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	23	$710,904,299	69.3%
Acquisition	8	190,695,853	18.6
Recapitalization	2	124,939,052	12.2
Total	33	$1,026,539,204	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.613 - 3.000	2	$125,600,000	12.2%
3.001 - 3.500	3	192,080,798	18.7
3.501 - 4.000	9	271,084,052	26.4
4.001 - 4.250	7	104,863,782	10.2
4.251 - 4.500	10	282,097,114	27.5
4.501 - 5.305	2	50,813,458	4.9
Total	33	$1,026,539,204	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

14

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.6 - 8.0	1	$19,000,000	1.9%
8.1 - 9.0	6	177,385,000	17.3
9.1 - 10.0	4	101,388,782	9.9
10.1 - 11.0	6	133,689,052	13.0
11.1 - 12.0	4	67,853,835	6.6
12.1 - 13.0	2	73,488,798	7.2
13.1 - 16.0	6	152,841,736	14.9
16.1 - 19.1	4	300,892,000	29.3
Total	33	$1,026,539,204	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.4 - 8.0	2	$89,100,000	8.7%
8.1 - 9.0	8	199,985,000	19.5
9.1 - 10.0	7	142,377,835	13.9
10.1 - 11.0	4	67,853,835	6.6
11.1 - 12.0	1	13,982,395	1.4
12.1 - 13.0	5	146,348,139	14.3
13.1 - 16.0	2	66,000,000	6.4
16.1 - 17.8	4	300,892,000	29.3
Total	33	$1,026,539,204	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	8	$207,350,000	20.2%
36	3	$43,545,000	4.2%
60	2	$10,385,000	1.0%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$200,000,000	19.5%
120	31	826,539,204	80.5
Total	33	$1,026,539,204	100.0%
(1) See footnotes (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
59 - 60	2	$200,000,000	19.5%
112 - 120	31	826,539,204	80.5
Total	33	$1,026,539,204	100.0%
(1) See footnotes (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	10	$482,492,000	47.0%
300	1	2,640,378	0.3
360	21	466,467,774	45.4
Other(2)	1	74,939,052	7.3
Total	33	$1,026,539,204	100.0%

(1)   All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

(2)   The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	10	$482,492,000	47.0%
298	1	2,640,378	0.3
352 - 360	21	466,467,774	45.4
Other(2)	1	74,939,052	7.3
Total	33	$1,026,539,204	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.
(2) The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	30	$945,904,864	92.1%
Yield Maintenance	3	80,634,341	7.9
Total	33	$1,026,539,204	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	21	$583,120,976	56.8%
Replacement Reserves(1)	21	$581,883,406	56.7%
TI/LC(2)	14	$456,138,393	50.5%
Insurance	8	$269,274,395	26.2%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of Initial Pool Balance secured by office, retail, industrial and mixed use properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

15

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
AMA Plaza	Office	$100,000,000	9.7%	59	6.71x	19.1%	27.3%
225 Bush Street	Office	$100,000,000	9.7%	60	4.66x	17.9%	27.1%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

16

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, funds available for distribution from the pooled mortgage loans, net of specified trust expenses, yield maintenance charges and prepayment premiums and excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining pooled available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex E to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above. If the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.	Class A-S and Class PEZ certificates: (i) first, to interest on the Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the outstanding certificate balance of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse the Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.	Class B and Class PEZ certificates: (i) first, to interest on the Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the outstanding certificate balance of the Class B trust component is reduced to zero; and (iii) next, to reimburse the Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Distributions
(continued)	6.	Class C and Class PEZ certificates: (i) first, to interest on the Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the outstanding certificate balance of the Class C trust component is reduced to zero; and (iii) next, to reimburse the Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

9.	After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F and Class G certificates, sequentially, in that order in a manner analogous to the Class E certificates, until the certificate balance of each such class is reduced to zero.

The holders of the loan-specific certificates will only be entitled to receive distributions at the related pass-through rate in respect of, and will only incur losses with respect to, the related trust subordinate companion loan, which is included as an asset of the issuing entity, but not part of the pool of mortgage loans backing the other classes of certificates, as described under “—Realized Losses” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Realized Losses	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to such class of certificates or trust component on such Distribution Date. On each Distribution Date, any such write offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates (other than the Class X-AMA and Class X-225 certificates) will be reduced to reflect reductions in the certificate balances of the Related Certificates or Trust Components resulting from allocations of losses realized on the mortgage loans.

The certificate balances of the Class AMA certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the AMA Plaza trust subordinate companion loan allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write offs will be applied to such classes of certificates: first, to the Class AMA-D, second, to the Class AMA-C, third, to the AMA-B and, then, to the Class AMA-A certificates, in each case until the related certificate balance is reduced to zero. The notional amount of the Class X-AMA certificates will be reduced to reflect reductions in the certificate balances of the Class AMA certificates resulting from allocations of losses realized on the AMA Plaza trust subordinate companion loan.

The certificate balances of the Class 225 certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the 225 Bush Street trust subordinate companion loan allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write offs will be applied to such classes of certificates: first, to the Class 225-E, second, to the Class 225-D, third, to the Class 225-C, fourth, to the Class 225-B and, then, to the Class 225-A certificates, in each case until the related certificate balance is reduced to zero. The notional amount of the Class X-225 certificates will be reduced to reflect reductions in the certificate balances of the Class 225 certificates resulting from allocations of losses realized on the 225 Bush Street trust subordinate companion loan.

Prepayment Premiums

  and Yield Maintenance

Charges	On each Distribution Date, each yield maintenance charge collected on the pooled mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class X-B certificates, the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates and Exchangeable Certificates) and trust components (and therefore the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust component (and therefore the applicable classes of Exchangeable Certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components (and therefore the applicable classes of Exchangeable Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates and/or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges (cont’d)

Yield maintenance and prepayment charges collected on a trust subordinate companion loan will be distributed to the related loan specific certificates and will not be allocated to the other classes of certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and all the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the pooled mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

Non-Serviced Loans	The 540 West Madison , U.S. Industrial Portfolio, Hamilton Place, Residence Inn and SpringHill Suites North Shore and Embassy Suites Portland Airport mortgage loans are referred to in this Term Sheet as “non-serviced loans. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Companion Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each pooled mortgage loan and the trust subordinate companion loans and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates, Class S certificates and Class R certificates) and/or trust components (and therefore the applicable classes of the Exchangeable Certificates) then outstanding (i.e., first, to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C trust component (and correspondingly, to the Class C and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (excluding the trust subordinate companion loans) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans (excluding the trust subordinate companion loans) as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans and trust subordinate companion loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class E certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (including the loan specific certificates but excluding the Class S and Class R certificates), for the mortgage loans and the trust subordinate companion loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Directing Holder /

 Controlling Class

Representative	The “Directing Holder” will be

(a) with respect to any serviced mortgage loan or serviced whole loan (other than the AMA Plaza whole loan and the 225 Bush Street whole loan), the Controlling Class Representative,

(b) with respect to the AMA Plaza whole loan, (i) until the outstanding principal balance of the AMA Plaza non-trust subordinate companion loan (taking into account any appraisal reduction amounts or realized losses allocated to the AMA Plaza non-trust subordinate companion loan) is less than 25% of the initial principal balance of the AMA Plaza non-trust subordinate companion loan less any principal payment allocated to and received by the holder (a “AMA Plaza non-trust subordinate companion loan control termination event”), the holder of the AMA Plaza non-trust subordinate companion loan, (ii) during the continuance of a AMA Plaza non-trust subordinate companion loan termination event, and until the outstanding principal balance of the AMA Plaza trust subordinate companion loan (taking into account any appraisal reduction amounts or realized losses allocated to the AMA Plaza trust subordinate companion loan) is less than 25% of the initial principal balance of the AMA Plaza trust subordinate companion loan (a “AMA Plaza trust subordinate companion loan control termination event”), the AMA Plaza Controlling Class Representative, and (iii) during the continuance of a AMA Plaza trust subordinate companion loan control termination event, the Controlling Class Representative, and

(c) with respect to the 225 Bush Street whole loan, (i) until the outstanding principal balance of the 225 Bush Street trust subordinate companion loan (taking into account any appraisal reduction amounts or realized losses allocated to the 225 Bush Street trust subordinate companion loan) is less than 25% of the initial principal balance of the 225 Bush Street trust subordinate companion loan (a “225 Bush Street trust subordinate companion loan control termination event”), the 225 Bush Street Controlling Class Representative, and (ii) during the continuance of a 225 Bush Street trust subordinate companion loan control termination event, the Controlling Class Representative.

The “AMA Plaza Controlling Class Representative” will be the AMA Plaza controlling class certificateholder (or its representative) selected by a majority of the voting rights of the AMA Plaza controlling class (by certificate principal balance). The AMA Plaza controlling class will be the most subordinate class of the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a AMA Plaza Controlling Class Representative.

The “225 Bush Street Controlling Class Representative” will be the 225 Bush Street controlling class certificateholder (or its representative) selected by a majority of the voting rights of the 225 Bush Street controlling class (by certificate principal balance). The 225 Bush Street controlling class will be the most subordinate class of the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a 225 Bush Street Controlling Class Representative.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the voting rights of the controlling class (by certificate principal balance). The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class E is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Directing Holder /

Controlling Class

Representative (cont’d)	Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to purchase the Class E, Class F, Class G and Class S certificates, and, on the Closing Date, is expected to appoint itself (or its affiliate) to be the initial Controlling Class Representative.

The initial controlling holder for the AMA Plaza whole loan is expected to be SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 6, the initial holder of the AMA Plaza non-trust subordinate companion loan.

The initial controlling holder for the 225 Bush Street whole loan is expected to be one or more separate accounts advised by Prima Capital Advisors LLC, the initial 225 Bush Street Controlling Class Representative.

The initial controlling holder for the 540 West Madison whole loan is Samsung SRA U.S. Office Mezzanine Professional Type Private Real Estate Fund No. 1 (or an affiliate), the initial holder of the related non-trust subordinate companion loan.

Control/Consultation
Rights	The Directing Holder will have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists.

A “Control Termination Event” will occur (a) with respect to any serviced mortgage loan or serviced whole loan (other than the AMA Plaza whole loan and 225 Bush Street whole loan), when the Class E certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates, (b) with respect to the AMA Plaza whole loan, when both the event described in clause (a) above occurs and both of a AMA Plaza non-trust subordinate companion loan control termination event and a AMA Plaza trust subordinate companion loan control termination event exists, and (c) with respect to the 225 Bush Street whole loan, when both the event described in clause (a) above occurs and a 225 Bush Street trust subordinate companion loan control termination event exists.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the applicable special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan or serviced whole loan and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the applicable special servicer plan on taking with respect to a serviced mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

A “Consultation Termination Event” will occur (a) with respect to any serviced mortgage loan or serviced whole loan (other than the AMA Plaza whole loan and 225 Bush Street whole loan), when the Class E certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates, (b) with respect to the AMA Plaza whole loan, when both the event described in clause (a) above occurs and both of a AMA Plaza non-trust subordinate companion loan control termination event and a AMA Plaza trust subordinate companion loan control termination event exists, and (c) with respect to the 225 Bush Street whole loan, when both the event described in clause (a) above occurs and a 225 Bush Street trust subordinate companion loan control termination event exists.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation, rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related intercreditor agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also refered to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2016-GS4 pooling and servicing agreement (referred to as the “GSMS 2016-GS4 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2016-GS4 PSA. See “Companion Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

The AMA Plaza mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000, represents approximately 9.7% of the Initial Pool Balance, and has (i) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $30,000,000, which is not included in the issuing entity, is currently held by Goldman Sachs Mortgage Company (“GSMC”), the sponsor and originator and is expected to be contributed to one or more future securitization trusts, (ii) one related subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $101,600,000, which will be contributed to this trust and will be collateral for the non-offered loan-specific Class AMA certificates and (iii) one subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $72,400,000, which is currently held by GSMC and is expected to be sold to a third-party. The AMA Plaza subordinate companion loans are generally subordinate in right of payment to the AMA Plaza mortgage loan and the related pari passu companion loan to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus and are collectively referred to in this Term Sheet as the ”AMA Plaza whole loan”.  The AMA Plaza whole loan will be serviced by the GSMS 2016-GS4 master servicer and, if and to the extent necessary, Wells Fargo Bank, National Association, the AMA Plaza whole loan special servicer, under the GSMS 2016-GS4 PSA.

The 225 Bush Street mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000, represents approximately 9.7% of the Initial Pool Balance, and has (i) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $22,000,000, that is not included in the issuing entity and is currently held by GSCRE, an originator and is expected to be contributed to one or more future securitization trusts and  (ii) one related subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $113,000,000, that will be contributed to this trust and will be collateral for the non-offered loan-specific Class 225 certificates. The 225 Bush Street subordinate companion loan is generally subordinate in right of payment to the 225 Bush Street mortgage loan and the related pari passu companion loan to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus and are collectively referred to in this Term Sheet as the ”225 Bush Street whole loan”.  The 225 Bush Street whole loan will be serviced by the GSMS 2016-GS4 master servicer and, if and to the extent necessary, AEGON USA Realty Advisors, LLC, the 225 Bush Street whole loan special servicer, under the GSMS 2016-GS4 PSA.

The 540 West Madison mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $75,292,000, represents approximately 7.3% of the Initial Pool Balance, and has (i) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $87,000,000, that was contributed to the GSMS 2016-GS3 securitization trust, (ii) one related subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $54,208,000 that was contributed to the GSMS 2016-GS3 securitization trust and (iii) one subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $108,500,000, that was sold to a third-party. The 540 West Madison subordinate companion loans are generally subordinate in right of payment to the 540 West Madison mortgage loan and the related pari passu companion loan to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus and are collectively referred to in this Term Sheet as the ”540 West Madison whole loan”.  The 540 West Madison whole loan is being serviced by the GSMS 2016-GS3 master servicer and, if and to the extent necessary, Trimont Real Estate Advisors, LLC, the 540 West Madison whole loan special servicer, under the GSMS 2016-GS3 PSA.

The U.S. Industrial Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $74,939,052, represents approximately 7.3% of the Initial Pool Balance, and has three related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $232,450,948. One such companion loan, with an outstanding principal balance as of the Cut-off Date of $84,930,926, was contributed to the GSMS 2016-GS3 securitization trust, and two related pari passu companion loans with an outstanding principal balance as of the Cut-off Date of $147,520,022, are currently held by GSMC, the sponsor and originator and are expected to be contributed to one or more future securitization trusts. The U.S. Industrial Portfolio mortgage loan and the related pari passu companion loans are collectively referred to in this Term Sheet as the “U.S. Industrial Portfolio whole loan”. The U.S. Industrial Portfolio whole loan is being serviced by the GSMS 2016-GS3 master servicer and, if and to the extent necessary, the GSMS 2016-GS3 special servicer under the GSMS 2016-GS3 pooling and servicing agreement (referred to as the “GSMS 2016-GS3 PSA” in this Term Sheet).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans (cont’d)	The Simon Premium Outlets mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $66,788,798, represents approximately 6.5% of the Initial Pool Balance, and one related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $34,889,671, that is currently held by Goldman Sachs Mortgage Company, the sponsor and an originator, and is expected to be contributed to one or more future securitization trusts. The Simon Premium Outlets mortgage loan and the related pari passu companion loan are collectively referred to in this Term Sheet as the “Simon Premium Outlets whole loan”. The Simon Premium Outlets whole loan will be serviced by the GSMS 2016-GS4 master servicer and, if and to the extent necessary, the GSMS 2016-GS4 special servicer under the GSMS 2016-GS4 PSA.

The Hamilton Place mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $41,714,341, represents approximately 4.1% of the Initial Pool Balance, and has one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $64,557,908, that was contributed to the GSMS 2016-GS3 securitization trust. The Hamilton Place mortgage loan and the related pari passu companion loan are collectively referred to in this Term Sheet as the “Hamilton Place whole loan”. The Hamilton Place whole loan is being serviced by the GSMS 2016-GS3 master servicer and, if and to the extent necessary, the GSMS 2016-GS3 special servicer under the GSMS 2016-GS3 PSA.

The Embassy Suites Portland Airport mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $27,620,000, represents approximately 2.7% of the Initial Pool Balance, and has one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $30,000,000 that was contributed to the GSMS 2016-GS3 securitization trust. The Embassy Suites Portland Airport mortgage loan and the related pari passu companion loan are collectively referred to in this Term Sheet as the ”Embassy Suites Portland Airport whole loan”. The Embassy Suites Portland Airport whole loan will be serviced by the GSMS 2016-GS3 master servicer and, if and to the extent necessary, the GSMS 2016-GS3 special servicer, under the GSMS 2016-GS3 PSA.

The Residence Inn and SpringHill Suites North Shore mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $21,813,458, represents approximately 2.1% of the Initial Pool Balance, and has two related pari passu companion loan with an aggregate outstanding principal balance as of the Cut-off Date of $46,607,478. One such companion loan, with an outstanding principal balance as of the Cut-off Date of $24,788,020, was contributed to the GSMS 2016-GS2 securitization trust, and the other such companion loan, with an outstanding principal balance as of the Cut-off Date of $21,813,458, was contributed to the GSMS 2016-GS3 securitization trust. The Residence Inn and SpringHill Suites North Shore mortgage loan and the related pari passu companion loan are collectively referred to in this Term Sheet as the “Residence Inn and SpringHill Suites North Shore whole loan”. The Residence Inn and SpringHill Suites North Shore whole loan is being serviced by the GSMS 2016-GS2 master servicer and, if and to the extent necessary, the GSMS 2016-GS2 special servicer, under the GSMS 2016-GS2 pooling and servicing agreement.

For more information regarding the whole loans, see “Summary of Terms—Whole Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer is obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the applicable special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the applicable special servicer, with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) may request a vote to replace the applicable special servicer (other than with respect to the non-serviced whole loan). The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Certificateholder Quorum, or (b) more than 50% of the voting rights of each class of certificates (other than the Class S, Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) vote affirmatively to so replace such special servicer. A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer described above or the asset representations reviewer described below, the holders of certificates evidencing at least 75% of the aggregate voting rights of the certificates (other than the Class S and Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose, and taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) on an aggregate basis. The foregoing rights with respect to the AMA Plaza whole loan will only include holders of the Class AMA certificates and only apply with respect to replacement of the special servicer on the AMA Plaza whole loan after both a AMA Plaza non-trust subordinate loan control termination event and a AMA Plaza trust subordinate loan control termination event as further described in the Preliminary Prospectus. The foregoing rights with respect to the 225 Bush Street whole loan will only include holders of the Class 225 certificates and only apply with respect to replacement of the special servicer on the 225 Bush Street whole loan after a 225 Bush Street trust subordinate loan control termination event as further described in the Preliminary Prospectus.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that a special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of such special servicer resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than the Class S, Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) vote affirmatively to so replace such special servicer. The foregoing rights with respect to the AMA Plaza whole loan will only include holders of the Class AMA certificates and only apply with respect to replacement of the special servicer on the AMA Plaza whole loan after both a AMA Plaza non-trust subordinate loan control termination event and a AMA Plaza trust subordinate loan control termination event as further described in the Preliminary Prospectus. The foregoing rights with respect to the 225 Bush Street whole loan will only include holders of the Class 225 certificates and only apply with respect to replacement of the special servicer on the 225 Bush Street whole loan after a 225 Bush Street trust subordinate loan control termination event as further described in the Preliminary Prospectus.

If a special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, such special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction. The foregoing rights with respect to the AMA Plaza whole loan will only include holders of the Class AMA certificates and only apply with respect to replacement of the special servicer on the AMA Plaza whole loan after both a AMA Plaza Plaza non-trust subordinate loan control termination event and a AMA Plaza trust subordinate loan control termination event as further described in the Preliminary Prospectus. The foregoing rights with respect to the 225 Bush Street whole loan will only include holders of the Class 225 certificates and only apply with respect to replacement of the special servicer on the 225 Bush Street whole loan after a 225 Bush Street trust subordinate loan control termination event as further described in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

26

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced whole loan certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicers. Within any prior 12 month period, all excess modification fees earned by the master servicer or by a special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by a special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by a special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or a special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced mortgage loan) and a special servicer (for penalty fees accrued while a specially serviced mortgage loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced mortgage loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially servided mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

27

STRUCTURAL OVERVIEW (continued)

Operating Advisor	Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the applicable special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then at the option of the Directing Holder, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including the right to accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding certificate balance of 25% or more of the aggregate outstanding certificate balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding certificate balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of pooled certificateholders evidencing not less than 25% of the pooled voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all pooled certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all pooled certificateholders and the asset representations reviewer. Upon the written direction of pooled certificateholders evidencing at least 75% of a Pooled Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the Asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

28

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions	The mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan and the mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. “Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the related mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

29

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 10 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as complete,” “as stabilized,” “as repaired,” ”hypothetical,” “prospective as-is”, “value upon completion”, ”as renovated” or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the U.S. Industrial Portfolio mortgage loan, the Appraised Value represents the aggregate “as-is” appraised value of $422,640,000 plus a 8.0% portfolio premium. For purposes of calculating the Maturity/ARD Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See ”Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity/ARD Date LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) that has an outstanding certificate balance as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

30

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

31

AMA Plaza

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32

AMA Plaza

AMA
Plaza
Trump
Tower
300 North
LaSalle
353 North
Clark
35 West
Wacker
Marina
Towers
1 East
Wacker
Dearborn Street
State Street
Hotel
71

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

33

AMA Plaza

Floor	Tenants
47	American Medical Association, 34,182 SF, Exp 8/31/2028
46	American Medical Association, 34,182 SF, Exp 8/31/2028
45	American Medical Association, 34,182 SF, Exp 8/31/2028
44	American Medical Association, 34,182 SF, Exp 8/31/2028
43	American Medical Association, 34,182 SF, Exp 8/31/2028
42	American Medical Association, 34,182 SF, Exp 8/31/2028
41	American Medical Association, 34,182 SF, Exp 8/31/2028
40	American Medical Association, 34,182 SF, Exp 8/31/2028
39	American Medical Association, 15,996 SF, Exp 8/31/2028; Vacant, 13,460 SF; Berenberg, 3,016 SF, Exp 7/31/2024
38	Patton & Ryan, LLC, 23,252 SF, Exp 1/31/2024; Vacant, 4,119 SF; Enlivant, 5,137 SF, Exp 11/30/2025
37	Enlivant, 25,265 SF, Exp 11/30/2025; OEP Capital Advisors, LP, 7,330 SF, Exp 5/31/2026
36	BDO USA, LLP, 33,273 SF, Exp 7/31/2027
35	Context Media, Inc. (Perkins & Will), 33,188 SF, MTM
34	Swanson, Martin & Bell, 30,133 SF, Exp 5/31/2022
33	Swanson, Martin & Bell, 30,133 SF, Exp 5/31/2022
32	BDO USA, LLP, 33,267 SF, Exp 7/31/2027
31	Swanson, Martin & Bell, 8,584 SF, Exp 5/31/2022; Vacant, 3,593 SF; Better Business Bureau, 10,124 SF, Exp 5/31/2017; Swanson, Martin & Bell, 10,085 SF, Exp 5/31/2022
30	Latham & Watkins LLP, 31,128 SF, Exp 3/31/2029
29	Latham & Watkins LLP, 31,581 SF, Exp 3/31/2029
28	Latham & Watkins LLP, 31,987 SF, Exp 3/31/2029
27	Latham & Watkins LLP, 31,993 SF, Exp 3/31/2029
26	Latham & Watkins LLP, 16,798 SF, Exp 3/31/2029; Vacant, 15,200 SF
25	ContextMedia, Inc., 32,650 SF, Exp 4/30/2024
24	Oracle America, Inc., 20,530 SF, MTM; PMMI, 10,066 SF, MTM; Cascio, 1,658 SF MTM
23	Penton Business Media, Inc., 17,087 SF, MTM; Plaza Property Advisors, Inc., 4,604 SF MTM; Vacant, 1,194 SF; Lampinen & Cudnowski, 2,508 SF MTM; The International Kitchen, 1,254 SF MTM; Arthur Stamas, 1,254 SF, MTM; Mgt Office, 3,516 SF; Aronberg - Storage, 608 SF MTM; Art Stamas - Storage, 392 SF MTM
22	Burke, Warren & MacKay, 32,644 SF, Exp 12/31/2024
21	Burke, Warren & MacKay, 22,238 SF, Exp 12/31/2024; Burke, Warren & MacKay, 3,794 SF, Exp 12/31/2024; Riverview Realty Partners, 6,526 SF, Exp 12/31/2019
20	SmithBucklin Corp., 32,644 SF, Exp 12/31/2027
19	SmithBucklin Corp., 32,644 SF, Exp 12/31/2027
18	SmithBucklin Corp., 32,507 SF, Exp 12/31/2027
17	Aronberg, Goldgehn, Davis & Garmisa, 31,455 SF, Exp 4/30/2023
16	Oracle USA, 16,598 SF, MTM; Vacant, 1,164 SF; 330 Cafe, 4,280 SF; Mosaic Financial, 8,033 SF, Exp 1/31/2018
15	Thorton Tomasetti, 25,045 SF, Exp 12/31/2023; Thorton Tomasetti, 5,664 SF, Exp 12/31/2023
14	SmithBucklin, 13,286 SF, Exp 12/31/2027; Conference Room, 1,544 SF; Fitness Center, 5,234 SF; Creative Circle LLC, 7,128 SF, Exp 8/31/2018; SmithBucklin, 4,046 SF, Exp 12/31/2027
2-13	HOTEL
	LOBBY

Parking Garage Retail

Hertz Rent A Car, 12,287 SF, Exp 9/30/2020	Tobmar International, 504 SF, Exp 1/31/2020	Dunkin' Donuts, 881 SF, Exp 5/31/2024	Vacant, 919 SF

VACANT | BUILDING | MTM | 2016 – 2018 | 2019 – 2021 | 2022 – 2023 | 2024+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

34

AMA Plaza

Skokie
Lincolnwood
CHICAGO O'HARE INTERNATIONAL AIRPORT
Chicago
Melrose Park
Oak Park
Maywood
Broadview
Cicero
Brookfield
La Grange
Hodgkins
CHICAGO MIDWAY INT'L AIRPORT
CBD
RIVER NORTH DISTRICT
AMA Plaza
330 North Wabash Avenue
Chicago, IL 60611
Chicago River
Chicago River
THE LOOP
NEW EAST SIDE
Cloud Gate Sculpture
Great Lawn
Maggie Daley Park
Millennium Park
Butler Field
W WACKER DR
E WACKER DR
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

35

AMA Plaza

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance	$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$116.12
Size (SF)	1,119,503	Percentage of Initial Pool Balance	9.7%
Total Occupancy as of 10/1/2016	86.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2016	86.7%	Type of Security(2)	Fee Simple & Leasehold
Year Built / Latest Renovation	1971 / 2000, 2011-2015	Mortgage Rate	2.613350%
Appraised Value	$477,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	60
Underwritten Revenues	$42,284,293
Underwritten Expenses	$17,493,124	Escrows
Underwritten Net Operating Income (NOI)	$24,791,170	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,112,676	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	27.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	27.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	7.20x / 6.71x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	19.1% / 17.8%	Other(3)	$5,954,009	$0

Sources and Uses (estimated)
Sources	$	%	Uses	$	%
Senior Loan Amount	$130,000,000	27.4%	Purchase Price	$467,500,000	98.7%
Subordinate Companion Loan Amount	174,000,000	36.7	Reserves	5,954,009	1.3
Sponsor Equity Contribution	94,764,916	20.0	Closing Costs	310,907	0.1
Preferred Equity(4)	75,000,000	15.8

Total Sources	$473,764,916	100.0%	Total Uses	$473,764,916	100.0%

(1)	Calculated based on the AMA Plaza Senior Loans.

(2)	The collateral for the AMA Plaza Whole Loan includes the fee simple interest in certain floors of the office building at 330 North Wabash Avenue and the leasehold interest in the associated parking garage located at 401 North State Street. The collateral excludes the portion of 330 North Wabash Avenue that is owned by the Langham Hotel (floors 2-13 and a portion of the hotel lobby). The improvements at the AMA Plaza Property are owned in separate fee simple title air rights, parcels that are governed by a reciprocal easement agreement governing ingress and egress rights and other common areas.

(3)	Upfront other reserve represents reserve for unfunded obligations (approximately $3.1 million for tenant improvements and approximately $2.9 million for free rent). See “—Escrows” below.

(4)	Metropolitan Life Insurance Company is the preferred equity investor. See “—Preferred Equity” below.

■	The Mortgage Loan. The mortgage loan (the “AMA Plaza Loan”) is part of a whole loan structure (the “AMA Plaza Whole Loan”) comprised of two senior pari passu notes (note A-1 and note A-2, the “AMA Plaza Senior Loans”) with an outstanding aggregate principal balance of $130,000,000, one subordinate note B with an outstanding principal balance of $101,600,000 (the “AMA Plaza Trust Subordinate Companion Loan B”) and one initially controlling subordinate note C with an outstanding principal balance of $72,400,000 (the “AMA Plaza Non-Trust Subordinate Companion Loan C” and, together with the AMA Plaza Trust Subordinate Companion Loan B, the “AMA Plaza Subordinate Companion Loans”). The AMA Plaza Non-Trust Subordinate Companion Loan C will be the initial controlling note. The AMA Plaza Whole Loan has an aggregate outstanding principal balance of $304,000,000 and is secured by the borrower’s fee simple interest in the office portion of AMA Plaza, an office property located in Chicago, Illinois, and leasehold interest in an adjacent parking garage (the “AMA Plaza Property”). The AMA Plaza Loan (evidenced by note A-1) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.7% of the Initial Pool Balance. The AMA Plaza Whole Loan will be serviced under the GSMS 2016-GS4 pooling and servicing agreement. The related non-controlling pari passu companion loan (the “AMA Plaza Pari Passu Companion Loan”) evidenced by note A-2, has an outstanding principal balance as of the Cut-off Date of $30,000,000, and is expected to be contributed to one or more future securitization transactions. The AMA Plaza Trust Subordinate Companion Loan B will be an asset of the issuing entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the AMA Plaza Trust Subordinate Companion Loan B will be available to make distributions in respect of two loan specific classes of certificates only. The AMA Plaza Non-Trust Subordinate Companion Loan C will not be an asset of the issuing entity.

The AMA Plaza Whole Loan was originated by Goldman Sachs Mortgage Company on September 29, 2016. The AMA Plaza Loan has an initial interest rate of 2.613350% per annum, and the AMA Plaza Whole Loan has an initial weighted average interest rate of 3.5255% per annum. The borrower utilized the proceeds of the AMA Plaza Whole Loan to acquire the AMA Plaza Property, fund reserves and pay origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

36

AMA Plaza

See the AMA Plaza total debt capital structure table below. The relationship among the holders of the AMA Plaza Loan and the related companion loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–AMA Plaza Whole Loan” in the Preliminary Prospectus.

The AMA Plaza Loan has received a credit assessment of BBB by Fitch, Baa1 by Moody’s and A by KBRA.

The AMA Plaza Whole Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The AMA Plaza Whole Loan requires interest only payments during its term. The scheduled maturity date of the AMA Plaza Whole Loan is the due date in October 2021. Voluntary prepayment of the AMA Plaza Whole Loan is prohibited prior to the due date in June 2021. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the AMA Plaza Whole Loan is deposited and (ii) the third anniversary of the origination of the AMA Plaza Whole Loan, the AMA Plaza Whole Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

AMA Plaza Total Debt Capital Structure

(1)	Represents the approximate initial weighted average interest rates of the underlying loan components.

(2)	The AMA Plaza Non-Trust Subordinate Companion Loan C is expected to be held initially by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 6.

(3)	Implied borrower sponsor equity is based on the Appraised Value of $477,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

37

AMA Plaza

■	The Mortgaged Property. The AMA Plaza Property is a 52-story, Class A, Chicago office building of which the office portion comprises approximately 1,119,503 SF of rentable area located in the River North submarket of Chicago. The collateral excludes the portion of the building that is owned by the Langham Hotel (floors 2-13 and a portion of the hotel lobby). The collateral includes the leasehold interest in a 902 space parking garage, which is located adjacent to the AMA Plaza Property and is available to both tenants and the public. Located in downtown Chicago on the bank of the Chicago River between North State Street, Wabash Avenue, and West Kinzie Street, the riverfront location allows the AMA Plaza Property access to transportation and views of the Chicago River, Lake Michigan, and the downtown Chicago skyline. AMA Plaza is located on 1.6 acres in the River North submarket of Chicago. The AMA Plaza Property is a LEED Gold Certified multi-tenant office space situated above the separately owned 316-room, luxury Langham Hotel (opened July 2013). The AMA Plaza Property was designated as a landmark by the City of Chicago and received a Class L real estate tax designation by Cook County which is offered in order to encourage the preservation and rehabilitation of landmark commercial, industrial, and income-producing not-for-profit buildings. Owners can have their property tax assessment levels reduced for a 12-year period provided they invest at least half of the value of the landmark building in an approved rehabilitation project. The abatement allows the AMA Plaza Property to benefit from taxes at less than half of a full assessment for a 12-year period starting with the 2014 tax bill. The AMA Plaza Property will be assessed at 10% of market value for 2014-2024, 15% in 2025, and 20% in year 2026, before returning to the market assessment level of 25% thereafter.

The 52-story AMA Plaza Property was designed by architect Ludwig Mies van der Rohe (who also designed the Seagram Building in New York City and the National Gallery Berlin) and was originally built in 1971 as IBM’s Chicago headquarters. From 2006-2014 the building was completely redeveloped through a $73.7 million base-building capital expenditure plan. At the same time, floors 2-13 of the AMA Plaza Property were sold to the Langham Hotel and converted into a five-star luxury hotel which was ranked #3 on a Top 25 Hotels in the United States report in 2014. The hotel portion of the building is not part of the collateral. As part of the renovation, the AMA Plaza Property received a full mechanical upgrade, substantial corridor and restroom renovations, along with a new conference center including audio and visual technology for use by tenants.

Following the AMA Plaza Property’s renovation, the prior owner signed anchor leases to major tenants at the AMA Plaza Property including the American Medical Association, Latham & Watkins, and SmithBucklin Corporation along with other smaller leases. Since year-end 2012, average rental rates in the River North submarket have grown approximately 19% as demand in this market has grown, driving rents, and absorbing vacancy. According to the appraiser, rents at the AMA Plaza Property are approximately 9.9% below market levels.

The AMA Plaza Property is subject to certain land use restrictions and is owned in separate fee simple air rights parcels that are described via metes and bounds legal descriptions. The AMA Plaza Property is governed by an Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements between the borrower and the Langham Hotel.

Prior to IBM vacating their remaining space at 330 North Wabash Avenue in the third quarter of 2006, occupancy at the building was approximately 88% and subsequently fell to approximately 67% in 2007. In 2010, upon the expiration of Jenner & Block’s lease, occupancy fell below 50%. From 2010 through 2013, the AMA Plaza Property received approximately $59 million in renovations, including renovations to the base building, common areas, mechanical elements, and tenant spaces. In early 2013, SmithBucklin Corporation (115,129 SF) took occupancy, followed by the American Medical Association (289,452 SF) later in 2013. Latham & Watkins (143,475 SF) took occupancy in mid-2014, bringing the occupancy of the AMA Plaza Property up to approximately 94%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

38

AMA Plaza

The AMA Plaza Property is leased to approximately 20 tenants and it is anchored by the American Medical Association (“AMA”, 35.1% of underwritten base rent), Latham & Watkins (AM Law Top 100, 15.6% of underwritten base rent), and SmithBucklin Corporation (10.1% of underwritten base rent). These top three tenants by base rent have an average remaining lease term of more than 11 years and the option to extend thereafter. Across all tenants at the AMA Plaza Property, there is an average lease term of 9.9 years, with only 4.0% of tenants scheduled to roll during the loan term based on square footage. As of October 1, 2016, the Total Occupancy and Owned Occupancy at the AMA Plaza Property were both 86.7%. Occupancy excludes approximately 104,143 SF currently leased to tenants that are in occupancy but are not expected to renew.

The following table presents certain information relating to office and retail tenants at the AMA Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
American Medical Association(1)	289,452	25.9%	$8,388,319	35.1%	$28.98	8/31/2028	2, 5-year options
Latham & Watkins	143,475	12.8	3,734,654	15.6	26.03	3/31/2029	2, 5-year options
SmithBucklin Corporation(2)	115,129	10.3	2,417,709	10.1	21.00	12/31/2027	1, 5-year option
BDO USA	66,540	5.9	1,927,834	8.1	28.97	7/31/2027	1, 5-year option
Swanson Martin & Bell	78,935	7.1	1,308,343	5.5	16.57	5/31/2022	1, 5-year option
Burke Warren	58,676	5.2	1,295,445	5.4	22.08	12/31/2024	1, 5-year option
Enlivant	30,422	2.7	855,620	3.6	28.13	11/30/2025	1, 5-year option
Thornton Tomasetti	30,709	2.7	693,785	2.9	22.59	12/31/2023	1, 5-year option
Aronberg Goldgehn	31,455	2.8	676,283	2.8	21.50	4/30/2023	1, 5-year option
Patton & Ryan	23,252	2.1	674,308	2.8	29.00	1/31/2024	N/A
Ten Largest Tenants	868,045	77.5%	$21,972,299	91.8%	$25.31
Remaining Tenants	103,062	9.2	1,956,243	8.2	18.98
Vacant Space	148,396	13.3	0	0.0	0.00
Totals / Wtd. Avg. Tenants	1,119,503	100.0%	$23,928,542	100.0%	$24.64

(1)	American Medical Association has a one-time right to terminate its lease in September 2025.

(2)	SmithBucklin Corporation has a one-time right to terminate its lease, with 12 months’ notice, in June 2025.

The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	10,124	0.9	0.9%	107,922	0.5	10.66	1
2018	15,161	1.4	2.3%	345,699	1.4	22.80	2
2019(2)	6,526	0.6	2.8%	0	0.0	0.00	1
2020	12,791	1.1	4.0%	480,704	2.0	37.58	2
2021	0	0.0	4.0%	0	0.0	0.00	0
2022	78,935	7.1	11.0%	1,308,343	5.5	16.57	1
2023	62,164	5.6	16.6%	1,370,067	5.7	22.04	2
2024	118,475	10.6	27.2%	2,766,951	11.6	23.35	5
2025	30,422	2.7	29.9%	855,620	3.6	28.13	1
2026	7,339	0.7	30.5%	224,720	0.9	30.62	1
2027 & Thereafter(3)	629,170	56.2	86.7%	16,468,516	68.8	26.17	8
Vacant	148,396	13.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,119,503	100.0%		$23,928,542	100.0%	$24.64	24

(1)	Calculated based on approximate square footage occupied by each tenant.

(2)	Includes Riverview Realty Partners (6,526 SF), with no base rent attributed.

(3)	Includes a fitness center (5,234 SF), café (Compass Group) (4,280 SF), management office (3,516 SF) and a conference center (1,544 SF) with no underwritten base rent attributed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

39

AMA Plaza

The following table presents certain information relating to historical occupancy at the AMA Plaza Property:

Historical Leased %(1)

2013	2014	2015	TTM 6/30/2016	As of 10/1/2016
61.6%	89.7%	94.6%	93.4%	86.7%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at AMA Plaza Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$11,496,477	$20,901,625	$22,738,998	$23,071,662	$23,928,542	$21.37
Other Rental Revenue	264,089	297,054	290,757	228,334	228,334	0.20
Total Reimbursement Revenue	6,724,066	5,914,893	9,692,173	12,594,528	13,993,449	12.50
Mkt. Revenue from Vacant Units	0	0	0	0	5,943,372	5.31
Parking Revenue	1,887,026	2,436,018	2,898,502	2,840,362	2,840,362	2.54
Other Revenue(3)	1,042,647	1,528,881	1,234,654	1,293,606	1,293,606	1.16
Gross Revenue	$21,414,305	$31,078,470	$36,855,084	$40,028,492	$48,227,665	$43.08
Vacancy Loss	0	0	0	0	(5,943,372)	(5.31)
Effective Gross Revenue	$21,414,305	$31,078,470	$36,855,084	$40,028,492	$42,284,293	$37.77
Real Estate Taxes	4,027,913	2,678,616	5,881,078	5,723,205	5,146,661	4.60
Insurance	312,944	279,601	213,522	193,505	226,300	0.20
Utilities	2,992,557	2,688,334	2,653,248	2,563,548	2,563,548	2.29
Repairs & Maintenance	3,204,457	3,062,878	3,119,620	2,939,492	2,939,492	2.63
Janitorial	1,389,300	1,946,418	2,074,458	2,098,312	2,098,312	1.87
Management Fee(4)	578,630	582,524	897,086	1,241,602	1,000,000	0.89
Payroll (Office, Security, Maintenance)	887,423	909,421	904,121	892,527	892,527	0.80
Advertising	106,069	113,348	91,792	90,088	90,088	0.08
Professional Fees	431,692	371,131	331,781	322,708	322,708	0.29
Other Expenses	1,991,923	1,943,554	1,969,701	1,992,824	1,992,824	1.78
Ground Rent	220,664	220,664	220,664	220,664	220,664	0.20
Total Operating Expenses	16,143,571	14,796,490	18,357,072	18,278,475	17,493,124	15.63
Net Operating Income	$5,270,735	$16,281,980	$18,498,011	$21,750,017	$24,791,170	$22.14
Tenant Improvements	0	0	0	0	699,309	0.62
Leasing Commissions	0	0	0	0	699,309	0.62
Replacement Reserves	0	0	0	0	279,876	0.25
Net Cash Flow	$5,270,735	$16,281,980	$18,498,011	$21,750,017	$23,112,676	$20.65

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, free rent, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of October 2016 and contractual rent steps through October 2017.

(3)	TTM Other Revenue includes antenna income and other miscellaneous rental income.

(4)	Underwritten management fee equal to 3.0% of Gross Revenues, capped at $1,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

40

AMA Plaza

■	Appraisal. According to the appraisal, the AMA Plaza Property had a total “as-is” appraised value of $477,000,000 as of September 6, 2016, which is comprised of (i) a “market value as-is” of $441,000,000 and (ii) a “Class L tax benefit as-is basis” value of $36,000,000. The AMA Plaza Property was declared a City of Chicago landmark in 2008.

■	Environmental Matters. According to a Phase I environmental report, dated September 1, 2016, and an addendum dated September 13, 2016, there are no recognized environmental conditions or recommendations for further action at the AMA Plaza Property.

■	Market Overview and Competition. The AMA Plaza Property is located in the Chicago’s River North submarket. As of the first quarter of 2016, the River North submarket contained 13.9 million of office SF equating to 11.0% of the total Chicago’s central business district (“CBD”) inventory.

According to the appraisal, the overall Class A River North asking direct market rental rate is $43.81 per SF. The following table presents certain information regarding the Chicago CBD Office Market as of the first quarter of 2016.

Chicago CBD Office Market(1)

Submarket	River North	Central Loop	West Loop	East Loop	North Michigan Avenue	Fulton Market District	Far West Loop	Total
Inventory (SF)	13,929,070	36,247,671	44,629,803	21,101,886	7,916,630	1,205,978	2,039,781	127,070,819
Overall Vacancy Rate	12.0%	12.0%	13.1%	14.6%	13.4%	9.2%	11.6%	12.9%
Direct Vacancy Rate	11.0%	11.1%	11.7%	14.3%	12.6%	5.0%	11.6%	11.9%
YTD Leasing Activity (SF)	184,851	400,794	605,228	180,030	87,887	0	2,450	1,461,240
YTD Direct Net Absorption (SF)	(8,156)	65,117	8,506	168,840	78,890	(3,022)	(17,766)	292,409
YTD Overall Net Absorption (SF)	18,044	44,895	36,079	161,474	49,378	(3,022)	(17,766)	289,082
Overall Wtd. Avg. All Classes Gross Rent	$38.74	$33.66	$38.07	$33.56	$34.58	$32.73	25.35	$35.61
Direct Wtd. Avg. Class A Gross Rent	$43.81	$40.27	$42.24	$38.92	$38.18	$39.50	N/A	$41.12

(1)	Source: Appraisal.

The appraiser identified 6 comparable properties that exhibited a net rental range of $21.00 per SF to $41.00 per SF and a weighted average occupancy rate of approximately 94.3% for direct space. The following table presents certain information relating to the primary competition for the AMA Plaza Property:

Competitive Set(1)

	AMA Plaza Property	300 North LaSalle Street	Mesirow Financial Building	321 North Clark Street	333 West Wacker Drive	225 West Wacker Drive	77 West Wacker Drive
Class	A	A	A	A	A	A	A
Stories	52	60	47	35	36	31	51
Year Built	1971	2009	2009	1987	1983	1989	1992
Size (SF)	1,119,503	1,302,901	1,184,255	896,502	867,821	650,812	959,258
Occupancy	86.7%	98.7%	95.3%	96.1%	95.5%	89.1%	89.5%
Net Rental Rate per SF(2)	$30.25 - $31.85	$37.00 - $41.00	$34.00 - $35.00	$24.00 - $27.00	$21.00 - $25.00	$23.00 - $27.00	$28.00 - $36.00
Gross Rent per SF(2)	$44.83 - $47.37	$61.69 - $65.69	$53.00 - $54.00	$41.08 - $44.08	$36.72 - $40.72	$41.19 - $45.19	$46.56 - $54.56

(1)	Source: Appraisal.

(2)	Includes tenants that have executed a new lease in 2015 or 2016 at the AMA Plaza Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

41

AMA Plaza

■	The Borrower. The borrower is BCSP 330 North Wabash Property LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AMA Plaza Whole Loan. The non-recourse carveout guarantor under the AMA Plaza Whole Loan is BCSP VII Investments, L.P., an indirect owner of the borrower.

Formed in 2014, Beacon Capital Strategic Partners VII, L.P., with its sister investment vehicle, is a real estate investment vehicle that specializes in office investments in major urban markets across the US. It closed its first investment in 2014 and as of September 30, 2016, has an interest in 11 properties totaling 6.0 million SF located primarily in New York, Boston, Chicago, Seattle and California. As of September 30, 2016, the fund had total assets of approximately $1.5 billion and $768.2 million of uncalled commitments. Beacon’s Chicago holdings include 515 North State Street (651,500 SF) and One North Dearborn (832,000 SF).

■	Escrows. On the origination date, the borrower funded an unfunded obligations reserve of $5,954,009 for unfunded tenant improvements for BDO USA, Patton and Ryan, Thornton Tomasetti and Enlivant for ($3,080,955) and free rent attributable to various tenants ($2,873,054).

On each due date during the continuance of an AMA Plaza Trigger Period, the related loan documents require (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes, ground rent and insurance premiums over the then succeeding 12-month period; unless, in the case of insurance reserves, the AMA Plaza Property is insured under a blanket policy in accordance with the related loan documents (ii) a tenant improvements and leasing commissions reserve equal to $93,292 and (iii) a capital expenditure reserve equal to $23,323.

An “AMA Plaza Trigger Period” means any period (i) commencing with the fiscal quarter ending June 2017 during which the debt yield (as calculated under the related loan documents) for two consecutive fiscal quarters is less than 6.25% and ending when the debt yield for two consecutive fiscal quarters thereafter is equal to or greater than 6.25% or (ii) commencing 10 business days following the borrower’s receipt of written notice of its failure to deliver monthly, quarterly or annual financial reports, and ending when such reports are delivered and they indicate that no other AMA Plaza Trigger Period is ongoing. The borrower has the right to prevent an AMA Plaza Trigger Period reasonably expected to commence within 90 days or terminate an ongoing AMA Plaza Trigger Period by partially defeasing the AMA Plaza Whole Loan pursuant to the related loan documents.

■	Lockbox and Cash Management. The AMA Plaza Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the AMA Plaza Property and all other money received by the borrower or property manager with respect to the AMA Plaza Property (other than tenant termination fees and tenant security deposits) are required to be deposited into the lockbox account within two business days after receipt. For so long as no AMA Plaza Trigger Period or event of default under the AMA Plaza Whole Loan is continuing, all amounts in the lockbox account will be swept on each business day into a borrower-controlled operating account. During an AMA Plaza Trigger Period or during the continuance of an event of default under the AMA Plaza Whole Loan, all amounts in the lockbox account will be swept on each business day to a lender-controlled cash management account.

On each due date during an AMA Plaza Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the AMA Plaza Whole Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on such due date to pay debt service, required reserves and budgeted operating expenses, be held as additional collateral for the AMA Plaza Whole Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

42

AMA Plaza

■	Property Management. The AMA Plaza Property is currently managed by BCSP VII Property Management LLC. Under the related loan documents, the AMA Plaza Property is required to remain managed by BCSP VII Property Management LLC or any other management company specified in the related loan documents or approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to lender’s reasonable approval (i) during the continuance of an event of default under the AMA Plaza Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Ground Lease. The borrower is a tenant under a ground lease with an unrelated third party underlying a portion of the AMA Plaza Property used as a parking garage (the “AMA Plaza Property Ground Lease”). The AMA Plaza Property Ground Lease commenced on May 1, 1969 and has an expiration date of April 30, 2044, with one tenant option to extend to April 30, 2059. The current annual rent is $220,664 for the period beginning March 1, 2003 and ending April 30, 2019 and is subject to adjustment for each extension term. The ground rent for the period beginning May 1, 2019 and ending April 30, 2044 is to be agreed upon prior to the commencement of such period, by agreement of the parties or an appraisal process and if determined through an appraisal process, annual ground rent for the 25 year period from May 1, 2019 to April 30, 2044 will equal 5.5% of the then appraised value of the land (exclusive of buildings and other improvements).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Preferred Equity. BCSP 330 North Wabash JV LLC, the indirect parent of the related borrower, has issued preferred equity in the amount of $75,000,000 with a preferred annual rate of return, compounded monthly, equal to 9% per annum (or in the case of an event of default, 14% per annum). The final, mandatory redemption date is required to be the earliest of (i) October 1, 2023 (subject to one, one-year extension) or (ii) the maturity date of the AMA Plaza Whole Loan and (iii) the date of delivery of a demand notice by the preferred equity holder following an event of default under the preferred equity documents.

■	Terrorism Insurance. So long as TRIPRA or a similar or similar subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or similar subsequent statute) in an amount equal to the full replacement cost of the AMA Plaza Property (plus 18 months of business interruption coverage). If TRIPRA or a similar or similar subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the AMA Plaza Whole Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the AMA Plaza Property are separately allocated to the AMA Plaza Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

43

225 bush street

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

44

225 bush street

Floor	Tenants
22	Benefit Cosmetics 19,256 SF Exp 8/21/2020
21	Benefit Cosmetics 18,751 SF 8/21/2020
20	Benefit Cosmetics 22,123 SF 8/21/2020
19	TinyCo 24,044 SF Exp 11/30/2017
18	Flynn 5,184 SF Exp 10/31/2022 Conference Room 243 SF Celtra 137 SF Exp 11/30/2017 Celtra 3,862 SF Exp 11/30/2017 Conference Room 1,313 SF Golden Sun 350 SF Exp 12/31/2020 Findline 2,146 SF Exp 6/2/2017 Insikt 4,712 SF Exp 8/31/2017 Carol N. 1,516 SF Exp 7/31/2018 W&S 749 SF Exp 7/31/2018 Nature 3,576 SF Exp 1/9/2022 Strategic 1,700 SF Exp 11/30/2021
17	Axciom 25,891 SF Exp 5/4/2022
16	Axciom 25,809 SF Exp 5/4/2022
15	Lithium 25,024 SF Exp 8/31/2018
14	Lithium 25,862 SF Exp 8/31/2018
13	Groupon 17,988 SF Exp 4/12/2019 Wizeline 5,726 SF Exp 6/30/2017 Gym 869 SF Exp 12/31/2022
12	Radius 26,040 SF Exp 9/30/2022
11	Zillow 26,664 SF Exp 12/14/2018
10	Meltwater News US Inc. 26,114 SF Exp 6/8/2020 Meltwater News US Inc. Storage 444 SF MTM
9	Justin TV / Twitch Interactive 26,457 SF Exp 8/18/2021
8	Justin TV / Twitch Interactive 25,653 SF Exp 8/18/2021
7	Nitro 26,339 SF Exp 10/28/2018
6	Justin TV / Twitch Interactive 26,351 SF Exp 8/18/2021
5	General Assembly 26,320 SF 8/29/2024
4	Jewish Vocational Services 26,192 SF Exp 2/28/2021
3	CableVision 10,076 SF Exp 5/31/2022 Conf Rm. A 515 SF MCI Metro 350 SF Exp 12/31/2020 Breather 425 SF Exp 1/31/2019 Vacant 2,558 SF Mgt Office 1,321 SF NLN 1,297 SF Exp 8/31/2019 Conf Rm. B 825 SF Decision 2,205 SF Exp 10/20/2018 Benefit 1,283 SF Exp 8/31/2020 Cox & Kings 2,250 SF Exp 5/20/2018
2	Vacant 31,473 SF
1	Target 20,677 SF Exp 2/28/2025 J Weekly 663 SF Exp 2/27/2021 Cox & Kings 4,693 SF Exp 5/20/2018 Coffee Cultures 632 SF Exp 3/25/2018
Mezz / Basement/ SR	Cogent 50 SF Exp 5/31/2020 Storage Various 4,774 SF

VACANT | BUILDING | MTM | 2016 – 2018 | 2019 – 2021 | 2022 – 2023 | 2024+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

45

225 bush street

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
225 Bush Street
225 Bush Street
San Francisco, CA 94104
San Francisco Bay
Pacific Ocean
Oakland
San Francisco
San Jose
JACKSON SQUARE
NOB HILL
NORTH FINANCIAL DISTRICT
SOUTH FINANCIAL DISTRICT
Union Square
TRANSBAY TERMINAL
SOUTH OF MARKET
MID-MARKET
SOUTH BEACH
CHINA BASIN
SHOWPLACE SQUARE
CABLE CAR
CENTRAL SUBWAY (2019)
BART
MUNI
CALTRAIN EXT.
THE EMBARCADERO
FERRY TERMINAL
MARKET ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BRYANT ST
CALIFORNIA ST
PINE ST
BUSH ST
SUTTER ST
POST ST
GEARY ST
SACRAMENTO ST
80

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

46

225 bush street

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$212.04
Size (SF)	575,363	Percentage of Initial Pool Balance		9.7%
Total Occupancy as of 8/16/2016	93.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/16/2016	93.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1922, 1950 / 2010-2013	Mortgage Rate		3.679174%
Appraised Value	$450,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
Underwritten Revenues	$33,430,325
Underwritten Expenses	$11,593,947	Escrows
Underwritten Net Operating Income (NOI)	$21,836,378		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,217,470	Taxes	$2,208,429	$162,477
Cut-off Date LTV Ratio(1)	27.1%	Insurance	$109,121	$15,589
Maturity Date LTV Ratio(1)	27.1%	Replacement Reserves	$0	$11,987
DSCR Based on Underwritten NOI / NCF(1)	4.80x / 4.66x	TI/LC	$0	$95,894
Debt Yield Based on Underwritten NOI / NCF(1)	17.9% / 17.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$122,000,000	51.9%	Loan Payoff (Net)(2)	$175,462,252	74.7%
Subordinate Companion Loan Amount	113,000,000	48.1	Equity Purchase	27,909,755	11.9
			Principal Distribution	27,374,401	11.6
			Reserves	2,317,550	1.0
			Closing Costs	1,936,042	0.8

Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	Calculated based on the aggregate balance of the 225 Bush Street Senior Loan.

(2)	Loan payoff amount reflects the repayment of a $185,000,000 loan, net of reserves.

■	The Mortgage Loan. The mortgage loan (the “225 Bush Street Loan”) is part of a whole loan structure (the “225 Bush Street Whole Loan”) comprised of two senior pari passu notes (note A-1 and note A-2, the “225 Bush Street Senior Loans”) with an outstanding aggregate principal balance of $122,000,000, and one subordinate note B with an outstanding principal balance of $113,000,000 (the “225 Bush Street Trust Subordinate Companion Loan B”). The 225 Bush Street Trust Subordinate Companion Loan B will be the initial controlling note. The 225 Bush Street Whole Loan has an aggregate outstanding principal balance of $235,000,000 and is secured by the borrower’s fee simple interest in 225 Bush Street, an office property located in San Francisco, California (the “225 Bush Street Property”). The 225 Bush Street Loan (evidenced by note A-1) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.7% of the Initial Pool Balance. The related companion loan (the “225 Bush Street Pari Passu Companion Loan”) evidenced by a non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and is expected to be contributed to one or more future securitization transactions. The 225 Bush Street Trust Subordinate Companion Loan B will be an asset of the issuing entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the 225 Bush Street Trust Subordinate Companion Loan B will be available to make distributions in respect of two loan specific classes of certificates only.

The 225 Bush Street Whole Loan was originated by GS Commercial Real Estate LP on October 31, 2016. The 225 Bush Street Loan has an initial interest rate of 3.679174% per annum, and the 225 Bush Street Whole Loan has an initial weighted average interest rate of approximately 3.9510% per annum. The borrower utilized the proceeds of the 225 Bush Street Whole Loan to refinance the existing debt on the 225 Bush Street Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

See the 225 Bush Street Whole Loan capital structure table below. The relationship between the holders of the 225 Bush Street Senior Loans and the 225 Bush Street Trust Subordinate Companion Loan B is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–225 Bush Street Whole Loan” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

47

225 bush street

The 225 Bush Street Loan has received a credit assessment of BBB+ by Fitch, A2 by Moody’s and A+ by KBRA.

The 225 Bush Street Whole Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The 225 Bush Street Whole Loan requires interest only payments during its term. The scheduled maturity date of the 225 Bush Street Loan is the due date in November 2021. Voluntary prepayment of the 225 Bush Street Whole Loan is prohibited prior to the due date in November 2020. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the 225 Bush Street Whole Loan is deposited and (ii) the third anniversary of the origination of the 225 Bush Street Whole Loan, the 225 Bush Street Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

225 Bush Street Total Debt

(1)	Based on the Appraised Value of $450,000,000.
(2)	Represents the approximate initial weighted average interest rates of the underlying loan components.

■	The Mortgaged Property. The 225 Bush Street Property is a 22-story, Class B office tower, comprised of 575,363 SF of rentable area located in the Financial District of San Francisco, California.

The 225 Bush Street Property was developed by John D. Rockefeller as the headquarters for Standard Oil in 1922. The 225 Bush Street Property was expanded in 1950 with the addition of a western wing, bringing total building square footage to 575,363 SF. In addition to the 575,363 SF of office and storage space, the 225 Bush Street Whole Loan is secured by 136 parking spaces on the first floor and basement levels. Approximately $12.8 million in renovations have been made at the 225 Bush Street Property since 2010, including a refurbishment of the 225 Bush Street Property’s two lobbies and its façade, as well as a complete replacement of the roof. As of August 16, 2016, the 225 Bush Street Property was 93.3% occupied by approximately 47 tenants including investment grade tenants Target Corporation, Benefit Cosmetics, LLC, and Twitch. As of August 16, 2016, the Total Occupancy and Owned Occupancy at the 225 Bush Street Property were both 93.3%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

48

225 bush street

The 225 Bush Street Property is located in the North Financial District of San Francisco’s CBD on the corner of Sansome and Bush Streets near the Market Street corridor, just one block off of Market Street. The 225 Bush Street Property is approximately 0.5 miles from Union Square and Yerba Buena and is in proximity to several public transportation hubs including the site of the future Transbay Transit Center (expected to be completed in late 2017), the ferry terminal, and the Montgomery BART and MUNI stations as well as several of the Bay Area’s freeways, I-80, I-280 and Highway 101.

In 1950, a wing was built to match the original L-shaped building, completing the current U-shaped design. In 2000, the building’s HVAC system was updated with the installation of three new 300-ton cooling towers, a 600-ton chiller, fan-coil units, air-handling units, and Automated Logic Corp’s Energy Management System (EMS). Completed in 2010, the building underwent an approximately $1.1 million renovation of both the east and west lobbies included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and installation of new street-level property signage. From 2010 to 2013, the 225 Bush Street Property’s façade and windows had a three-phase renovation. The 225 Bush Property had not received an extensive exterior renovation since the original construction in 1922, and the $12.8 million project consisted of a full renovation of the terra cotta brick façade including waterproofing, repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefront as well the installation of the 13th floor fitness center. In 2014, Genzon Group and Flynn acquired the 225 Bush Street Property for $350 million.

The 225 Bush Street Property was historically occupied by traditional office tenants; however as part of the renovations by 2014, the 225 Bush Street Property was repositioned to appeal to creative tenants. The building has over 14-foot slab-to-slab heights, and exposed concrete allow for creative build-outs and layouts, which currently constitute approximately 90% of office floors within the building.

The 225 Bush Street Property has approximately 250,000 square feet new and renewal leasing since the beginning of 2014 totaling approximately 43.5% of the total net rentable area. The tenants include Twitch, Lithium Technologies, Inc., Zillow, Inc., Benefit Cosmetics, LLC, and Groupon, Inc. Recent leasing activity includes Radius Intelligence, Inc. (signed 10/1/2015), Zillow, Inc. (signed 10/1/2015) and Cable Vision (signed 6/1/2015). The 225 Bush Street Property also includes a grade-level retail component including Coffee Cultures Inc., Cox & Kings Global Services, and Target Corporation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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225 bush street

The following table presents certain information relating to office and retail tenants at the 225 Bush Street Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Twitch(2)	NA / Baa1 / AA-	84,035	14.6%	$4,961,098	16.9%	$59.04	Various	1, 5-year option
Acxiom	NR / NR / NR	51,700	9.0	3,671,932	12.5	71.02	5/4/2022	1, 5-year option
Lithium Technologies, Inc.	NR / NR / NR	50,886	8.8	2,749,056	9.3	54.02	8/31/2018	1, 5-year option
Benefit Cosmetics, LLC(3)	NR / NR / A+	61,917	10.8	2,098,161	7.1	33.89	Various	1, 5-year option
Radius Intelligence, Inc.	NR / NR / NR	26,040	4.5	1,961,434	6.7	75.32	9/30/2022	NA
General Assembly Space, Inc.	NR / NR / NR	26,320	4.6	1,610,592	5.5	61.19	8/29/2024	2, 5-year options
Zillow, Inc(4)	NR / NR / NR	26,664	4.6	1,530,480	5.2	57.40	12/14/2018	1, 5-year option
Meltwater News US Inc.(5)	NR / NR / NR	26,558	4.6	1,488,498	5.1	56.05	Various	2, 5-year options
Nitro PDF, Inc.(6)	NR / NR / NR	26,975	4.7	1,341,177	4.6	49.72	Various	1, 5-year option
TinyCo, Inc.	NR / NR / NR	24,044	4.2	1,298,376	4.4	54.00	11/30/2017	1, 5-year option
Ten Largest Tenants		405,139	70.4%	$22,710,805	77.2%	$56.06
Remaining Owned Tenants(7)		131,419	22.8	6,712,222	22.8	51.07
Vacant Space		38,805	6.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		575,363	100.0%	$29,423,027	100.0%	$54.84

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Twitch leases 78,461 SF, $63.23 per SF expiring August 18, 2021 and 5,574 SF of storage space on a month to month basis with no base rent attributed.
(3)	Benefit Cosmetics, LLC leases 61,413 SF expiring August 31, 2020 and 504 SF of storage space on a month to month basis with no base rent attributed.
(4)	Zillow, Inc. subleases approximately 26,664 SF to LendUp.
(5)	Meltwater News, US Inc. leases 26,114 SF expiring June 8, 2020 and 444 SF of storage space on a month to month basis with no base rent attributed
(6)	Nitro PDF, Inc. leases 26,399 SF expiring October 28, 2018 and 576 SF of storage space on a month to month basis with no base rent attributed.
(7)	Groupon subleases 17,988 SF to The Rubicon Project Inc. Jewish Vocational Services sublets 4,644 SF of its 26,497 SF to J. Weekly.

The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(1)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	18,546	3.2%	3.2%	$24,000	0.1%	$1.29	22
2016	0	0.0	3.2%	0	0.0	0.00	0
2017	40,627	7.1	10.3%	2,355,814	8.0	57.99	5
2018	116,149	20.2	30.5%	6,357,607	21.6	54.74	10
2019	20,162	3.5	34.0%	1,137,262	3.9	56.41	3
2020	88,277	15.3	49.3%	3,647,836	12.4	41.32	7
2021	107,321	18.7	68.0%	6,275,430	21.3	58.47	4
2022	98,479	17.1	85.1%	6,815,220	23.2	69.20	6
2023	0	0.0	85.1%	0	0.0	0.00	0
2024	26,320	4.6	89.7%	1,610,592	5.5	61.19	1
2025	20,677	3.6	93.3%	1,199,266	4.1	58.00	1
2026	0	0.0	93.3%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	93.3%	0	0.0	0.00	0
Vacant	38,805	6.7	100.0%	0	0.0	0.00	0
Total	575,363	100.0%		$29,423,027	100.0%	$54.84	59

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 225 Bush Street Property:

Historical Leased %(1)

2013	2014	2015	As of 8/16/2016
85.3%	82.2%	92.9%	93.3%

(1)	As provided by the borrower sponsor and reflects average occupancy levels across four quarters for the indicated year ending December 31 unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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225 bush street

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the 225 Bush Street Property:

Cash Flow Analysis

	2013	2014	2015	TTM 8/30/2016	Underwritten	Underwritten $ per SF
Base Rental Revenue(1)	$13,674,008	$21,727,448	$24,528,502	$27,707,523	$29,423,027	$51.14
Contractual Rent Steps	0	0	0	0	382,694	0.67
Other Rental Revenue	13,275	17,700	24,210	35,060	35,060	0.06
Total Reimbursement Revenue	593,498	1,323,217	1,895,336	3,023,025	2,472,155	4.30
Gross Up Vacancy	0	0	0	0	2,127,792	3.70
Parking Revenue	322,880	592,677	557,108	520,622	520,622	0.90
Other Revenue(2)	436,101	520,688	539,404	596,767	596,767	1.04
Gross Revenue	$15,039,762	$24,181,730	$27,544,560	$31,882,997	$35,558,117	$61.80
Vacancy Loss	(1,433,589)	(2,612,370)	(2,748,088)	(1,265,061)	(2,127,792)	(3.70)
Effective Gross Revenue	$13,606,173	$21,569,359	$24,796,472	$30,617,936	$33,430,325	$58.10
Real Estate Taxes	1,604,567	3,336,076	4,110,050	4,110,050	4,361,617	7.58
Insurance	1,182,316	765,660	274,982	202,618	187,064	0.33
Utilities	1,288,867	1,895,260	1,687,814	1,776,457	1,776,457	3.09
Repairs & Maintenance	1,740,914	2,557,729	2,861,587	2,944,836	2,944,836	5.12
Management Fee	384,715	614,952	824,430	1,017,981	1,000,000	1.74
Payroll (Office, Security, Maintenance)	804,580	1,084,425	1,110,926	1,059,944	1,059,944	1.84
General and Administrative - Direct	175,592	195,532	179,951	175,249	175,249	0.30
Other Expenses	138,780	210,177	59,957	24,733	88,780	0.15
Total Operating Expenses	$7,320,331	$10,659,808	$11,109,696	$11,311,869	$11,593,947	$20.15

Net Operating Income	$6,285,842	$10,909,551	$13,686,775	$19,306,067	$21,836,378	$37.95
Tenant Improvements	0	0	0	0	260,548	0.45
Leasing Commissions	0	0	0	0	260,548	0.45
Replacement Reserves	0	0	0	0	97,812	0.17
Net Cash Flow	$6,285,842	$10,909,551	$13,686,775	$19,306,067	$21,217,470	$36.88

(1)	Underwritten cash flow is based on contractual rents as of August 2016 and contractual rent steps through November 2017.
(2)	Other revenue represents income from conference room rentals and other miscellaneous items.

■	Appraisal. According to the appraisal, the 225 Bush Street Property had a total “as-is” appraised value of $450,000,000 as of September 20, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated September 30, 2016, there are no recognized environmental condition or recommendation for further action at the 225 Bush Property other than the implementation of an asbestos operations and maintenance plan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The 225 Bush Street is located in the North Financial District Market. As of the second quarter of 2016, the North Financial District submarket contained 25.9 million of office SF equating to 33.50% of the total San Francisco office market inventory.

According to the appraisal, overall San Francisco office market rental rates continue to increase. The average asking rate was up 9.3% year-over-year to $69.30 per SF, the highest since the year 2000.

San Francisco Office Market(1)

	Central Business District		Non-Central Business District

Submarket	North Financial District	South Financial District	Jackson Square	North Waterfront	East SOMO	Union Square	Van Ness Corridor	Showplace Square/ Potrero	Yerba Buena	Civic Center/Mid- Market	Total
Inventory (SF)	25,853,335	25,195,356	1,490,806	3,176,308	4,838,815	3,173,989	785,956	3,111,042	3,108,383	3,159,668	73,893,658
Overall Vacancy Rate	10.10%	5.80%	4.00%	4.80%	10.30%	7.10%	2.10%	6.70%	8.20%	3.40%	7.57%
YTD Construction Completions	0	894,209	0	0	531,845	0	0	0	0	0	1,426,054
YTD Overall Net Absorption (SF)	(545,134)	1,103,962	(22,017)	57,192	431,597	(113,602)	(3,401)	(89,237)	(92,470)	(53,962)	672,928
Under Construction	425,000	2,568,398	0	0	153,117	0	0	0	0	0	3,146,515
Direct Wtd. Avg. Class A Rent	$73.93	$75.39	$65.50	$57.90	$76.65	$69.61	$56.88	$65.96	$73.16	$57.13	$72.29
Overall Wtd Avg Asking Rent	$70.40	$70.96	$61.07	$47.69	$68.64	$66.35	$56.88	$66.58	$72.40	$54.83	$68.25

(1)	Source: Appraisal.

The appraiser identified 8 comparable properties that exhibited a rental range of $64.00 per SF to $75.00 per SF. The following table presents certain information relating to the primary competition for the 225 Bush Street Property:

Competitive Set(1)

	115 Sansome Street	Merchant’s Exchange Building	Howard Hawthorne	111 Sutter Street	The Folger Coffee Building	Monadnock Building	Adam Grant Building	300 Montgomery Street
Class	B	B	B	B	B	B	B	B
Stories	15	16	5	22	5	10	14	12
Year Built	1913	1903	1929	1926	1904	1906	1908	1940
Size (SF)	126,716	232,200	101,437	275,017	90,150	204,625	191,055	216,000
Rental Rate per SF	$72.00	$64.00	$74.00	$68.00	$74.00	$75.00	$69.00	$71.00

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Borrower. The borrower is 225 Bush Street Owners LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 Bush Street Whole Loan. The non-recourse carveout guarantor under the 225 Bush Street Whole Loan is Kylli Inc., a California corporation, an indirect owner of the borrower.

The borrowers are 100% owned and controlled by Genzon Investment Group Co., LTD (“Genzon”), which is wholly owned by Mr. Xueqin Deng. Mr. Deng is the majority owner and president of Genzon which is the entity that directs his Asian investments. Genzon was formed in 2003 and is headquartered in Shenzhen, Guangzhou Province, China. As of November 2016, Genzon has more than 3,000 employees. Genzon has a net worth of $2.34 billion as of June 30, 2016. Genzon is made up of two subsidiary groups, Genzon Real Estate Group and Genzon Pharmaceutical Group. Genzon Real Estate Group has been involved in developing office buildings, boutique residential communities, golf clubs and restaurants. Genzon Pharmaceutical Group focuses on biotech and pharmaceutical companies.

The non-recourse carve out guarantor is to be Kylli Inc. Kylli Inc. was established in October 2013 as a California-based real estate investment and development firm which is wholly owned by Genzon. In May 2014, Kylli Inc. acquired the majority ownership interest in 225 Bush Street and in 2015 Kylli Inc. purchased its second asset, Burlingame Point, for approximately $48 million through a joint venture with H&Q Asia Pacific.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $2,208,429, and (ii) an insurance reserve in an amount equal to $109,121.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) a tenant improvements and leasing commissions reserve equal to $95,894 and (iii) a capital expenditure reserve equal to $11,987.

In addition, on each due date during the continuance of a 225 Bush Street Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

An “225 Bush Street Trigger Period” means any period (i) commencing upon the net operating income (as calculated under the related loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below $16,320,000 until the net operating income is greater than or equal to $16,320,000 for two consecutive fiscal quarters based on the trailing 12-month period (as of the last day of any fiscal quarter) or (ii) commencing upon the borrower’s failure to deliver quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other 225 Bush Street Trigger Period is ongoing.

■	Lockbox and Cash Management. The 225 Bush Street Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the 225 Bush Street Property and all other money received by the borrower or the property manager with respect to the 225 Bush Street Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no 225 Bush Street Trigger Period or event of default under the 225 Bush Street Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account at the end of each business day. On each due date during the continuance of a 225 Bush Street Trigger Period or, at the lender’s discretion, during an event of default under the 225 Bush Street Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Property Management. The 225 Bush Street Property is managed by 225 Bush Street Partners LLC, an affiliate of the borrower pursuant to a property management agreement. Under the related loan documents, the 225 Bush Street Property is required to remain managed by 225 Bush Street Partners LLC or any other management company specified in the related loan documents or approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to lender’s sole discretion (i) during the continuance of an event of default under the 225 Bush Street Loan or, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. The loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others: (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) immediately after giving effect to such mezzanine loan, the mezzanine loan together with the 225 Bush Street Loan has a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 52%; (iii) immediately after giving effect to such mezzanine loan, the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 225 Bush Street Loan) is at least 2.20x; (iv) receipt of a Rating Agency Confirmation.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the 225 Bush Street Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the 225 Bush Street Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 225 Bush Street Property are separately allocated to the 225 Bush Street Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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55

540 WEST MADISON

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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29 Building Mechanical
28 Bank of America 43,069 SF Exp 12/31/2022
27 DRW Investments 40,711 SF Exp 12/31/2029
Bank of America 605 SF Exp 12/31/2022
26 DRW Investments 41,848 SF Exp 12/31/2029
25 DRW Investments 41,281 SF Exp 12/31/2029
24 iManage (Netright) 25,470 SF Exp 3/31/2027
Everi (Multimedia) Games 17,124 SF Exp 6/30/2023
23 Bank of America – Din./Conf. Area 42,470 SF Exp 12/31/2022
High-Rise
22 Bank of America 42,554 SF Exp 12/31/2022
21 Bank of America 42,554 SF Exp 12/31/2022
20 Bank of America 42,554 SF Exp 12/31/2022
19 Segall, Bryant & Hamill 26,830 SF Exp 11/30/2029
Bank of America 3,481 SF Exp 12/31/2022
Vacant 8,721 SF
18 Alvarez & Marsal 41,957 SF Exp 5/31/2027
17 SAC Wireless 41,371 SF Exp 6/30/2025
16 SAC Wireless 41,857 SF Exp 6/30/2025
Mid-Rise
15 Valence Health 41,810 SF Exp 12/31/2027
14 Valence Health 41,484 SF Exp 12/31/2027
13 Valence Health 41,711 SF Exp 12/31/2027
12 Marsh USA 40,257 SF Exp 2/29/2024
11 Marsh USA 40,257 SF Exp 2/29/2024
10 Marsh USA 40,257 SF Exp 2/29/2024
9 Baxalta (Shire) 41,711 SF Exp 2/28/2027
8 Baxalta (Shire) 41,489 SF Exp 2/28/2027
7 Building Mechanical
6 Building Mechanical
Bank of America 3,581 SF Exp 12/31/2022
Low-Rise
Roof Garden
5 DRW Investments 5,472 SF Exp 12/31/2029
Bank of America Data Center 57,213 SF Exp 12/31/2022
4 Bank of America Check Processing Center 67,733 SF Exp 12/31/2022
3 TD Bank (Executed LOI) 67,748 SF Exp 12/31/2028
2 Conference Center, Fitness Center, Cafeteria
Podium
Mezz Office of the Building 3,041 SF
Bank of America 5,031 SF Exp 12/31/2022
Wellness Room 1,523 SF
Command Center 1,268 SF
Lobby Starbucks 2,194 SF Exp 2/29/2024
Bank of America 3,925 SF Exp 12/31/2022
Concierge 924 SF
Mila 1 Restaurant 3,606 SF Exp 6/30/2026
Lobby
Auto Gallery
ATM
Common Tenant Lounge 6,763 SF
LL1 Parking
LL2 Parking
Bank of America 1,173 SF Exp 12/31/2022
Lower Levels
VACANT
BUILDING
PENDING
2022 – 2023
2024 – 2025
2026 – 2027
2028+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
540 West Madison
540 West Madison Street
Chicago, IL 60661
WEST LOOP
RIVER NORTH DISTRICT
STREETERVILLE
THE LOOP
NEW EAST SIDE
Chicago River
Lake Michigan
Chicago
Lakemoor
Gurnee
Woodstock
Mundelein
Lake Forest
Lincolnshire
Lakewood
Buffalo Grove
Hoffman Estates
Northbrook
Elgin
Schaumburg
Evanston
St. Charles
Addison
Lincolnwood
Oak Park
Aurora
Wheaton
Cicero
Sugar Grove
Naperville
Downers Grove
Oak Lawn
Bolingbrook
Oswego
Lemont
Whiting
Plainfield
Orland Park
Harvey
Hammond
Gary
Shorewood
Joliet
Homewood
Hobart
Lisbon
Frankfort
Schererville
Merrillville
Elwood
Monee
IL
IN
W MADISON ST
W WASHINGTON ST
W RANDOLPH ST
W MONROE DR
W ADAMS ST
W JACKSON BLVD
W WACKER DR
E WACKER DR
LOWER WACKER DR
W LAKE ST
W FULTON ST
W KINZIE ST
W HUBBARD ST
W ILLINOIS ST
W GRAND AVE
W OHIO ST
W ONTARIO ST
W ERIE ST
W HURON ST
W SUPERIOR ST
W CHICAGO AVE
E CHICAGO AVE
E VAN BUREN ST
E CONGRESS PKWY
E HARRISON ST
E BALBO DR
E 8TH ST
E 9TH ST
Cloud Gate Sculpture
Great Lawn
Millennium Park
Buckingham Fountain
The Art Institute of Chicago
Willis Tower
Union Station
The Merchandise Mart
Civic Opera House
Citygroup Center

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

58

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(5)	$75,292,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$147.72
Size (SF)	1,098,633	Percentage of Initial Pool Balance	7.3%
Total Occupancy as of 9/1/2016	92.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2016	92.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003 / NAP	Mortgage Rate	3.2266%
Appraised Value(1)	$627,000,000	Original Term to Maturity (Months)(6)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(6)	120
Underwritten Revenues	$49,503,312
Underwritten Expenses	$19,751,054	Escrows
Underwritten Net Operating Income (NOI)	$29,752,258	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,338,662	Taxes	$1,243,392	$888,137
Cut-off Date LTV Ratio(2)(3)	25.9%	Insurance	$356,002	$32,364
Maturity Date LTV Ratio(2)(4)	24.2%	Replacement Reserves(7)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	5.60x / 5.34x	TI/LC(7)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	18.3% / 17.5%	Other(8)	$40,566,832	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$162,292,000	40.6%	Loan Payoff	$261,822,212	65.5%
Subordinate Companion Loan Amount	162,708,000	40.7	Principal Equity Distribution	91,536,944	22.9
Mezzanine Loan Amount	75,000,000	18.8	Reserves	42,166,227	10.5
Closing Costs	4,474,617	1.1

Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%

(1)	Appraised value is the “hypothetical as-is” appraised value, which assumes remaining contractual obligations and costs of approximately $41.2 million (for which approximately $40.6 million was reserved) are expended. The “as-is” appraised value without the remaining obligations is $591,000,000. See “—Appraisal” below.
(2)	Calculated based on the aggregate outstanding principal balance of the 540 West Madison Senior Loans. See “—The Mortgage Loan” below.
(3)	The Cut-off Date LTV Ratio is based on the “hypothetical as-is” appraised value of $627,000,000. The Cut-off Date LTV Ratio calculated on the basis of the “as-is” appraised value without the remaining obligations is 27.5%. See “—Appraisal” below.
(4)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $672,000,000. The Maturity Date LTV Ratio calculated on the basis of (i) the “hypothetical as-is” appraised value is 25.9% and (ii) the “as-is” appraised value without the remaining obligations is 27.5%. See “—Appraisal” below.
(5)	The Cut-off Principal Balance of $75,292,000 represents one non-controlling senior note of a $325,000,000 whole loan evidenced by two pari passu senior notes and two subordinate notes. See “—The Mortgage Loan” below.
(6)	Under the terms of the 540 West Madison Loan documents, the first due date for the related loan is November 6, 2016, however the initial and remaining loan term are based on an assumed first due date in October 2016, which results in a period that is one month longer than the actual term.
(7)	See “—Escrows” below.
(8)	Other reserve represents reserves for unfunded obligations ($23,258,542) and free rent reserve ($17,308,290).

■	The Mortgage Loan. The mortgage loan (the “540 West Madison Loan”) is part of a whole loan structure (the “540 West Madison Whole Loan”) comprised of two senior pari passu notes (note A-1 and note A-2, the “540 West Madison Senior Loans”) with an outstanding aggregate principal balance of $162,292,000, one subordinate note B with an outstanding principal balance of $54,208,000 (the “540 West Madison Non-Trust Subordinate Companion Loan B”) and one subordinate note C with an outstanding principal balance of $108,500,000 (the “540 West Madison Non-Trust Subordinate Companion Loan C” and, together with the 540 West Madison Non-Trust Subordinate Companion Loan B, the “540 West Madison Subordinate Companion Loans”). The 540 West Madison Non-Trust Subordinate Companion Loan C is the initial controlling note. The 540 West Madison Whole Loan has an aggregate outstanding principal balance of $325,000,000 and is secured by the borrower’s fee simple interest in 540 West Madison, an office property located in Chicago, Illinois (the “540 West Madison Property”). The 540 West Madison Loan (evidenced by non-controlling note A-2) has an outstanding principal balance as of the Cut-off Date of $75,292,000 and represents approximately 7.3% of the Initial Pool Balance. Note A-1 (the “540 West Madison Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $87,000,000, and together with the 540 West Madison Non-Trust Subordinate Companion Loan B, was contributed to the GSMS 2016-GS3 securitization transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The 540 West Madison Whole Loan was originated by Goldman Sachs Mortgage Company on September 7, 2016. The 540 West Madison Loan has an initial interest rate of 3.2266% per annum, and the 540 West Madison Whole Loan has an initial weighted average interest rate of approximately 3.98353846153846% per annum. The borrower utilized the proceeds of the 540 West Madison Whole Loan to refinance and defease the existing debt on the 540 West Madison Property, pay defeasance costs, fund reserves, pay origination costs and return equity to the borrower sponsor.

See the 540 West Madison total debt capital structure table below. The relationship between the holders of the 540 West Madison Whole Loan and the 540 West Madison Subordinate Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–540 West Madison Whole Loan” in the Preliminary Prospectus.

The 540 West Madison Loan has received a credit assessment of BBB- by Fitch, A3 by Moody’s and BBB+ by KBRA.

The 540 West Madison Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 540 West Madison Loan requires interest only payments during its term. The scheduled maturity date of the 540 West Madison Loan is the due date in September 2026. Voluntary prepayment of the 540 West Madison Whole Loan is prohibited prior to the due date in June 2026. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the second anniversary of the securitization Closing Date, the 540 West Madison Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

540 West Madison Total Debt

(1)	Cumulative Cut-off Date LTV Ratio is calculated by dividing the respective Cumulative Cut-off Date Balance by the “hypothetical as-is” appraised value (which assumes remaining contractual obligations are expended) of the 540 West Madison Property. The Cumulative Cut-off Date LTV Ratios for the 540 West Madison Senior Loans, 540 West Madison Non-Trust Subordinate Loan B, 540 West Madison Non-Trust Subordinate Loan C and 540 West Madison Mezzanine Loan, calculated on the basis of the “as-is” appraised value without the remaining obligations are 27.5%, 36.6%, 55.0% and 67.7%, respectively. See “—Appraisal” below.
(2)	The 540 West Madison Non-Trust Subordinate Loan B interest rate to full precision is 3.61475488488784%.
(3)	The holder of the 540 West Madison Non-Trust Subordinate Companion Loan C is held by Samsung SRA U.S. Office Mezzanine Professional Investment Type Private Real Estate Fund No.1.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Mortgaged Property. The 540 West Madison Property is a 31-story, 1,098,633 SF Class A, LEED Platinum certified office property in Chicago’s West Loop submarket. The 540 West Madison Property was developed by Hines in 2003, with nearly column free floor plates with floor to ceiling windows, ranging from 67,750 SF on the lower floors to 41,500 SF on the upper floors. Amenities including a full-service cafeteria, fitness center, a coffee shop, conference center, rooftop patio, a garden area and on-site back up power supply. The collateral also includes a 266-space, below grade, heated indoor parking garage. The 540 West Madison Property was originally built to serve as a headquarter facility for ABN AMRO and LaSalle National Bank, and it was acquired by Bank of America in 2007. The 540 West Madison Property has undergone approximately $4.2 million in capital expenditures since 2013, including a new fitness center, conference center and lobby upgrades. As of September 1, 2016, Total Occupancy and Owned Occupancy for the 540 West Madison Property were both 92.4%.

The 540 West Madison Property is less than 0.5 miles from Clinton Subway Station and approximately 10 miles from Chicago Midway Airport. The 540 West Madison Property is adjacent to the Ogilvie Transportation Center and the terminus for three Metra commuter rail routes operated by Union Pacific (“UP”). The UP North, Northwest and West lines handle more than 102,000 commuters each weekday (arrivals and departures). Additionally, the 540 West Madison Property is situated less than 0.5 miles from the Kennedy Expressway (Interstate 90/94) and the Eisenhower Expressway (Interstate 290) which provides access to other major Chicago expressways.

The office portion of the building has multiple long-term leases to a mix of credit tenants, including Bank of America, Marsh USA and Baxalta (Shire), among others.

The following table presents certain information relating to office and retail tenants at the 540 West Madison Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America(2)	A / Baa1 / BBB+	355,943	32.4%	$10,646,137	36.7%	$29.91	12/31/2022	3, 5-year options
DRW Investments	NR / NR / NR	129,312	11.8	3,973,222	13.7	30.73	12/31/2029	1, 10-year option
Valence Health(3)(4)	NR / NR / NR	125,005	11.4	3,250,130	11.2	26.00	12/31/2027	2, 5-year options
Marsh USA(5)	NR / NR / NR	120,771	11.0	3,142,749	10.8	26.02	2/29/2024	2, 5-year options
SAC Wireless(6)	BB+ / Ba1 / BB+	83,228	7.6	2,372,449	8.2	28.51	6/30/2025	1, 5-year option
Baxalta (Shire)(7)(8)	NR / Baa3 / NR	83,200	7.6	2,217,280	7.6	26.65	2/28/2027	2, 5-year options
Alvarez & Marsal(9)	NR / NR / NR	41,957	3.8	1,225,564	4.2	29.21	5/31/2027	1, 5-year option
Segall, Bryant & Hamill(10)	NR / NR / NR	26,830	2.4	795,547	2.7	29.65	11/30/2029	1, 5-year option
iManage (Netright)(11)	NR / NR / NR	25,470	2.3	725,895	2.5	28.50	3/31/2027	1, 10-year option
Everi (Multimedia) Games	NR / NR / NR	17,124	1.6	497,056	1.7	29.03	6/30/2023	1, 7-year option
Ten Largest Tenants		1,008,840	91.8%	$28,846,030	99.3%	$28.59
Remaining Owned Tenants		5,800	0.5	193,820	0.7	33.42
Vacant Spaces		83,993	7.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		1,098,633	100.0%	$29,039,850	100.0%	$28.62

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Bank of America has the right to terminate the entire 23rd floor (42,470 SF) and/or approximately 4,000 SF on the 1st floor upon 12 months written notice.
(3)	Valence Health (“Valence”) currently leases 3 floors at the property (13, 14 and 15). Valence is partially dark on the 13th and 14th floor, and plans to sublease the 14th floor. Per the borrower sponsor, Valence has not indicated any plans to sublease the 13th floor. Valence is current on its rent as of September 2016. We cannot assure you Valence will sublease their space on the 14th floor as expected or at all.
(4)	Valence has the right to terminate its lease on the last day of any calendar month following April 1, 2025 with no less than 12 months’ written notice and payment of a termination fee. Additionally, Valence has the option to contract its space on the 13th and 15th floors (but not the 14th floor), in its entirety, effective on March 31, 2022 with 12 months’ notice.
(5)	Marsh USA (“Marsh”) has the right to terminate its lease in February 2020 with 12 months’ notice and payment of a termination fee equal to $53 per SF. Additionally, Marsh has a right to contract one-half of a floor in January 2018 with 12 months’ notice.
(6)	SAC Wireless has the right to terminate its lease on the last day of any calendar month after June 2023 with 15 months written notice and a termination fee.
(7)	As of June 2016, Baxalta is wholly owned by Shire.
(8)	Baxalta (Shire) has the right to terminate its lease on February 28, 2023 with 12 months written notice and a payment of a termination fee.
(9)	Alvarez & Marsal has an option to terminate its lease on November 30, 2023 upon 12 months written notice and a payment of a termination fee.
(10)	Segall, Bryant & Hamill has an option to terminate its lease on November 30, 2024 upon 12 months written notice and payment of a termination fee.
(11)	iManage (Netright) has an option to terminate its lease beginning January 1, 2024 with 12 months written notice and payment of a termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	355,943	32.4	32.4%	10,646,137	36.7	29.91	1
2023	17,124	1.6	34.0%	497,056	1.7	29.03	1
2024	122,965	11.2	45.1%	3,230,509	11.1	26.27	2
2025	83,228	7.6	52.7%	2,372,449	8.2	28.51	1
2026	3,606	0.3	53.1%	106,060	0.4	29.41	1
2027 & Thereafter	431,774	39.3	92.4%	12,187,638	42.0	28.23	6
Vacant	83,993	7.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,098,633	100.0%		$29,039,850	100.0%	$28.62	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 540 West Madison Property:

Historical Leased %(1)

2013	2014(2)	2015(2)	As of 9/1/2016(3)
90.5%	82.0%	74.3%	92.4%

(1)	As provided by the borrower and reflects occupancy as of the indicated year ended December 31, unless otherwise indicated.
(2)	Occupancy decreased in 2014 and 2015 primarily as a result of scheduled Bank of America lease expirations.
(3)	Occupancy increased in 2016 as a result of new leasing activity, including DRW Investments (129,312 SF), Baxalta (Shire) (83,200 SF), Alvarez & Marsal (41,957 SF), Valence Health (41,484 SF) and iManage (Netright) (25,470 SF).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the 540 West Madison Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/1/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue(3)	$25,784,077	$23,700,230	$20,637,874	$23,938,411	$29,039,850	$26.43
Credit Rent Steps(4)	0	0	0	0	2,040,349	1.86
Other Rental Revenue	11,000	15,000	15,000	15,400	15,000	0.01
Total Reimbursement Revenue	18,305,891	15,373,755	14,444,139	17,686,271	18,394,361	16.74
Gross Up Vacancy	0	0	0	0	3,920,750	3.57
Parking Revenue	630,075	546,318	502,872	418,583	504,000	0.46
Other Revenue	42,376	3,521	(197,342)	(256,164)	29,461	0.03
Gross Revenue	$44,773,419	$39,638,825	$35,402,543	$41,802,502	$53,943,771	$49.10
Vacancy Loss	0	0	0	0	(4,440,459)	(4.04)
Effective Gross Revenue	$44,773,419	$39,638,825	$35,402,543	$41,802,502	$49,503,312	$45.06
Real Estate Taxes	7,240,003	6,541,069	7,509,250	8,677,890	7,476,890	6.81
Insurance	356,328	365,396	370,210	346,438	346,438	0.32
Utilities	1,124,663	1,365,143	1,534,245	1,497,927	1,468,324	1.34
Repairs & Maintenance	2,885,849	3,026,235	2,006,490	2,568,702	1,999,456	1.82
Janitorial	2,510,676	2,185,882	2,035,027	2,171,033	2,171,033	1.98
Management Fee	1,349,606	1,277,635	1,028,545	1,144,004	1,485,099	1.35
Payroll (Office, Security, Maintenance)	3,932,716	3,769,340	3,751,869	3,955,563	3,955,563	3.60
Other Expenses	552,313	683,254	744,892	846,925	848,251	0.77
Total Operating Expenses	$19,952,155	$19,213,954	$18,980,526	$21,208,482	$19,751,054	$17.98

Net Operating Income	$24,821,264	$20,424,871	$16,422,017	$20,594,020	$29,752,258	$27.08
Tenant Improvements	0	0	0	0	624,400	0.57
Leasing Commissions	0	0	0	0	624,400	0.57
Replacement Reserves	0	0	0	0	164,795	0.15
Net Cash Flow	$24,821,264	$20,424,871	$16,422,017	$20,594,020	$28,338,662	$25.79

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow increased as a result of 2016 leasing activity, including DRW Investments ($4.0 million underwritten base rent), Baxalta (Shire) ($2.2 million underwritten base rent), Alvarez & Marsal ($1.2 million underwritten base rent), Valence Health ($1.1 million underwritten base rent) and iManage (Netright) ($0.7 million underwritten base rent).
(3)	Underwritten cash flow is based on contractual rents as of September 1, 2016 and contractual rent steps through September 1, 2017.
(4)	The credit rent steps line item represents the net present value of rent steps for credit rated tenants, discounted at 7%.

■	Appraisal. According to the appraisal, the 540 West Madison Property had a “hypothetical market as is value” of $627,000,000 as of August 2, 2016, which assumes the remaining obligations of approximately $41.2 million (consisting primarily of approximately $23.3 million in unfunded TI/LCs and approximately $18.9 million in free rent) are expended, for which approximately $40.6 million was reserved at origination. In addition, the 540 West Madison Property had an “as-is” appraised value of $591,000,000 as of August 2, 2016 and a “prospective market value upon stabilization” of $672,000,000 as of August 1, 2020.

■	Environmental Matters. According to a Phase I environmental report, dated August 9, 2016, there are no recognized environmental conditions or recommendations for further action at the 540 West Madison Property.

■	Market Overview and Competition. The 540 West Madison Property is located in Chicago’s West Loop submarket. As of the first quarter of 2016, the West Loop submarket contained 41.7 million SF Class A and B office space equating to 32.8% of the total Chicago CBD inventory. As of the first quarter of 2016, the West Loop was home to major corporations including Boeing Corporation (global headquarters), Deloitte & Touche, Hyatt Corporation (global headquarters), PriceWaterhouseCoopers, UBS, MillerCoors, Orbitz, United Continental, Chicago Mercantile Exchange, Citicorp, Ernst & Young, Hewlett Packard and PepsiCo/Quaker Oats.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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According to the appraisal, the overall Class A West Loop office market direct rental rate of $42.24 per SF. The following table presents certain information regarding the Chicago West Loop office Market as of the first quarter of 2016.

Chicago CBD Office Market(1)

Submarket	Central Loop	West Loop	East Loop	North Michigan Avenue	River North	Fulton Market District	Far West Loop	Total
Inventory (SF)	36,247,671	44,629,803	21,101,886	7,916,630	13,929,070	1,205,978	2,039,781	127,070,819
Overall Vacancy Rate	12.0%	13.1%	14.6%	13.4%	12.0%	9.2%	11.6%	12.9%
Direct Vacancy Rate	11.1%	11.7%	14.3%	12.6%	11.0%	5.0%	11.6%	11.9%
YTD Leasing Activity (SF)	400,794	605,228	180,030	87,887	184,851	0	2,450	1,461,240
YTD Direct Net Absorption (SF)	65,117	8,506	168,840	78,890	(8,156)	(3,022)	(17,766)	292,409
YTD Overall Net Absorption (SF)	44,895	36,079	161,474	49,378	18,044	(3,022)	(17,766)	289,082
Overall Wtd. Avg. All Classes Gross Rent	$33.66	$38.07	$33.56	$34.58	$38.74	$32.73	$25.35	$35.61
Direct Wtd. Avg. Class A Gross Rent	$40.27	$42.24	$38.92	$38.18	$43.81	$39.50	N/A	$41.12

(1)	Source: Appraisal.

The appraiser identified 6 comparable properties that exhibited a rental range of $20.00 per SF to $36.00 per SF and a weighted average occupancy rate of approximately 95.1% for direct space. The following table presents certain information relating to the primary competition for the 540 West Madison Property:

Competitive Set(1)

	540 West Madison Street (Subject Property)	500 West Madison Street (Citigroup Center)	500 West Monroe Street	155 North Wacker Drive	10, 20, and 30 South Wacker Drive	71 South Wacker Drive (Hyatt Center)	111 South Wacker Drive
Class	A	A	A	A	A	A	A
Stories	31	40	44	46	10 and 40	48	51
Year Built	2003	1987	1992	2009	1983 and 1987	2005	2004
Size (SF)	1,098,633	1,448,095	973,000	1,152,953	2,519,595	1,490,825	1,027,683
Occupancy	92.4%	96.9%	91.1%	98.8%	92.2%	96.3%	97.2%
Net Rental Rate per SF	$28.62	$23.00 - $27.00	$20.00 - $27.00	$29.00	$22.00 - $30.00	$29.00 - $36.00	$32.75 - $36.00
Gross Rent per SF	$46.27	$40.01 - $44.01	$33.71 - $40.71	$50.54	$37.49 - $45.49	$51.91 - $58.91	$54.10 - $57.35

(1)	Source: Appraisal.

■	The Borrower. The borrower is 540 West Madison Owner LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 540 West Madison Whole Loan. The non-recourse carveout guarantors under the 540 West Madison Whole Loan are Joseph Mizrachi and David Alcalay, indirect owners of the borrower (collectively, jointly and severally, the “540 West Madison Borrower Sponsor”). The 540 West Madison Borrower Sponsor is required to maintain minimum net worth of $100 million and minimum liquidity of $10 million (in the aggregate in each case).

The investor group includes David Werner, David Alcalay, Joseph Mizrachi and others. David Werner, David Alcalay, and Joseph Mizrachi each have over 30 years of experience in the commercial real estate business. David Werner has been a part of numerous real estate transactions (approximately 61 office buildings) across the United States. As president of the Alcalay-Mizrachi Group, David Alcalay has over $2 billion in commercial real estate under management. In addition Mr. Alcalay serves as President of US Flour Corp and New England Flour Corp whose annual sales are over $200 million. Joseph Mizrachi is the President of The Mizrachi Group, which was founded in 1985 and has managed or invested in over $6 billion in real estate. Through an affiliate company, Third Millennium Group, LLC, the firm takes an active role the management of its real estate projects.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $1,243,392, (ii) an insurance reserve in an amount equal to $356,002, (iii) an unfunded obligations reserve of $23,258,542 for unfunded TI/LCs and (iv) a free rent reserve of $17,308,290.

On each due date the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) commencing with the due date in September 2019, a tenant improvement and leasing commission reserve equal to $137,329, (iii) during the continuance of a 540 West Madison Trigger Period, a capital expenditure reserve equal to $22,888, (iv) during the continuance of a Bank of America Lease Reserve Period, all excess cash into a Bank of America reserve until the amount therein is equal to $24,916,010, or if there is a Bank of America Single Floor Vacancy Period, all excess cash into a Bank of America Reserve until the amount therein is equal to $70 times the number of leasable SF for the floor that is the subject of a Bank of America Single Floor Vacancy Period, (v) during the continuance of a DRW Lease Reserve Period, all excess cash into a DRW lease reserve until the amount therein equals the amount that the borrower is required to incur or reimburse pursuant to the DRW lease and (vi) during the continuance of a Marsh Lease Reserve Period, all excess cash into a Marsh lease reserve until the amount therein equals the amount that the borrower is required to incur or reimburse pursuant to the Marsh lease.

A “540 West Madison Trigger Period” means (A) any period (i) commencing upon the net operating income (as calculated under the related loan documents) for the trailing 6-month period (as of the last day of any fiscal quarter) falling below $23,028,953 until the net operating income is greater than or equal to $23,028,953 for two consecutive fiscal quarters based on the trailing 6-month period (as of the last day of any fiscal quarter) or (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other 540 West Madison Trigger Period is ongoing and (B) any period during the continuance of an event of default under the mezzanine loan documents.

A “Bank of America Lease Reserve Period” means a period that will commence on June 1, 2021 and terminate when each of the following has occurred: (x) either the Bank of America lease has been extended through no earlier than December 31, 2027 in accordance with the terms thereof, or the Bank of America space has been relet to one or more replacement tenants pursuant to qualifying leases that have been reasonably approved by the lender and that extend through no earlier than December 31, 2027, (y) all associated leasing commissions and tenant improvement costs have been paid, and (z) in the case of a replacement tenant, such tenant is in occupancy, has commenced paying rent under its lease and has delivered to the lender a reasonably acceptable estoppel letter with respect thereto.

A “Bank of America Single Floor Vacancy Period” means the conditions to termination of the Bank of America Lease Reserve Period have occurred, other than with respect to a single floor in the Bank of America Space.

A “DRW Lease Reserve Period” means a period that will commence upon DRW Investments, LLC (“DRW”) delivering a notice that it intends to exercise its second expansion option and terminate when DRW is in occupancy of such space, the related tenant improvements have been completed and all associated tenant improvement costs have been paid.

A “Marsh Lease Reserve Period” means a period that will commence upon Marsh USA Inc. (“Marsh”) delivering a notice that it intends to exercise its second expansion option and terminate when Marsh is in occupancy of such space, the related tenant improvements have been completed and all associated tenant improvement costs have been paid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The 540 West Madison Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all credit card receivables be remitted directly into the lockbox account and all cash revenues relating to the 540 West Madison Property and all other money received by the borrower or the property manager with respect to the 540 West Madison Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no 540 West Madison Trigger Period or event of default under the 540 West Madison Loan is continuing, all funds in the lockbox account in excess of those required to pay amounts due to the lender and the mezzanine lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a 540 West Madison Trigger Period or event of default (if the lender so elects, only with respect to the continuance of an event of default) under the 540 West Madison Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis. On each due date during the continuance of a 540 West Madison Trigger Period or, at the lender’s discretion, during an event of default under the 540 West Madison Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The 540 West Madison Property is currently managed by 540 General Manager LLC. Under the 540 West Madison Loan documents, the 540 West Madison Property is required to remain managed by 540 General Manager LLC, the borrower, an affiliate of the borrower that is not the subject of a bankruptcy proceeding, or any of Lincoln Property, CBRE, DTZ, Cushman & Wakefield, JLL, Colliers, Newmark, Hines, or their respective affiliate or satisfies certain requirements as set forth in the 540 West Madison Loan documents. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to lender’s reasonable approval (i) during the continuance of an event of default under the 540 West Madison Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Permitted Preferred Equity. The 540 West Madison Loan documents permit a future preferred equity investment in an entity that owns the mezzanine borrower (but not the mezzanine borrower itself), subject to satisfaction of certain conditions set forth in the 540 West Madison Loan documents, including among others: (a) the amount of such preferred equity may not exceed $122.5 million, (b) the holder(s) of such preferred equity interest or the persons that own (directly or indirectly) more than 50% of the beneficial interests in such preferred equity holder(s) and control such preferred equity holder(s) are required to have an aggregate net worth, excluding their interest in the 540 West Madison Property, of at least $250 million, (c) any and all preferred equity contributions are required to be subject and subordinate to all amounts payable to the lender with respect to the 540 West Madison Whole Loan and all amounts payable to the mezzanine lender under the mezzanine loan, all reserves required under the 540 West Madison loan documents and all amounts required for the borrower to operate the 540 West Madison Property, (d) any such preferred equity interest are not permitted to be transferable or subject to a pledge or other encumbrance, except that the preferred equity interest may be transferred or pledged to one or more holders with an aggregate net worth, excluding the 540 West Madison Property, of at least $250 million, (e) the holder of any such preferred equity interest is not permitted to have actual or effective control over the normal operation of the borrower or the 540 West Madison Property and the right to approve or to veto major decisions will not, in and of itself, constitute actual or effective control), (f) the remedies of the holder of such preferred equity are required to be subordinate to the lien of the 540 West Madison Loan documents in all respects, cannot include any foreclosure-like remedies and may not be exercisable until the 540 West Madison Whole Loan is repaid in full, (g) such preferred equity interest may not have a mandatory redemption date earlier than the maturity date of the 540 West Madison Whole Loan, (h) the preferred equity interest may not be secured by any real or personal property of the borrower, including the 540 West Madison Property, and (i) the holder of such preferred equity interest may have the right to force a sale of the 540 West Madison Property, but only following the fifth anniversary of the issuance thereof and then only if the sale occurs simultaneously with the defeasance of the 540 West Madison Whole Loan in full or the sale price exceeds $615 million and satisfies all requirements related to assumptions and equity transfers set forth in the 540 West Madison Loan documents.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the 540 West Madison Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the 540 West Madison Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 540 West Madison Property are separately allocated to the 540 West Madison Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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u.s. industrial portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
CANADA
Seattle
WA
MT
ND
Fargo
Bismarck
Missoula
Billings
MN
Minneapolis
SD
Rapid City
OR
ID
Boise
WI
Casper
WY
Milwaukee
Chicago
MI
Detroit
Buffalo
Albany
NY
Boston
VT
NH
MA
CT
RI
IA
Cheyenne
NE
Omaha
Des Moines
Cleveland
New York
PA
NJ
Salt Lake City
Denver
Reno
CO
OH
Columbus
IN
Indianapolis
Cincinnati
Philadelphia
Baltimore
DE
Washington DC
Sacramento
NV
UT
KA
Kansas City
St Louis
MO
IL
Colorado Springs
Wichita
WV
VA
Lexington
Richmond
San Francisco
St George
KY
Nashville
CA
Las Vegas
OK
Tulsa
NC
Charlotte
Flagstaff
Albuquerque
Oklahoma City
AR
Memphis
TN
Los Angeles
AZ
NM
Little Rock
Atlanta
SC
Phoenix
San Diego
MS
Birmingham
GA
Tucson
Las Cruces
Dallas
Fort Worth
Shreveport
Jackson
AL
TX
Atlantic Ocean
Pacific Ocean
Austin
Houston
LA
Jacksonville
San Antonio
New Orleans
Orlando
Tampa
FL
MEXICO
Gulf of Mexico
Miami

U.S. Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	Hannibal	3851 and 3855 Santa Fe Avenue and 2226, 2230, 2240, 2250 and 2332 East 38th Street	Vernon, CA	90058
2	Kraco	2411 and 2415 North Santa Fe Avenue, 419, 439, 505, 507, 514, 520, 531 and 537 East Euclid Avenue and 430 East Carlin Avenue	Compton, CA	90222
3	New WinCup - Phoenix	7980 West Buckeye Road	Tolleson, AZ	85353
4	Worlds Finest Chocolates	4825 South Lawndale Avenue	Chicago, IL	60632
5	SET - MI	36211 South Huron Road	Huron Township, MI	48164
6	Plaid - Decatur	2331 Mellon Court	Decatur, GA	30035
7	Oracle Packaging	220 Polo Road	Winston-Salem, NC	27105
8	TestAmerica - West SAC	880 Riverside Parkway	West Sacramento, CA	95605
9	TestAmerica - Arvada	4955 Yarrow Street	Arvada, CO	80002
10	Northwest Mailing Service	5401-5501 West Grand Avenue	Chicago, IL	60639
11	Lyons	11301-11401 Electron Drive	Louisville, KY	40299
12	Wilbert Plastics	2930 Greenville Highway	Easley, SC	29640
13	Angstrom Graphics	4437 East 49th Street	Cuyahoga Heights, OH	44125
14	New WinCup - Stone Mountain	4600-4680 Lewis Road	Stone Mountain, GA	30083
15	Universal Pool - Armory	300 West Armory Drive	South Holland, IL	60473
16	Jade-Sterling - IL	5100 West 73rd Street and 7201 South Leamington Avenue	Bedford Park, IL	60638
17	Plaid - Norcross	3225 Westech Drive	Norcross, GA	30092
18	Phillips and Temro	9700 West 74th Street	Eden Prairie, MN	55344
19	TestAmerica - Savannah	5102 LaRoche Avenue	Savannah, GA	31404
20	Hover-Davis	100 Paragon Drive	Rochester, NY	14624
21	Jade-Sterling - OH	200 Francis D Kenneth Drive and 2300 East Aurora Road	Twinsburg and Aurora, OH	44087 and 44202
22	Fitz Aerospace	6625 Iron Horse Boulevard	North Richland Hills, TX	76180
23	MVP Charleston	1031 LeGrand Boulevard	Charleston, SC	29492
24	Paragon Tech	5775 East Ten Mile Road	Warren, MI	48091
25	Aramsco and Bulls Eye	1480 Grandview Avenue	West Deptford Township, NJ	08066
26	Shale-Inland	9500, 9521, 9545-9555 Ainslie Street and 9550 Kelvin Lane	Schiller Park, IL	60176
27	M.P. Pumps	34800 Bennett Drive	Fraser, MI	48026
28	TestAmerica - Pensacola	3355 McLemore Drive	Pensacola, FL	32514
29	Microfinish	4001 Gratiot Avenue and 3981 Sarpy Avenue	St. Louis, MO	63110
30	MVP Mayfield	112 Industrial Road	Mayfield, KY	42066
31	Builders FirstSource	1602 Industrial Park Drive	Plant City, FL	33566
32	Banner	17382 Foltz Parkway	Strongsville, OH	44149
33	SET - IN	1 Steel Way	North Vernon, IN	47265
34	Progressive Metal	1200, 1300 & 1460 Channing Avenue	Ferndale, MI	48220
35	Universal Pool - 166th	2 West 166th Street	South Holland, IL	60473
36	SITEL	1417 North Magnolia Avenue	Ocala, FL	34475
37	TestAmerica - Tallahassee	2846 Industrial Plaza Drive	Tallahassee, FL	32301
38	Texas Die Casting	600 South Loop 485	Gladewater, TX	75647
39	TestAmerica - Corpus Christi	1733 North Padre Island Drive	Corpus Christi, TX	78408

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	39	Loan Seller		GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(5)		$74,939,052
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)		$48.80
Size (SF)	6,298,728	Percentage of Initial Pool Balance		7.3%
Total Occupancy as of 9/1/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1927-2000 / 1960-2015	Mortgage Rate		3.9740%
Appraised Value(1)	$456,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(3)		NAP
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$38,164,081
Underwritten Expenses	$6,929,372	Escrows
Underwritten Net Operating Income (NOI)	$31,234,709		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,821,261	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	67.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.2%	Replacement Reserve(6)	$1,259,746	$0
DSCR Based on Underwritten NOI / NCF(2)(3)(4)	2.25x / 2.08x	TI/LC(7)	$3,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.4%	Other(8)	$5,816,966	$0

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$307,640,000	100.0%	Loan Payoff	$228,343,570	74.2%
			Preferred Equity Redemption(9)	66,295,679	21.5
			Reserves	10,076,712	3.3
			Closing Costs	2,924,039	1.0

Total Sources	$307,640,000	100.0%	Total Uses	$307,640,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio Properties of $422,640,000 plus an 8.0% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 72.7%. See “—Appraisals” below.

(2)	Calculated based on the aggregate outstanding balance of the U.S. Industrial Portfolio Whole Loan. See “—The Mortgage Loan” below.

(3)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

(4)	The DSCR Based on Underwritten NOI / NCF is calculated using the aggregate debt service for the 12-month period commencing on the due date in December 2016.

(5)	The Cut-off Date Principal Balance of $74,939,052 represents the non-controlling note A-2 of a $307,640,000 whole loan evidenced by four pari passu notes.

(6)	Replacement reserve is capped at $1,259,746. See “—Escrows” below.

(7)	TI/LC reserve is capped at $4,500,000. See “—Escrows” below.

(8)	See “—Escrows” below.

(9)	Preferred Equity Redemption represents a partial redemption of an existing preferred equity position.

■	The Mortgage Loan. The mortgage loan (the “U.S. Industrial Portfolio Loan”) is part of a whole loan (the “U.S. Industrial Portfolio Whole Loan”) comprised of four pari passu notes that are secured by first mortgages encumbering the borrowers’ fee simple interests in 39 industrial properties located in 17 states (the “U.S. Industrial Portfolio Properties”). The U.S. Industrial Portfolio Loan (evidenced by note A-2), which represents a non-controlling interest in the U.S. Industrial Portfolio Whole Loan, has an outstanding principal balance as of the Cut-off Date of $74,939,052 and represents approximately 7.3% of the Initial Pool Balance. The related companion loans (the “U.S. Industrial Portfolio Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $232,450,948 and are evidenced as of the Cut-off Date by a $84,930,926 controlling note A-1 that was contributed to the GSMS 2016-GS3 transaction, a $147,520,022 non-controlling note A-5, which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The U.S. Industrial Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on September 1, 2016. The U.S. Industrial Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $307,390,000, and each note has an interest rate of 3.9740% per annum. The borrower utilized the proceeds of the U.S. Industrial Portfolio Whole Loan to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The U.S. Industrial Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The U.S. Industrial Portfolio Loan requires monthly payments (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the U.S. Industrial Portfolio Loan during the related interest accrual period of interest. The scheduled maturity date of the U.S. Industrial Portfolio Loan is the due date in September 2026. Voluntary prepayment of the U.S. Industrial Portfolio Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the U.S. Industrial Portfolio Loan is continuing, at any time after the earlier to occur of (a) the third anniversary of the origination date of the U.S. Industrial Portfolio Loan and (b) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is deposited, the U.S. Industrial Portfolio Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the U.S. Industrial Portfolio Properties or to increase the debt service coverage ratio to 1.25x to avoid a U.S. Industrial Portfolio Trigger Period as described below under “—Escrows” or to be entitled to proceeds in connection with a restoration) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Properties. The U.S. Industrial Portfolio is comprised of 39 properties built between 1927 and 2000, located in 17 states. The U.S. Industrial Portfolio consists of 6,298,728 SF and Total and Owned Occupancy are both 100.0%.

The following table presents certain information relating to the U.S. Industrial Portfolio Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Hannibal	Vernon	CA	13.1%	429,122	Various	$55,500,000	$3,988,115
Kraco	Compton	CA	9.7	364,440	Various	41,000,000	2,841,945
New WinCup - Phoenix	Tolleson	AZ	7.0	322,070	1989	29,700,000	1,596,979
Worlds Finest Chocolates	Chicago	IL	4.7	434,252	1953	20,000,000	1,309,206
SET - MI	Huron Township	MI	4.6	284,351	1988	19,400,000	1,333,913
Plaid - Decatur	Decatur	GA	4.2	282,514	1983	15,800,000	860,671
Oracle Packaging	Winston-Salem	NC	3.7	437,911	1962	15,675,000	964,701
TestAmerica - West SAC	West Sacramento	CA	3.4	66,203	1994	14,500,000	1,060,409
TestAmerica - Arvada	Arvada	CO	2.8	57,966	1984	12,100,000	753,638
Northwest Mailing Service	Chicago	IL	2.7	228,032	1957	11,600,000	912,770
Lyons	Louisville	KY	2.6	172,758	Various	11,150,000	707,042
Wilbert Plastics	Easley	SC	2.6	257,086	1990	10,880,000	685,612
Angstrom Graphics	Cuyahoga Heights	OH	2.5	231,505	Various	10,800,000	695,720
New WinCup - Stone Mountain	Stone Mountain	GA	2.5	220,380	1966	10,750,000	722,727
Universal Pool - Armory	South Holland	IL	2.4	240,255	1971	10,100,000	653,918
Jade-Sterling - IL	Bedford Park	IL	2.1	215,389	1954	9,000,000	820,689
Plaid - Norcross	Norcross	GA	2.1	71,620	2000	9,000,000	677,922
Phillips and Temro	Eden Prairie	MN	2.1	101,680	1974	8,850,000	513,176
TestAmerica - Savannah	Savannah	GA	2.1	54,284	1988	8,800,000	570,146
Hover-Davis	Rochester	NY	2.0	66,100	2000	8,700,000	781,819
Jade-Sterling - OH	Twinsburg and Aurora	OH	2.0	174,511	Various	8,650,000	678,884
Fitz Aerospace	North Richland Hills	TX	1.9	129,000	1976	8,000,000	530,137
MVP Charleston	Charleston	SC	1.7	108,000	2000	7,300,000	549,741
Paragon Tech	Warren	MI	1.7	88,857	1956	7,200,000	623,407
Aramsco and Bulls Eye	West Deptford Township	NJ	1.6	99,783	1970	6,900,000	434,864
Shale-Inland	Schiller Park	IL	1.5	193,789	Various	6,500,000	391,726
M.P. Pumps	Fraser	MI	1.3	81,769	1983	5,370,000	377,772
TestAmerica - Pensacola	Pensacola	FL	1.2	21,911	1995	5,200,000	402,385
Microfinish	St. Louis	MO	1.0	144,786	1976	4,350,000	249,144
MVP Mayfield	Mayfield	KY	1.0	101,244	1994	4,325,000	306,233
Builders FirstSource	Plant City	FL	0.9	116,897	1985	3,940,000	231,840
Banner	Strongsville	OH	0.9	58,450	1989	3,750,000	331,329
SET - IN	North Vernon	IN	0.8	117,376	1955	3,400,000	259,727
Progressive Metal	Ferndale	MI	0.7	58,250	1950	3,070,000	244,716
Universal Pool - 166th	South Holland	IL	0.7	109,814	1969	2,950,000	176,420
SITEL	Ocala	FL	0.6	46,812	1960	2,730,000	191,249
TestAmerica - Tallahassee	Tallahassee	FL	0.5	16,500	1989	2,150,000	165,194
Texas Die Casting	Gladewater	TX	0.5	78,177	Various	2,100,000	135,108
TestAmerica - Corpus Christi	Corpus Christi	TX	0.3	14,884	1986	1,450,000	90,264
Total / Wtd. Avg.			100.0%	6,298,728		$422,640,000	$28,821,261

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants for the U.S. Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Hannibal Industries, Inc(2)	NR / NR / NR	429,122	6.8%	$4,579,754	13.3%	$10.67	3/31/2028	2, 5-year options
TestAmerica Laboratories, Inc.(3)	NR / NR / NR	231,748	3.7	3,427,496	9.9	14.79	6/30/2027	NA
Kraco Enterprises, LLC(4)	NR / NR / NR	364,440	5.8	3,094,900	9.0	8.49	8/31/2028	4, 5-year options
New WinCup Holdings, Inc.(5)	NR / NR / NR	542,450	8.6	3,067,106	8.9	5.65	12/31/2026	2, 5-year options
SET Enterprises, Inc.(6)	NR / NR / NR	401,727	6.4	1,872,007	5.4	4.66	6/30/2031	NA
Plaid Enterprises, Inc.(7)	NR / NR / NR	354,134	5.6	1,841,402	5.3	5.20	10/31/2024	NA
Jade-Sterling Steel Co., Inc.(8)	NR / NR / NR	389,900	6.2	1,812,729	5.3	4.65	4/30/2023	2, 5-year options
World’s Finest Chocolate, Inc.(9)	NR / NR / NR	434,252	6.9	1,564,450	4.5	3.60	7/31/2027	2, 5-year options
Oracle Flexible Packaging, Inc.	NR / NR / NR	437,911	7.0	1,209,252	3.5	2.76	7/31/2030	NA
MVP Group International, Inc(10)	NR / NR / NR	209,244	3.3	1,062,366	3.1	5.08	4/30/2022	NA
Ten Largest Tenants		3,794,928	60.2%	$23,531,461	68.2%	$6.20
Remaining Tenants		2,503,800	39.8	10,962,237	31.8	4.38
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		6,298,728	100.0%	$34,493,698	100.0%	$5.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Hannibal Industries, Inc subleases approximately 36,108 SF of its space to LexWest, LLC.

(3)	TestAmerica Laboratories, Inc. leases space at six properties, which all expire 6/30/2027, comprised of: TestAmerica - Arvada: 57,966 SF; $14.41 underwritten base rent per SF; TestAmerica - Corpus Christi: 14,884 SF; $6.80 underwritten base rent per SF; TestAmerica - Pensacola: 21,911 SF; $20.65 underwritten base rent per SF; TestAmerica - Savannah: 54,284 SF; $12.65 underwritten base rent per SF; TestAmerica - Tallahassee: 16,500 SF; $11.12 underwritten base rent per SF; TestAmerica - West SAC: 66,203 SF; $17.64 underwritten base rent per SF.

(4)	Kraco Enterprises, LLC subleases approximately 13,430 SF of its space to Compton Steel Co. Inc. and some of its parking lot to Morrell’s Electroplating, Inc.

(5)	New WinCup Holdings, Inc. leases space at two properties, with leases that each expire 12/31/2026, comprised of New WinCup – Phoenix: 322,070 SF; $6.64 underwritten base rent per SF and New WinCup – Stone Mountain: 220,380 SF; $4.21 underwritten base rent per SF.

(6)	SET Enterprises, Inc. leases space at two properties, with leases that each expire 6/30/2031, comprised of: SET - MI: 284,351 SF; $5.49 underwritten base rent per SF and SET - IN: 117,376 SF; $2.66 underwritten base rent per SF.

(7)	Plaid Enterprises, Inc. leases space at two properties, with leases that each expire 10/31/2024, comprised of: Plaid - Decatur: 282,514 SF; $3.77 underwritten base rent per SF and Plaid - Norcross: 71,620 SF; $10.83 underwritten base rent per SF.

(8)	Jade-Sterling Steel Co., Inc. leases space at two properties. The leases both expire 4/30/2023, and are comprised of Jade-Sterling - OH: 174,511SF with $4.68 underwritten base rent per SF and Jade-Sterling – IL: 215,389 SF with $4.63 underwritten base rent per SF. Jade-Sterling Steel Co., Inc. subleases approximately 6,500 SF of its space to M. Block & Sons, Inc. Jade-Sterling Steel Co. also subleases approximately 22,600 SF to Soft-Lite, LLC, approximately 5,928 SF to Godfrey & Wing and approximately 2,500 SF to Automation Plastics on a month-to-month basis.

(9)	World’s Finest Chocolate, Inc. subleases approximately 64,912 SF of its space to Barry Callebaut U.S.A. LLC.

(10)	MVP Group International, Inc leases space at two properties, which both expire 4/30/2022, comprised of MVP Charleston: 108,000 SF; $6.52 underwritten base rent per SF and MVP Mayfield: 101,244 SF; $3.54 underwritten base rent per SF. MVP Charleston subleases approximately 75,000 SF of its space to CLT Air Freight Carrier, LLC.

The following table presents certain information relating to the lease rollover schedule for the U.S. Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	116,700	1.9	1.9%	659,402	1.9	5.65	2
2021	116,897	1.9	3.7%	331,224	1.0	2.83	1
2022	209,244	3.3	7.0%	1,062,366	3.1	5.08	2
2023	959,590	15.2	22.3%	4,937,149	14.3	5.15	6
2024	644,454	10.2	32.5%	3,656,333	10.6	5.67	5
2025	0	0.0	32.5%	0	0.0	0.00	0
2026	542,450	8.6	41.1%	3,067,106	8.9	5.65	2
2027 & Thereafter	3,709,393	58.9	100.0%	20,780,117	60.2	5.60	21
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	6,298,728	100.0%		$34,493,698	100.0%	$5.48	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to historical occupancy for the U.S. Industrial Portfolio Properties:

Historical Leased %(1)

2013	2014	2015	As of 9/1/2016
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the U.S. Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten(2)(3)	Underwritten $ per SF
Base Rental Revenue	$31,183,647	$31,857,526	$32,564,740	$32,944,523	$34,493,698	$5.48
Reimbursement Revenue	4,920,332	5,771,348	5,539,855	5,465,585	5,894,557	0.94
Other Revenue	149,701	78,880	0	0	0	0.00
Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,410,108	$40,388,255	$6.41
Vacancy Loss	0	0	0	0	(2,224,174)	(0.35)
Effective Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,410,108	$38,164,081	$6.06

Expenses	$5,132,150	$6,201,533	$5,737,748	$5,633,516	$6,258,879	$0.99
Management Fee	833,213	833,210	833,210	833,220	670,493	0.11
Total Operating Expenses	$5,965,363	$7,034,743	$6,570,958	$6,466,736	$6,929,372	$1.10

Net Operating Income	$30,288,317	$30,673,011	$31,533,638	$31,943,372	$31,234,709	$4.96
Tenant Improvements	0	0	0	0	1,783,576	0.28
Replacement Reserves	0	0	0	0	629,873	0.10
Net Cash Flow	$30,288,317	$30,673,011	$31,533,638	$31,943,372	$28,821,261	$4.58

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of September 1, 2016 and contractual rent steps through September 1, 2017.
(3)	Underwritten cash flow assumes market vacancy for the submarkets in which the properties are located.

■	Appraisals. According to an appraisal, the U.S. Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value, inclusive of an approximately 8.0% portfolio premium, of $456,000,000 as of December 31, 2015. The aggregate “as-is” value of the U.S. Industrial Portfolio Properties without the portfolio premium is $422,640,000.

■	Environmental Matters. According to Phase I environmental reports, dated between December 2, 2015 and December 8, 2015, there are no recognized environmental conditions or recommendations for further action at the U.S. Industrial Portfolio Properties other than (a) a recommendation for an asbestos operations and maintenance (O&M) plan at 24 properties and (b) the monitoring of the remediation of other historical environmental issues as further described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The U.S Industrial Portfolio consists of 39 properties in 17 states. The following highlights the four largest markets by allocated loan amount:

Los Angeles, California (22.7% of Cut-off Date Allocated Loan Amount): The Los Angeles industrial market currently has approximately 935.6 million SF of industrial space, an average rent of $7.26 per SF/year with vacancy of 4.5%.

Chicago, Illinois (14.2% of Cut-off Date Allocated Loan Amount): The Chicago industrial market currently has approximately 1.2 billion SF of industrial space, an average rent of $5.64 per SF/year with vacancy of 10.6%.

Detroit, Michigan (8.3% of Cut-off Date Allocated Loan Amount): The Detroit industrial market currently has approximately 534.2 million SF of industrial space, an average rent of $4.62 per SF/year, with vacancy of 9.4%.

Phoenix, Arizona (7.0% of Cut-off Date Allocated Loan Amount): The Phoenix industrial market currently has approximately 291.0 million SF of industrial space, an average rent of $5.35 per SF/year with vacancy of 13.0%.

■	The Borrowers. The U.S. Industrial Portfolio Loan was made to 39, single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U.S. Industrial Portfolio Whole Loan. The non-recourse carveout guarantors under the U.S. Industrial Portfolio Loan are, collectively, jointly and severally, Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane, each an individual.

The borrower sponsors are the seven principals of Brennan Investment Group (“BIG”): Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane, each an individual. BIG is a real estate investments firm specializing in investments in industrial properties. Brennan Investment Group is an owner and manager of industrial assets with a portfolio of 224 properties totaling 24 million square feet. Michael Brennan, the co-founder and chairman of BIG, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and member of the Board of Directors until 2008.

■	Escrows. On the origination date, the borrowers funded (i) a replacement reserve in the amount of $1,259,746, (ii) a tenant improvement and leasing commissions reserve in the amount of $3,000,000, and (iii) an expansion reserve for the Plaid – Decatur property, in the amount of $6,374,500 (a portion of which, in the amount of $557,534, was disbursed to the borrower resulting in $5,816,966 remaining in the respective escrow account at origination), to create additional space for manufacturing and storage space pursuant to an expansion and extension of an existing lease. The construction total cost is estimated to be $5,795,000. Construction is anticipated to begin immediately and is anticipated to take up to one year.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless (a) in the case of taxes, a tenant is obligated under its lease to pay the taxes directly to the appropriate taxing authority (or to the borrower as landlord under a triple-net lease for payment to the appropriate taxing authority) and such amounts are actually paid and (b) in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, or, if a tenant is obligated to and actually maintains such insurance (ii) the U.S. Industrial TI/LC Amount to a tenant improvements and leasing commissions account, and (iii) beginning on the second anniversary of the origination date, a capital expenditure reserve in an amount equal to $52,489, capped at $1,259,746.

“U.S. Industrial TI/LC Amount” means an amount, commencing on September 1, 2021 (or earlier if funds on deposit therein are less than $1,500,000) equal to $150,000 until funds deposited into such account equal $4,500,000. No additional reserves are required thereafter until such time as funds on deposit therein are less than $1,500,000, and on each due date thereafter, the borrower will be required to resume monthly deposits in an amount equal to the lesser of (x) $150,000 and (y) the amount necessary to cause the tenant improvements and leasing commissions reserve account to contain funds equal to $1,500,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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In addition, on each due date during the continuance of a U.S. Industrial Portfolio Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “U.S. Industrial Portfolio Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.25x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.25x, or (ii) following the occurrence and during the continuance of an event of default under the related loan documents.

■	Lockbox and Cash Management. The U.S. Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the U.S. Industrial Portfolio Properties and all other money received by the borrowers or the property manager with respect to the U.S. Industrial Portfolio Properties be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day that no U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and if a U.S. Industrial Portfolio Trigger Period is continuing (or, at the lender’s discretion, during the continuance of an event of default under the related loan documents), be used to pay debt service, required reserves and operating expenses, with all remaining amounts reserved in an excess cash flow reserve account. During the continuance of an event of default under the U.S. Industrial Portfolio Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the U.S. Industrial Portfolio Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the U.S. Industrial Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The U.S. Industrial Portfolio Properties are managed by Brennan Management, LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the U.S. Industrial Portfolio Properties are required to remain managed by Brennan Management, LLC or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with (a) a property manager with at least 5 years’ experience in the business of managing at least 3,000,000 leasable square feet of properties comparable to the U.S. Industrial Portfolio Properties who is not subject to a bankruptcy or similar insolvency or (b) any other property manager reasonably approved by the lender and subject to receipt of Rating Agency Confirmation, and if an affiliate of the borrower, the receipt of an additional insolvency opinion if (i) the property manager becomes bankrupt or insolvent, (ii) a material default by the property manager occurs under the management agreement and is not cured within any applicable notice and cure period thereunder and the borrowers have the right to terminate the management agreement pursuant to its terms and provisions, or (iii) following an event of default and acceleration of the U.S. Industrial Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Release of Collateral. Provided no event of default under the U.S. Industrial Portfolio Loan has occurred and is continuing, the borrowers have the right after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is deposited and (ii) the third anniversary of the origination of the U.S. Industrial Portfolio Loan to obtain release of one or more of the U.S. Industrial Portfolio Properties in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the sum of 115% of the allocated loan amount of the individual U.S. Industrial Portfolio Properties so released and (y) the portion of the outstanding principal balance of the U.S. Industrial Portfolio Whole Loan that has not been defeased as of the date of such release, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the U.S. Industrial Portfolio Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 2.20x and (y) the lesser of (i) 2.55x and (ii) debt service coverage ratio immediately prior to such release, and (iii) compliance with REMIC requirements. Subject to the satisfaction of certain conditions, borrower has the right to obtain releases of vacant, non-income producing parcels for which no material value was assigned under the appraisals obtained by lender in connection with the origination.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Preferred Equity. Lower Terra JV, LLC, the indirect parent of the related borrowers, has issued preferred equity in the initial amount of $98,386,245.16 with a preferred annual rate of return, compounded monthly, equal to: (i) for the period from and including September 1, 2016 to but excluding September 1, 2017, 12.6%; (ii) for the period from and including September 1, 2017 to but excluding September 1, 2018, 13.1%; (iii) for the period from and including September 1, 2018 to but excluding September 1, 2019, 13.6%; and (iv) thereafter, 14.1%. The final, mandatory redemption date is required to be one year and a day after the last maturity date of any mortgage loan or mezzanine loan directly or indirectly, as applicable, secured by the mortgaged properties. Upon certain bad boy acts and similar defaults under the preferred equity documents, the preferred investor has the right to replace the managing member, increase the preferred rate of return by 3% and in some cases, cause a sale of the assets of the subsidiaries and/or hyperamortize the preferred equity amount. Additionally the parents of the borrower are permitted to issue additional preferred equity in any upper tier parent of the borrower so long as after giving effect to such issuance of such preferred equity a change of control of the borrower under the loan documents would not occur as a result of such issuance or upon the exercise of any remedy by the holder of any such preferred equity.

■	Terrorism Insurance. The insurance policies obtained by the borrowers are required under the loan documents to cover perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the U.S. Industrial Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity until the earlier of 6 months following restoration and the date on which income returns to the same level it was at prior to the loss) at all times during the term of the U.S. Industrial Portfolio Loan, provided, that the borrowers are not be required to spend more than two times the cost of the premiums paid by the borrower for the property and casualty insurance required to be maintained under the U.S. Industrial Portfolio Loan documents. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the U.S. Industrial Portfolio Properties are separately allocated to the U.S. Industrial Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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LOWER LEVEL BASEMENT
SECOND LEVEL PARKING STRUCTURE
GSTAGE
Marshalls
VALLARTA SUPERMARKETS
RITE AID
I-I
I-H
I-G
I-F
I-E
I-D
I-C
I-B
I-A2
I-A1
Burlington
STAPLES
ROSS
G-3
G-1
TJ maxx
F-5C
F-5B
F-5A
N-D
N-A
N-C1
N-C2
N-B
O-2
OLD NAVY
Michaels
PETCO
W2
LAUREL AVENUE
CENTRAL AVENUE
PAINTER AVENUE
WHITTIER BOULEVARD
N
Anchor
Non-Anchor / In-line
Vacant
Not Part of the Collateral

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Quad at Whittier
13502 Whittier Boulevard
Whittier, CA 90605
Monterey Park
East Los Angeles College
South El Monte
La Puente
Montebello
The Shops At Montebello
Beverly Hospital
Citadel Outlets
Rio Hondo Community College
Hacienda Heights
Commerce
Whittier
Whittier College
Presbyterian Intercommunity Hospital
Pico Rivera
Bell Gardens
Santa Fe Springs
Whittwood Town Center
Stonewood Center
Downey
La Habra
Coast Plaza Hospital
Biola University
La Mirada
Norwalk
Amerige Heights Town Center
FULLERTON MUNICIPAL AIRPORT
Cerritos Towne Center
Artesia
Cerritos
La Palma
La Palma Intercommunity Hospital
Knott's Berry Farm
Buena Park Downtown
Burbank
Pasadena
Glendale
West Hollywood
Beverly Hills
Santa Monica
Los Angeles
Culver City
San Dimas
Ontario
West Covina
Pomona
Chino
Diamond Bar
Marina Del Rey
Huntington Park
Whittier
El Segundo
Lynwood
Santa Fe Springs
Manhattan Beach
Fullerton
Torrance
Anaheim
Long Beach
Orange
Santa Ana
Tustin
Huntington Beach
Irvine
Newport Beach
Mission Viejo
Pacific Ocean
Laguna Beach
Dana Point

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Whittier, California	Cut-off Date Principal Balance	$70,100,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$161.69
Size (SF)	433,553	Percentage of Initial Pool Balance	6.8%
Total Occupancy as of 7/31/2016(1)	89.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2016(1)	89.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1950 / 1991	Mortgage Rate	4.2580%
Appraised Value	$114,200,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$7,813,165
Underwritten Expenses	$2,049,658	Escrows
Underwritten Net Operating Income (NOI)	$5,763,507	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,428,232	Taxes	$0	$0
Cut-off Date LTV Ratio	61.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	57.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.90x / 1.79x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.2% / 7.7%	Other(3)	$4,870,426	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$70,100,000	100.0%	Loan Payoff	$46,745,745	66.7%
Principal Equity Distribution	17,871,919	25.5
Reserves	4,870,426	6.9
Closing Costs	611,909	0.9

Total Sources	$70,100,000	100.0%	Total Uses	$70,100,000	100.0%

(1)	Total Occupancy and Owned Occupancy includes Marshalls (23,092 SF) that has executed a lease but has not opened for business or begun paying rent. Marshalls is anticipated to open and commence paying rent in March 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding this tenant are both 83.8%.
(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $121,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $114,200,000 is 61.4%. See”—Appraisal” below.
(3)	Other reserves include: (i) a $363,000 Deferred Maintenance Escrow, (ii) a $600,392 unfunded obligations reserve for outstanding tenant allowance and leasing commissions, (iii) a $187,034 gap rent reserve associated with Marshalls and (iv) a $3,720,000 Michael’s reserve account associated with Michaels’ temporary rent reduction as a result of a co-tenancy clause in its lease. The Michael’s reserve account was released and replaced by a letter of credit in favor of the lender. See”—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Quad at Whittier Loan”) is evidenced by a note in the original principal amount of $70,100,000, secured by a first mortgage encumbering the fee simple interest in a retail property located in Whittier, California (the “Quad at Whittier Property”). The Quad at Whittier Loan was originated by Goldman Sachs Mortgage Company on October 7, 2016 and represents approximately 6.8% of the Initial Pool Balance. The note evidencing the Quad at Whittier Loan has a principal balance as of the Cut-off Date of $70,100,000 and an interest rate of 4.2580% per annum. The borrower utilized the proceeds of the Quad at Whittier Loan to refinance the existing debt on the Quad at Whittier Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Quad at Whittier Loan had an initial term of 120 months and has a remaining term of 120 months. The Quad at Whittier Loan requires interest only payments during its term. The scheduled maturity date is the due date in November 2026. Voluntary prepayment of the Quad at Whittier Loan is prohibited prior to the due date in August 2026. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Mortgaged Property. The Quad at Whittier Property is a 433,553 SF retail property located in Whittier, California. The Quad at Whittier Property was built in 1950 as an open-air mall and was substantially rebuilt in 1991. The borrower sponsor acquired the Quad at Whittier Property in 1996 for $44.2 million and has a current cost basis of $88.9 million. The Quad at Whittier Property is leased to approximately 43 tenants that include Burlington Coat Factory (87,463 SF), Vallarta Supermarkets (40,000 SF), Ross Dress for Less (25,788 SF), TJ Maxx (25,000 SF), Michaels (23,277 SF), Marshalls (23,092 SF, Signed – Not Open), Rite Aid (18,000 SF), and Staples (17,200 SF). Other national tenants include Petco, Olive Garden, Chili’s, Famous Footwear, Payless Shoesource, H&R Block, Gamestop, and GNC. The largest tenant, Burlington Coat Factory (20.2% of GLA and 10.5% of underwritten base rent), currently occupies 87,463 SF and has been a tenant at the Quad at Whittier Property since July 1999. Excluding Burlington Coat Factory and Vallarta Supermarkets, no tenant represents more than 5.9% of total GLA or 7.4% of underwritten base rent.

As of June 30, 2016, the Quad at Whittier Property generated underwritten in-line comparable (tenants with less than 10,000 SF and have been in occupancy for 12 months for the respective year and have reported full year sales) sales of $430 per SF, resulting in an underwritten in-line comparable (less than 10,000 SF) occupancy cost of 8.7%. As of July 31, 2016, Total Occupancy and Owned Occupancy were both 89.1%.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Quad at Whittier Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Leased GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Burlington Coat Factory(3)	NR / NR / NR	87,463	20.2%	Yes	$794,454	$9.08	9/30/2019	$89	10.2%	2, 5-year options
Vallarta Supermarkets	NR / NR / NR	40,000	9.2	Yes	$813,219	$20.33	8/1/2030	$602	3.4%	3, 5-year options
Total Anchors		127,463	29.4%

Jr. Anchors
Ross Dress For Less	NR / A3 / A-	25,788	5.9%	Yes	$561,898	$21.79	1/31/2021	$336	6.5%	1, 5-year option
TJ Maxx	NR / A2 / A+	25,000	5.8	Yes	$346,503	$13.86	1/31/2021	$370	3.8%	NA
Michaels(4)	NR / NR / NR	23,277	5.4	Yes	$484,869	$20.83	10/20/2020	$233	8.9%	3, 5-year options
Marshalls(4)	NR / A2 / A+	23,092	5.3	Yes	$448,459	$19.42	3/31/2027	NA	NA	3, 5-year options
Rite Aid	B+ / B3+ / B+	18,000	4.2	Yes	$273,461	$15.19	5/31/2025	$506	3.0%	1, 10-year option
Staples	BB+ / Baa2 / BBB-	17,200	4.0	Yes	$333,088	$19.37	10/31/2018	NA	NA	NA
Dollar Tree	NR / NR / BB+	13,766	3.2	Yes	$223,845	$16.26	8/31/2022	$176	9.2%	NA
Petco	NR / NR / B	10,738	2.5	Yes	$244,988	$22.82	2/9/2021	$299	7.6%	NA
G-Stage	NR / NR / NR	10,722	2.5	Yes	$316,397	$29.51	9/1/2025	$157	18.9%	1, 5-year option
Big 5	NR / NR / NR	10,189	2.4	Yes	$199,639	$19.59	1/31/2019	NA	NA	1, 5-year option
Total Jr. Anchors		177,772	41.0%

Occupied In-line		65,694	15.2%		$2,296,668	$34.96
Occupied Outparcel		15,386	3.5%		$472,578	$30.71
Vacant Spaces(4)		47,238	10.9%		$0	$0.00

Total Owned SF		433,553	100.0%
Total SF		433,553	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are based on the trailing 12 month period ending June 30, 2016, as provided by the borrower with the exception of (i) Burlington Coat Factory sales which are as of 12/31/2015, (ii) TJ Maxx sales which are as of 1/31/2016, (iii) Michaels’ sales which are as of 4/30/2016, and (iv) Vallarta Supermarkets sales which reflects annualized five-month sales ending 12/31/2015.
(3)	Burlington Coat Factory has a one-time option to terminate its lease with 90 days’ notice in the event its sales are less than approximately $13,120,000 for any given 12 month period. Sales as of 12/ 31/15 were approximately $7,800,000.
(4)	The Michaels lease contained a co-tenancy clause that provided for percentage rent in lieu of base rent in the event that Old Navy vacated the property. On March 31, 2016 Old Navy vacated their space prior to moving to another location at the Quad at Whittier Property as a temporary tenant. Michaels currently pays 3% of sales in lieu of rent. Michaels is expected to begin paying its scheduled base rent in March 2017 when Marshalls is expected to take occupancy. We cannot assure you that Marshalls will take occupancy or will begin paying as anticipated or at all. Total rent is comprised of scheduled base rent plus recoveries for Michaels.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Quad at Whittier Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Burlington Coat Factory(2)	NR / NR / NR	87,463	20.2%	$677,838	10.5%	$7.75	$89	10.2%	9/30/2019	2, 5-year options
Vallarta Supermarkets	NR / NR / NR	40,000	9.2	672,000	10.4	16.80	$602	3.4%	8/1/2030	3, 5-year options
Ross Dress For Less	NR / A3 / A-	25,788	5.9	477,078	7.4	18.50	$336	6.5%	1/31/2021	1, 5-year option
Michaels(3)	NR / NR / NR	23,277	5.4	404,088	6.2	17.36	$233	8.9%	10/20/2020	3, 5-year options
Marshalls(3)	NR / A2 / A+	23,092	5.3	340,607	5.3	14.75	NA	NA	3/31/2027	3, 5-year options
Staples	BB+ / Baa2 / BBB-	17,200	4.0	269,524	4.2	15.67	NA	NA	10/31/2018	NA
G-Stage	NR / NR / NR	10,722	2.5	257,328	4.0	24.00	$157	18.9%	9/1/2025	NA
TJ Maxx	NR / A2 / A+	25,000	5.8	250,000	3.9	10.00	$370	3.8%	1/31/2021	NA
Olive Garden(4)	NR / NR / NR	9,100	2.1	229,079	3.5	25.17	$604	4.8%	2/13/2021	NA
Petco	NR / NR / B	10,738	2.5	203,056	3.1	18.91	$299	7.6%	2/9/2021	NA
Largest Tenants		272,380	62.8%	$3,780,597	58.4%	$13.88
Remaining Owned Tenants		113,935	26.3	2,688,535	41.6	23.60
Vacant Spaces (Owned Space)		47,238	10.9	0	0.0	0.00
Totals / Wtd. Avg. Tenants		433,553	100.0%	$6,469,133	100.0%	$16.75

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Burlington Coat Factory has a one-time option to terminate its lease with 90 days’ notice in the event its sales are less than approximately $13,120,000 for any given 12 month period. Sales as of 12/31/15 were approximately $7,800,000.
(3)	Michaels is on temporary rent relief due to co-tenancy with Old Navy who vacated their space prior to occupying another space at the Quad at Whittier Property on a temporary basis. Michaels currently pays 3% of sales in lieu of rent. Michaels is expected to begin paying its scheduled base rent in March 2017 when Marshalls is expected to take occupancy. We cannot assure you that Marshalls will take occupancy or will begin paying as anticipated or at all. UW Base Rent represents scheduled base rent for Michaels.
(4)	Olive Garden is a ground lease tenant. The tenant owns the improvements and the borrower owns the land.

The following table presents certain information relating to the lease rollover schedule at the Quad at Whittier Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	2,819	0.7	0.7%	104,171	1.6	36.95	2
2017	10,678	2.5	3.1%	380,317	5.9	35.62	5
2018	35,881	8.3	11.4%	646,995	10.0	18.03	6
2019	109,541	25.3	36.7%	1,241,003	19.2	11.33	10
2020	30,245	7.0	43.6%	729,412	11.3	24.12	5
2021	80,512	18.6	62.2%	1,492,610	23.1	18.54	7
2022	19,964	4.6	66.8%	312,189	4.8	15.64	3
2023	0	0.0	66.8%	0	0.0	0.00	0
2024	0	0.0	66.8%	0	0.0	0.00	0
2025	31,222	7.2	74.0%	549,828	8.5	17.61	3
2026	0	0.0	74.0%	0	0.0	0.00	0
2027 & Thereafter(2)	65,453	15.1	89.1%	1,012,607	15.7	15.47	2
Vacant	47,238	10.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	433,553	100.0%		$6,469,133	100.0%	$16.75	43

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes Marshalls 23,092 SF, which has executed a lease but has not opened for business or begun paying rent. Marshalls is expected to begin paying its scheduled base rent in March 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to historical occupancy and estimated tenant sales at the Quad at Whittier Property:

Historical Leased % & In-line Sales(1)

	2013	2014	2015
Occupancy(3)	98.0%	97.8%	89.3%
In-line Tenant (<10,000 SF) Sales per SF(4)	$388	$396	$422

(1)	As provided by the borrower.
(2)	Occupancy includes one tenant (Marshalls 23,092 SF), which has executed a lease but has not opened for business or begun paying rent, which is expected to be in March 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.
(3)	Reflects occupancy as of December 31 unless otherwise noted.
(4)	Inline comparable tenant (<10,000 SF) Sales per SF are for tenants that have been in occupancy for full 12 months for each respective year and have reported full year sales for that period. All tenants with less than 10,000 SF are treated as in-line.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Quad at Whittier Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$6,325,919	$6,496,884	$6,103,693	$6,352,417	$6,469,133	$14.92
Overage / Percentage Rent	15,438	63,161	38,089	25,735	26,069	0.06
Total Reimbursement Revenue	1,453,686	1,418,398	1,324,775	1,325,607	1,314,865	3.03
Gross Up Vacancy	0	0	0	0	1,123,850	2.59
Other Income	32,175	17,810	10,970	3,099	3,099	0.01
Gross Revenue	$7,827,218	$7,996,253	$7,477,526	$7,706,858	$8,937,015	$20.61

Vacancy & Credit Loss	(11,364)	(125,031)	(66,709)	14,475	(1,123,850)	(2.59)
Effective Gross Revenue	$7,815,854	$7,871,223	$7,410,817	$7,721,333	$7,813,165	$18.02

Total Operating Expenses	$2,044,357	$2,148,014	$2,120,224	$2,189,556	$2,049,658	$4.73

Net Operating Income	$5,771,497	$5,723,209	$5,290,592	$5,531,777	$5,763,507	$13.29
TI/LC	0	0	0	0	233,406	0.54
Replacement Reserves	0	0	0	0	101,869	0.23
Net Cash Flow	$5,771,497	$5,723,209	$5,290,592	$5,531,777	$5,428,232	$12.52

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of July 31, 2016 and contractual rent steps through November 30, 2017.

■	Appraisal. According to the appraisal, the Quad at Whittier Property had an “as-is” appraised value of $114,200,000 as of September 1, 2016 and an “as stabilized” appraised value of $121,000,000 as of June 1, 2018, accounting for additional lease up at the property.

■	Environmental Matters. According to a Phase I environmental report, dated September 1, 2016, there are no recognized environmental conditions or recommendations for further action at the Quad at Whittier Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The Quad at Whittier Property is located in Whittier, California. The city of Whittier had a population of 87,426 and an average household income of $88,580 in 2015.

The following table presents certain information relating to the primary competition for the Quad at Whittier Property:

Competitive Set(1)

	Quad at Whittier (Subject Property)	Stater Brothers Center	Santa Fe Springs Marketplace	Whittier Marketplace	Whittwood Town Center	Gateway Plaza
Distance from Subject	-	1.8 miles	1.8 miles	2.0 miles	2.5 miles	2.5 miles
Property Type	Retail	Neighborhood Center	Neighborhood Center	Neighborhood Center	Community Center	Community Center
Year Built	1950	1999	2001	1986	1965	NAV
Total GLA	433,553	135,400	164,775	168,265	841,936	289,265
Total Occupancy	89.1%	96%	92%	98%	93%	94%
Sales per SF(2)	$430	NAV	NAV	NAV	NAV	NAV
Major Tenants	Burlington Coat Factory, Vallarta, Rite Aid, Ross Dress For Less, TJ Maxx, Michaels, Marshals, Petco, Staples	Stater Bros	Food 4 Less, Rite Aid, O’Reilly Parts	Ralphs, CVS	Target, Vons, Petsmart, Sears, JCPenney, Kohls, 24 Hr Fitness	WalMart, Target, LA Fitness, Marshalls

(1)	Source: Appraisal.
(2)	Represents sales for comparable in-line tenants with less than 10,000 SF and have been in occupancy for 12 months for the respective year and have reported full year sales.

■	The Borrower. The borrower is The Quad at Whittier, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Quad at Whittier Loan. The non-recourse carveout guarantor under the Quad at Whittier Loan is Terramar Retail Centers, LLC (“TRC”), the direct owner of the borrower.

Previously known as GMS Realty, LLC, TRC was founded in 1996 and is based in Carlsbad, California. TRC acquires, develops, and operates retail properties in the western United States, focusing on retail land sites for neighborhood and community shopping center development and build-to-suit opportunities primarily in California. As of the first quarter of 2016, TRC owns over 35 assets along the West Coast and Hawaii and has owned the Quad at Whittier Property since 1996 as one of TRC’s first real estate investments. As of the first quarter of 2016, TRC maintains a portfolio of 13 retail centers in the greater Los Angeles area totaling 2.1 million SF. As of the first quarter 2016, TRC reported net worth of $958.9 million and cash and cash equivalents of approximately $20.2 million. TRC is majority (99.9%) owned by Calzada Capital Partners, LLC (“Calzada”), a real estate investment firm headquartered in Chicago that owns eight real estate operating companies including TRC. Calzada is majority (97.3%) owned by the Washington State Investment Board, a public pension fund with approximately $12.5 billion in assets under management.

■	Escrows. On the origination date, the borrower funded (i) a deferred maintenance and environmental escrow account in the amount of $363,000, (ii) an unfunded obligations account in the amount of $600,392 for tenant improvements and leasing commissions relating to Marshalls of CA, LLC, (iii) a Michael’s reserve account in the amount of $3,720,000 with respect to the space currently occupied by Michaels Stores, Inc. and (iv) a Marshalls reserve account in the amount of $187,034 with respect to the space currently leased by Marshalls of CA, LLC. The Michael’s reserve account was subsequently released and replaced by a letter of credit in favor of the lender in an amount equal to $3,720,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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On each due date during a continuing event of default under the loan documents or any Quad at Whittier Trigger Period, the borrower will be required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, so long as no event of default under the loan documents is continuing, reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the related loan documents. The borrower will not be required to make monthly tax deposits, with respect to any taxes paid directly to the taxing authority by any tenant, so long as (i) no event of default under the Quad at Whittier Loan has occurred and is continuing, (ii) the borrower either provides proof of payment by the applicable tenant directly to the taxing authority, or deposits the applicable amount into the tax and insurance reserve within 10 days’ notice from the lender, (iii) the lease with the applicable tenant remains in effect and not in default and (iv) no material adverse change has occurred with respect to such tenant.

Within ten business days following the occurrence of a Rollover Trigger Event, the borrower is required to fund a rollover reserve account in an amount equal to two times the total annual rent and reimbursements payable by Burlington Coat Factory (“Burlington”) as of the occurrence of a Rollover Trigger Event (excluding any reimbursements for taxes, insurance or common area maintenance and use charges which have been reallocated to other tenants at the Quad at Whittier Property).

A “Rollover Trigger Event” means the occurrence of both (i) the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 2.0x (excluding any operating income attributable to Burlington and its related lease and any operating income attributable to the leases which may be terminated as a result of any radius restrictions and/or co-tenancy provisions related to Burlington), and (2) the earliest of any of the following: (x) the date that Burlington gives notice of an intent to exercise its termination option set forth, in its lease or (y) the date by which Burlington is required to give notice to renew its lease at the end of the original term or any subsequent renewal term if it has not given such notice. Provided no event of default under the loan documents is then continuing, the borrower will not be obligated to fund the rollover reserve account upon the earlier to occur of: (i)(a) Burlington entering into a renewal or extension of its lease being in occupancy of all or a portion of its space, paying normal monthly rent, being open for business and having provided an updated estoppel certificate reasonably acceptable to the lender or (b) all or a portion of Burlington’s space being subject to one or more approved substitute leases or (ii) the borrower delivering evidence reasonably satisfactory to lender the that the debt service coverage ratio (as calculated under the related loan documents) is greater than 2.0x (excluding any operating income attributable to Burlington and its lease and any income attributable to the leases which may be terminated as a result of any radius restrictions and/or co-tenancy provisions related to Burlington’s lease).

In addition, on each due date during the continuance of any Quad at Whittier Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Quad at Whittier Trigger Period” means any period: (i) commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.30x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.30x or (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Quad at Whittier Trigger Period is ongoing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The Quad at Whittier Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Quad at Whittier Property and all other money received by the borrower or the property manager with respect to the Quad at Whittier Property (other than (i) certain de minimis amounts of income, (ii) certain income paid to a borrower affiliate for sponsorship and advertising programs and (iii) tenant security deposits, to be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no Quad at Whittier Trigger Period or event of default under the Quad at Whittier Loan is continuing, all funds in the lockbox account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Quad at Whittier Trigger Period or event of default (if the lender so elects, only with respect to the continuance of an event of default) under the Quad at Whittier Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account. On each due date during the continuance of any Quad at Whittier Trigger Period or, at the lender’s discretion, during an event of default under the Quad at Whittier Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The Quad at Whittier Property is managed by Terramar Retail Centers, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Quad at Whittier Property is required to remain managed by Terramar Retail Centers, LLC or its affiliate meeting the qualifications set forth in the loan agreement or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender: (i) during the continuance of an event of default under the Quad at Whittier Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Quad at Whittier Loan has occurred and is continuing, the borrower has the right after the second anniversary of the securitization Closing Date to obtain release of a parcel (“Suite CA,” currently occupied by Burlington Coat Factory) from the lien of the related loan documents, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount of Suite CA ($9,000,000) (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Quad at Whittier Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is at least 1.45x, (iii) delivery of a REMIC opinion, (iv) receipt of a Rating Agency Confirmation and satisfaction of certain REMIC requirements.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Quad at Whittier Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12-month period following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Quad at Whittier Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Quad at Whittier Property are separately allocated to the Quad at Whittier Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Queenstown Premium Outlets

FRIELS ROAD
OLD NAVY
TALBOTS
kate spade
BANANA REPUBLIC
Samsonite
COACH
dressbarn
Bass
J.CREW
adidas
PACSUN
Calvin Klein
ST JOHN
CHICO'S
NAUTICA
NINE WEST
GYMBOREE
MICHAEL KORS
Levi's
NikeFactoryStore
vf OUTLET
GAP OUTLET
carter's
AÉROPOSTALE
VAN HEUSEN
Clarks
stride rite
Columbia
LOFT
Auntie Anne's
Non-Anchor / In-line
Vacant
Not Part of the Collateral

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Frederick
New Market
Mt Airy
Sykesville
Randallstown
Towson
Nottingham
Betterton
Baltimore
Ellicott City
Barnesville
Columbia
Chestertown
Laytonsville
Brookeville
Washington Grove
BALTIMORE WASHINGTON INT'L AIRPORT
Chesapeake Bay
Poolesville
Gaithersburg
Rock Hall
Leesburg
FORT MEADE
Rockville
Laurel
Kensington
Centreville
Bethesda
Potomac
Silver Spring
College Park
MARYLAND
Herndon
Reston
Somerset
Bowie
Annapolis
Queenstown
Mt Rainier
Highland Beach
WASHINGTON-DULLES INT'L AIRPORT
Washington, D.C.
Vienna
Arlington
RONALD REAGAN WASHINGTON NATIONAL AIRPORT
Fairfax
VIRGINIA
Alexandria
JOINT BASE ANDREWS
Upper Marlboro
Forest Heights
St Michaels
Easton
Clifton
Manassas

Baywood-Los Osos
LOS OSOS VALLEY RD
California Polytechnic State University
San Luis Obispo
Montana De Oro State Park
Madonna Plaza
Irish Hills Plaza
SAN LUIS OBISPO CO-MCCHESNEY FIELD
San Luis Obispo Golf & Country Club
Edna
Avila Beach
San Luis Obispo Bay
Pismo Beach
Arroyo Grande
Five Cities Center
Grover Beach
OCEANO AIRPORT
LOS BERROS RD
Pacific Ocean
WILLOW RD
Oceano Dunes State Rec Area
Guadalupe
W MAIN ST
Santa Maria
Allan Hancock College-Santa Maria
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

Simon Premium Outlets

#	Property Name	Address	City/State	Zip Code
1	Queenstown Premium Outlets	441 Outlet Center Drive	Queenstown, MD	21658
2	Pismo Beach Premium Outlets	333 Five Cities Drive	Pismo Beach, CA	93449

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(4)	$66,788,798
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$232.68
Size (SF)	436,987	Percentage of Initial Pool Balance	6.5%
Total Occupancy as of 8/29/2016(1)	93.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/29/2016(1)	93.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1989,1994 / 1999, 2006	Mortgage Rate	3.3335%
Appraised Value	$198,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$17,641,886
Underwritten Expenses	$4,491,520	Escrows
Underwritten Net Operating Income (NOI)	$13,150,366	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,688,533	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	51.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	39.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)(3)	2.44x / 2.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)(3)	12.9% / 12.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$102,000,000	100.0%	Loan Payoff	$100,503,611	98.5%
Closing Costs	1,335,123	1.3
Principal Equity Distribution	161,266	0.2

Total Sources	$102,000,000	100.0%	Total Uses	$102,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include two tenants at each property (PacSun and Aeropostale) that have filed for bankruptcy, but are in-place and paying rent (Pismo Beach Premium Outlets Property: PacSun 5,471 SF and Aeropostale 3,500 SF; Queenstown Premium Outlets Property: PacSun 4,000 SF and Aeropostale 4,000 SF). We cannot assure you that these two tenants will not reject their leases or continue paying rent. Total Occupancy and Owned Occupancy excluding these two tenants are both 89.5%.

(2)	Calculated based on the aggregate outstanding principal balance of Simon Premium Outlets Whole Loan. See “—The Mortgage Loan” below.

(3)	DSCR based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF include PacSun and Aeropostale, which have each filed for bankruptcy but are in-place and paying rent. Excluding these two tenants, DSCR based on Underwritten NOI / NCF are 2.36x and 2.28x, respectively, and Debt Yield based on Underwritten NOI / NCF are 12.5% and 12.1% respectively.

(4)	The Cut-off Date Principal Balance of $66,788,798 represents the controlling note A-1 of a $102,000,000 whole loan evidenced by two pari passu notes.

■	The Mortgage Loan. The mortgage loan (the “Simon Premium Outlets Loan”) is part of a whole loan structure (the “Simon Premium Outlets Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrowers’ fee simple interest in retail properties located in Queenstown, Maryland and Pismo Beach, California (the “Simon Premium Outlets Properties”). The Simon Premium Outlets Loan (evidenced by note A-1), which represents a controlling interest in the Simon Premium Outlets Whole Loan, has an outstanding principal balance as of the Cut-off Date of $66,788,798 and represents approximately 6.5% of the Initial Pool Balance. The related companion loan (the “Simon Premium Outlets Companion Loan”) evidenced by note A-2, has an outstanding principal balance as of the Cut-off Date of $34,889,671. The Simon Premium Outlets Companion Loan, currently held by Goldman Sachs Mortgage Company, represents a non-controlling interest in the Simon Premium Outlets Whole Loan and is expected to be contributed to one or more future securitization transactions. The Simon Premium Outlets Whole Loan was originated by Goldman Sachs Mortgage Company on September 1, 2016. The Simon Premium Outlets Whole Loan had an original principal balance of $102,000,000 and each note has an interest rate of 3.3335% per annum. The borrower utilized the proceeds of the Simon Premium Outlets Whole Loan to refinance the existing debt on the Simon Premium Outlets Properties, return equity to the borrower sponsor and pay origination costs.

The Simon Premium Outlets Loan had an initial term of 120 months and has a remaining term of 118 months. The Simon Premium Outlets Loan requires monthly payments of interest and principal sufficient to amortize the Simon Premium Outlets Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in September 2026. Voluntary prepayment of the Simon Premium Outlets Loan is permitted after the due date in February 2026 without payment of any yield maintenance or prepayment premium. Provided that no event of default under the Simon Premium Outlets Loan is continuing, at any time after the earlier to occur of (i) October 6, 2019 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Simon Premium Outlets Whole Loan is deposited, the Simon Premium Outlets Loan may be defeased with direct, non-callable obligations of the United States of America or, to the extent acceptable to the Rating Agencies, certain other “government securities” that are not subject to prepayment, call or early redemption.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Mortgaged Properties. The Simon Premium Outlets Properties consist of two retail outlet centers totaling approximately 437,000 SF: an approximately 290,000 SF retail outlet center located in Queenstown, Maryland (the “Queenstown Premium Outlets Property”) and an approximately 147,000 SF retail outlet center located in Pismo Beach, California (the “Pismo Beach Premium Outlets Property”).

The following table presents certain information relating to the Simon Premium Outlets Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy	Year Built	As-Is Appraised Value	UW NCF
Queenstown Premium Outlets	Queenstown	Maryland	$42,561,489	289,571	90.8%	1989	$127,000,000	$8,312,543
Pismo Beach Premium Outlets	Pismo Beach	California	24,227,309	147,416	98.5	1994	71,000,000	4,375,990
Total			$66,788,798	436,987	93.4%		$198,000,000	$12,688,533

Queenstown Premium Outlets Property

The Queenstown Premium Outlets Property is located in Queenstown, Maryland, east of the Chesapeake Bay Bridge on Maryland’s Eastern Shore. Located at the Route 301/50 split, it serves the nearby cities of Washington, D.C., Baltimore and Annapolis, as well as tourists traveling to the Eastern Shore. It was constructed in 1989 and renovated in 2006. It features approximately 60 outlet stores including Adidas, Brooks Brothers, Calvin Klein, Coach, J. Crew Factory Store, Michael Kors, Nike Factory Store, Polo Ralph Lauren, Talbots and Under Armour. As of June 30, 2016, the Queenstown Premium Outlets Property generated in-line comparable (tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Queenstown Premium Outlets Property and report sales for 12 months) sales of $343 per SF, resulting in an in-line comparable (less than 10,000 SF) occupancy cost of 13.3%. As of August 29, 2016, Total Occupancy and Owned Occupancy at the Queenstown Premium Outlets Property were both 90.8%.

Pismo Beach Premium Outlets Property

The Pismo Beach Premium Outlets Property is located in Pismo Beach, California, between Los Angeles and San Francisco, in the region’s wine country. It was constructed in 1994 and renovated in 1999. It features approximately 38 designer and name brand outlet stores including Calvin Klein, Carter’s, Coach, Polo Ralph Lauren, Tommy Hilfiger and Nike Factory Store. As of June 30, 2016, the Pismo Beach Premium Outlets Property generated in-line comparable (tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Pismo Beach Premium Outlets Property and report sales for 12 months) sales of $436 per SF, resulting in an in-line comparable (less than 10,000 SF) occupancy cost of 9.6%. As of August 29, 2016, Total Occupancy and Owned Occupancy at the Pismo Beach Premium Outlets Property were both 98.5%.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Simon Premium Outlets Property:

Ten Largest Tenants Based on Underwritten Base Rent

Combined Queenstown Premium Outlets Property and Pismo Premium Outlets Property

Tenant Name	Property	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent
Famous Footwear Outlet	Both	10,543	2.4%	$434,053	3.6%
Levi’s Outlet	Both	8,911	2.0	385,441	3.2
Bass	Both	12,600	2.9	369,781	3.1
Nike Factory Store	Both	20,500	4.7	358,000	3.0
Calvin Klein	Both	10,670	2.4	348,950	2.9
Carter’s	Both	9,500	2.2	348,595	2.9
Dress Barn	Both	10,700	2.4	342,080	2.8
PacSun(1)	Both	9,471	2.2	331,828	2.8
Under Armour	Queenstown	9,346	2.1	288,791	2.4
Brooks Brothers	Queenstown	8,219	1.9	287,665	2.4
Ten Largest Tenants		110,460	25.3%	$3,495,185	29.1%

(1)	PacSun has filed for bankruptcy, but is currently in-place and paying rent. PacSun leases space at both properties: Pismo Beach Premium Outlets Property: 5,471 SF expiring 5/31/2021 at $38.04 underwritten base rent per SF with $295 sales per SF and Queenstown Premium Outlets Property: 4,000 SF expiring 5/31/2021 at $30.93 underwritten base rent per SF with $238 sales per SF. We cannot assure you that this tenant will not reject its lease or continue paying rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Ten Largest Tenants Based on Underwritten Base Rent (continued)

Queenstown Premium Outlets Property

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Under Armour	NR / Baa2 / BBB-	9,346	3.2%	$288,791	3.7%	$30.90	NA	NA	5/31/2026	NA
Brooks Brothers	NR / NR / NR	8,219	2.8	287,665	3.7	35.00	$232	16.2%	12/31/2019	NA
Michael Kors	NR / NR / NR	5,248	1.8	278,380	3.6	53.05	$798	8.3%	11/30/2024	NA
Old Navy	NR / NR / NR	13,000	4.5	258,700	3.3	19.90	$252	12.9%	6/30/2021	NA
Columbia Sportswear	NR / NR / NR	7,476	2.6	235,601	3.0	31.51	$326	13.6%	1/31/2023	NA
V.F. Factory Outlet	NR / A3 / A	20,862	7.2	227,502	2.9	10.91	$99	11.0%	5/31/2019	NA
Famous Footwear Outlet	NR / NR / NR	5,043	1.7	218,160	2.8	43.26	NA	NA	9/30/2025	NA
Tommy Bahama	NR / NR / NR	6,000	2.1	210,000	2.7	35.00	$275	17.0%	5/31/2017	1, 5-year option
Nike Factory Store	NR / A1 / AA-	13,000	4.5	208,000	2.7	16.00	$515	4.8%	4/30/2018	1, 5-year option
Nautica Factory Store	NR / NR / NR	4,560	1.6	205,291	2.6	45.02	$229	25.4%	6/30/2018	NA
Ten Largest Owned Tenants		92,754	32.0%	$2,418,090	30.9%	$26.07
Remaining Owned Tenants(3)(4)		170,045	58.7	5,417,722	69.1	31.86
Vacant Spaces (Owned Space)		26,772	9.2	0	0.0	0.00
Total All Owned Tenants		289,571	100.0%	$7,835,812	100.0%	$29.82

Pismo Beach Premium Outlets Property

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Famous Footwear Outlet	NR / NR / NR	5,500	3.7%	$215,893	5.1%	$39.25	$405	13.0%	11/30/2019	NA
PacSun(3)	NR / NR / NR	5,471	3.7	208,094	5.0	38.04	$295	12.9%	5/31/2021	NA
Bass	NR / NR / NR	8,500	5.8	204,510	4.9	24.06	$286	12.9%	1/31/2017	NA
Levi’s Outlet	BB / Ba2 / BB	4,500	3.1	186,856	4.5	41.52	$584	9.4%	1/31/2021	NA
Calvin Klein	NR / Ba2 / BB+	5,670	3.8	186,600	4.5	32.91	$329	13.3%	7/31/2019	NA
Dress Barn	NR / NR / BB-	7,500	5.1	180,000	4.3	24.00	$251	15.3%	6/30/2021	NA
Carter’s	NR / NR / BB+	5,000	3.4	151,900	3.6	30.38	$413	10.5%	1/31/2017	NA
Lane Bryant	NR / NR / NR	6,570	4.5	151,110	3.6	23.00	$176	17.3%	12/31/2017	NA
Guess?	NR / NR / NR	5,500	3.7	151,030	3.6	27.46	$303	13.7%	1/31/2021	NA
Nike Factory Store	NR / A1 / AA-	7,500	5.1	150,000	3.6	20.00	$993	2.8%	2/28/2019	1, 5-year option
Ten Largest Owned Tenants		61,711	41.9%	$1,785,993	42.6%	$28.94
Remaining Owned Tenants(4)		83,469	56.6	2,406,718	57.4	28.83
Vacant Spaces (Owned Space)		2,236	1.5	0	0.0	0.00
Total All Owned Tenants		147,416	100.0%	$4,192,711	100.0%	$28.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales are based off of the trailing 12 month period ending June 30, 2016, as provided by the borrower.

(3)	PacSun has filed for bankruptcy, but is currently in-place and paying rent. PacSun leases space at both properties: Pismo Beach Premium Outlets Property: 5,471 SF expiring 5/31/2021 at $38.04 underwritten base rent per SF with $295 sales per SF and Queenstown Premium Outlets Property: 4,000 SF expiring 5/31/2021 at $30.93 underwritten base rent per SF with $238 sales per SF. We cannot assure you that this tenant will not reject its lease or continue paying rent.

(4)	Includes one tenant (Aeropostale) that has filed for bankruptcy, but is currently in-place and paying rent. Aeropostale leases space at both properties: Pismo Beach Premium Outlets Property: 3,500 SF expiring 1/31/2018 at $32.00 underwritten base rent per SF with $555 sales per SF and Queenstown Premium Outlets Property: 4,000 SF expiring 3/31/2017 at $29.00 underwritten base rent per SF with $276 sales per SF. We cannot assure you that this tenant will not reject its lease or continue paying rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the Simon Premium Outlets Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	9,961	2.3%	2.3%	$293,419	2.4%	$29.46	4
2016	2,250	0.5	2.8%	78,000	0.6	34.67	1
2017	87,041	19.9	22.7%	2,432,895	20.2	27.95	21
2018	37,368	8.6	31.3%	1,225,985	10.2	32.81	10
2019	64,579	14.8	46.0%	1,730,876	14.4	26.80	12
2020	32,150	7.4	53.4%	928,199	7.7	28.87	7
2021	68,736	15.7	69.1%	1,620,033	13.5	23.57	11
2022	28,264	6.5	75.6%	940,326	7.8	33.27	8
2023	18,891	4.3	79.9%	583,557	4.9	30.89	4
2024	12,449	2.8	82.8%	557,685	4.6	44.80	4
2025	22,136	5.1	87.8%	941,161	7.8	42.52	7
2026	24,154	5.5	93.4%	696,386	5.8	28.83	5
2027 & Thereafter	0	0.0	93.4%	0	0.0	0.00	0
Vacant	29,008	6.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	436,987	100.0%		$12,028,523	100.0%	$29.48	94

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Simon Premium Outlets Property:

Historical Leased % & In-line Sales(1)

	2013	2014	2015
Queenstown Premium Outlets Property
Occupancy(2)	100.0%	98.0%	95.0%
In-line Tenant (<10,000 SF) Sales per SF(3)(4)(5)	$432	$367	$342

Pismo Beach Premium Outlets Property
Occupancy(2)	100.0%	100.0%	100.0%
In-line Tenant (<10,000 SF) Sales per SF(3)	$401	$405	$429

(1)	As provided by the borrower.

(2)	Reflects occupancy (including temporary tenants) as of December 31 and sales per SF for the tenants that occupy <10,000 SF at the respective property and have been in occupancy for the entirety of the respective sales period, unless specified otherwise.

(3)	Inline comparable tenant (<10,000 SF) Sales per SF are for tenants that have been in occupancy for full 12 months for each respective year and have reported full year sales for that period.

(4)	Sales for 2013 include Gucci which was a pop-up tenant (sales PSF of $1,507) and vacated at the end of the year. Sales per SF excluding Gucci were $410 per SF for 2013.

(5)	Coach has recently relocated and expanded its space and is not included in the 2015 sales per SF calculation. The last full year sales volume for Coach was $1,266 per SF as of 2014.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Simon Premium Outlets Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)	Underwritten $ per SF
In-Place Base Rent(3)	$12,017,701	$12,195,641	$12,185,164	$12,317,183	$12,028,523	$27.53
Vacancy Gross Up	0	0	0	0	1,302,488	2.98
Percentage Rent	447,469	459,445	386,212	343,571	222,135	0.51
Total Rent	$12,465,170	$12,655,086	$12,571,376	$12,660,754	$13,553,146	$31.01
CAM Recoveries	2,739,389	2,887,003	3,060,948	3,078,822	3,020,788	6.91
Real Estate Tax Recoveries	824,728	895,681	916,206	941,764	863,595	1.98
Utilities Recoveries	158,413	293,107	251,535	256,399	239,055	0.55
Marketing Recoveries	1,046,160	1,242,051	1,075,476	1,139,173	1,139,173	2.61
Total Rent & Recoveries	$17,233,860	$17,972,928	$17,875,541	$18,076,912	$18,815,757	$43.06

In-Place Vacancy and Credit Loss	(6,458)	(9,688)	(3,566)	(65,636)	(1,512,450)	(3.46)
Net Rev. Before Other Income	$17,227,402	$17,963,240	$17,871,975	$18,011,276	$17,303,307	$39.60

Temp Tenant Rental Income	104,430	140,164	144,434	152,447	152,447	0.35
Other Rental Income	77,555	56,775	56,900	64,418	64,418	0.15
Other Non-Rental Income	85,794	116,539	132,740	121,714	121,714	0.28
Total Other Income	$267,779	$313,478	$334,074	$338,579	$338,579	$0.77

Effective Gross Income	$17,495,181	$18,276,718	$18,206,049	$18,349,855	$17,641,886	$40.37

Real Estate Taxes	$999,169	$1,063,631	$1,061,020	$1,110,572	$1,107,840	$2.54
Insurance	195,679	201,820	206,383	211,242	183,748	0.42
Utilities	181,322	199,570	231,439	218,986	218,986	0.50
Repairs & Maintenance	412,914	402,734	446,616	448,860	448,860	1.03
Janitorial	217,746	242,837	237,499	221,780	221,780	0.51
Management Fee	469,567	503,017	495,125	496,143	441,047	1.01
Payroll	156,599	191,381	257,048	268,495	268,495	0.61
Advertising	1,046,162	1,242,053	1,075,474	1,139,171	1,139,171	2.61
Professional Fees	13,372	11,193	7,952	3,792	3,792	0.01
General and Administrative	555,681	510,582	412,548	432,895	432,895	0.99
Other Expenses	36,172	38,276	31,724	24,906	24,906	0.06
Total Expenses	$4,284,383	$4,607,094	$4,462,828	$4,576,842	$4,491,520	$10.28

Net Operating Income	$13,210,798	$13,669,624	$13,743,221	$13,773,013	$13,150,366	$30.09
TI/LC	0	0	0	0	387,598	0.89
Capital Expenditures	0	0	0	0	74,235	0.17
Net Cash Flow	$13,210,798	$13,669,624	$13,743,221	$13,773,013	$12,688,533	$29.04

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of August 29, 2016 and contractual rent steps through August 31, 2017.

(3)	Underwritten base rent includes two tenants at each property (PacSun $331,828 underwritten base rent and Aeropostale $228,000 underwritten base rent) that have filed for bankruptcy, but are in-place and paying rent. Additionally, includes two tenants at both properties (Coach and Polo Ralph Lauren) that are currently paying a percentage of sales in-lieu of base rent (Queenstown Premium Outlets Property – Coach $74,040, Polo Ralph Lauren $160,540) (Pismo Beach Premium Outlets Property – Coach $94,830, Polo Ralph Lauren $98,700).

■	Appraisal. According to the appraisal, the Queenstown Premium Outlets Property had an “as-is” appraised value of $127,000,000 as of August 7, 2016. According to the appraisal, the Pismo Beach Premium Outlets Property had an “as-is” appraised value of $71,000,000 as of August 10, 2016.

■	Environmental Matters. According to the Phase I environmental reports, each dated August 15, 2016, there are no recognized environmental conditions or recommendations for further action at the Simon Premium Outlets Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The Simon Premium Outlets Portfolio consist of two retail outlet centers: the Queenstown Premium Outlets Property and the Pismo Beach Premium Outlets Property.

Queenstown Premium Outlets Property

Primary competition for the Queenstown Premium Outlets Property includes three outlet centers, each 50 miles or more from the subject. The Queenstown Premium Outlets Property draws from Queen Annes county area which includes a population of approximately 49,013 and had an average household income of $107,353 (as of 2015). The Queenstown Premium Outlets Property also draws from tourist traffic, particularly in the summer months.

The following table presents certain information relating to the primary competition for the Queenstown Premium Outlets Property:

Competitive Set(1)

	Queenstown Premium Outlets Property	Tanger Outlet Center Seaside Property	Tanger Outlet Center Ocean Gateway	Tanger Outlet Center Oxon Hill Road
Distance from Subject	-	60.0 miles	70.0 miles	50.0 miles
Property Type	Outlet Center	Outlet Center	Outlet Center	Outlet Center
Year Built / Renovated	1989 / 2006	1954 / 1996	1982 / 1996	2013 / NA
Total GLA	289,571	755,816	199,201	221,765
Total Occupancy	90.8%	100.0%	97.0%	100.0%
Sales per SF(2)	$343	NAV	NAV	NAV
Major Tenants	Nike Factory Store, Old Navy, V.F. Factory Outlet, Polo Ralph Lauren	Nike, Old Navy, Dress Barn, Children Place, Bass, Coach, Columbia Sportswear, Loft, Polo, Banana Republic	J Crew, Brook Brothers, Chico’s, Coach, Bass, Adidas, American Eagle, Under Armour, Gap	H&M, Gap, Banana Republic, Coach, Under Armour, Polo, Nike, Calvin Klein, Carter, Columbia Sportswear, Bass, Express

(1)	Source: Appraisal.

(2)	Represents sales as of June 30, 2016 for comparable in-line tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Queenstown Premium Outlets Property and report sales for 12 months.

Pismo Beach Premium Outlets Property

Primary competition for the Pismo Beach Premium Outlets Property includes two outlet centers, each more than 100 miles from the subject. The Pismo Beach Premium Outlets Property draws most of its traffic from the surrounding counties of Santa Barbara, King, Kern, San Luis Obispo and Fresno. Nearby San Luis Obispo is the home of Cal Poly University with a student population of over 20,900 (as of 2015). The immediate trade area of 20 miles around the property included a population of 284,892 and had an average household income of $75,409 (as of 2015). The area also draws Pacific Coast tourism traffic.

The following table presents certain information relating to the primary competition for the Pismo Beach Premium Outlets Property:

Competitive Set(1)

	Pismo Beach Premium Outlets Property	Outlets at Tejon	Camarillo Premium Outlets
Distance from Subject	-	120.0 miles	124.0 miles
Property Type	Outlet Center	Outlet Center	Outlet Center
Year Built / Renovated	1994 / 1999	2014 / NA	1995 / NA
Total GLA	147,416	300,000	675,000
Total Occupancy	98.5%	100.0%	100.0%
Sales per SF(2)	$436	NA	NA
Major Tenants	Polo Ralph Lauren, Bass, Dress Barn, Nike Factory Store	Michael Kors, H&M, Coach, Banana Republic, J. Crew, Nike, Pottery Barn	Neiman Marcus Last Call, Saks Fifth Avenue OFF 5TH, Barneys New York Outlet

(1)	Source: Appraisal.

(2)	Represents sales as of June 30, 2016 for comparable in-line tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Pismo Beach Premium Outlets Property and report sales for 12 months.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Borrowers. The borrowers are Prime Outlets at Pismo Beach LLC, and Queenstown Outlets Limited Partnership, each a single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Simon Premium Outlets Loan. The non-recourse carve-out guarantor under the Simon Premium Outlets Loan is Simon Property Group, L.P. (“Simon”), an indirect owner of the borrowers. The liability of the non-recourse carve-out guarantor is capped at 20% of the outstanding principal balance of the Simon Premium Outlets Whole Loan, and all reasonable, out of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty and the environmental indemnity agreement.

Simon is the operating partnership of Simon Property Group, Inc., a retail real estate owner, manager and developer, and a S&P 100 company (Simon Property Group, NYSE: SPG). As of June 30, 2016, Simon owned or held an interest in 207 properties in the United States, including 108 malls, 71 Premium Outlets, 14 Mills, four lifestyle centers, and 10 other retail properties within 37 states and Puerto Rico. Internationally, as of June 30, 2016, the company has ownership interests in nine Premium Outlets in Japan, three Premium Outlets in South Korea, two Premium Outlets in Canada, one Premium Outlet in Mexico, and one Premium Outlet in Malaysia. Per its 2015 Annual Report, Simon reported total assets of approximately $30.7 billon, equity of approximately $5.2 billion and liquidity of approximately $701.1 million. As of November 7, 2016, Simon has a credit rating of A by S&P Global Rating Services.

■	Escrows. On each due date during a Simon Premium Outlets Trigger Period, the borrowers will be required to fund (i) a replacement reserve in the amount of $7,283 for purposes of replacements and repairs to the Simon Premium Outlets Properties, (ii) a tenant improvements and leasing commission reserve in the amount of $45,519, (iii) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be payable during the next ensuing 12-month period, and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be payable during the ensuing 12-month period, unless the insurance is being maintained under a blanket policy in accordance with the related loan documents.

In addition, on each due date during the continuance of a Simon Premium Outlets Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Simon Premium Outlets Trigger Period” means any period: (i) commencing on the date of determination on which the debt service coverage ratio (as calculated under the related loan documents) for the trailing four calendar quarter period, is less than 1.60x and ending on the date of determination on which the debt service coverage ratio for the trailing four calendar quarter period equals or exceeds 1.60x for two consecutive calendar quarters (ii) during the continuance of an event of default or (iii) during any period when the assets of Simon Management Associates, LLC, Simon Property Group, L.P. or an affiliate, of Simon Property Group, L.P. are subject to a bankruptcy action, unless replaced within 60 days within a qualified manager, pursuant to the related loan documents.

■	Lockbox and Cash Management. The Simon Premium Outlets Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the Simon Premium Outlets Properties and all other money received by the borrowers or the property manager with respect to the Simon Premium Outlets Properties be deposited into such lockbox account or a lender-controlled cash management account within two business days following receipt. If no Simon Premium Outlets Trigger Period or event of default under the loan agreement is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account weekly. No less frequently than weekly during the continuance of a Simon Premium Outlets Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and if a Simon Premium Outlets Trigger Period is continuing (or, at the lender’s discretion, during the continuance of an event of default under the related loan documents), be used to pay debt service, required reserves and operating expenses, with all remaining amounts reserved in an excess cash flow reserve account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Property Management. The Simon Premium Outlets Properties are managed by Simon Management Associates, LLC, an affiliate of the borrowers, pursuant to management agreements. Under the related loan documents, the Simon Premium Outlets Properties are required to remain managed by Simon Management Associations, LLC, Simon Property Group, L.P. or an affiliate of Simon Property Group, L.P, provided, that so long as no event of default exists, the borrowers may replace the property manager with a replacement manager that satisfies the requirements for a qualified manager and otherwise satisfies certain conditions contained in the loan documents. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender (i) if the property manager becomes insolvent or a debtor in a bankruptcy, insolvency or similar action, (ii) during the continuance of an event of default under the Simon Premium Outlets Loan after the expiration of all applicable notice and cure periods, or (iii) during the continuance of an event of default by the property manager under the management agreement after the expiration of any applicable notice and cure periods.

■	Release, Substitution and Addition of Collateral. Provided no event of default under the Simon Premium Outlets Loan has occurred and is continuing, at any time after the earlier to occur of (i) October 6, 2019 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Simon Premium Outlets Whole Loan is deposited, the borrowers may obtain the release of one or both of the Simon Premium Outlets Properties from the lien of the Simon Premium Outlets Loan, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount not less than (x) with respect to the release of Pismo Beach Premium Outlets Property, 125% of its allocated loan amount, and with respect to the release of the Queenstown Premium Outlets Property, 115% of its allocated loan amount, (ii) except in the case of a full defeasance, the debt yield calculated to include only income and expense attributable to the portion of the Simon Premium Outlets Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is not less than the greater of (x) 13% and (y) the debt yield calculated to include income and expense for the Simon Premium Outlets Properties immediately prior to such partial defeasance, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The insurance policies required under the loan documents may not contain an exclusion for acts of terrorism or if TRIPRA is not in effect and the insurance policies do contain an exclusion for acts of terrorism, the borrowers will obtain a stand-alone policy for each property that provides the same coverage as the insurance policies would have if the exclusion for acts of terrorism did not exist, except that the borrowers will not be required to spend more than two times the then current annual insurance premiums payable by the borrowers for the insurance policies insuring the properties (excluding the wind and flood components of the insurance premiums) and the stand-alone terrorism policies may have a deductible that is reasonable for stand-alone policies, so long the deductible does not exceed $5,000,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance coverage for each property provides the protections required under the loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
NORTH WHITE PLAINS
NORTH WHITE PLAINS
BRONX RIVER PKY
Silver Lake Park
White Plains Rural Cemetery
N BROADWAY
White Plains Mall
WHITE PLAINS
Galleria at White Plains
City Center
Westchester Mall
New York Hospital Golf Course
Century Country Club
Old Oaks Country Club
E POST RD
White Plains Hospital
SOUNDVIEW AVE
White Plains
BRYANT AVE
HIGHLANDS
MAMARONECK AVE
RIDGEWAY
Westchester Hills Golf Club
1
2
3
4
5
Ringwood
Spring Valley
New City
Briarcliff Manor
Armonk
Tarrytown
Harrison
Wanaque
Ramsey
Oakland
White Plains
Ridgewood
Mamaroneck
Wayne
Paramus
Yonkers
Fairfield
Hackensack
BRONX
Clifton
West Orange
Port Washington
East Orange
New York
MANHATTAN
QUEENS
Jersey City
Newark
Westfield
Linden
Elizabeth
BROOKLYN

Westchester Office Portfolio 700 Series

#	Property Name	Address	City/State	Zip Code
1	709 Westchester Avenue	709 Westchester Avenue	White Plains, NY	10604
2	777 Westchester Avenue	777 Westchester Avenue	White Plains, NY	10604
3	701 Westchester Avenue	701 Westchester Avenue	White Plains, NY	10604
4	711 Westchester Avenue	711 Westchester Avenue	White Plains, NY	10604
5	707 Westchester Avenue	707 Westchester Avenue	White Plains, NY	10604

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		GSMC
Location (City/State)	White Plains, New York	Cut-off Date Principal Balance		$56,900,000
Property Type	Office	Cut-off Date Principal Balance per SF		$84.76
Size (SF)	671,330	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 9/15/2016(1)	77.3%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 9/15/2016(1)	77.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1971-1981 / NAP	Mortgage Rate		4.4570%
Appraised Value	$91,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24

Underwritten Revenues	$14,106,953
Underwritten Expenses	$8,561,263	Escrows
Underwritten Net Operating Income (NOI)	$5,545,690		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,766,992	Taxes	$541,000	$335,796
Cut-off Date LTV Ratio	62.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	48.4%	Replacement Reserves	$0	$19,820
DSCR Based on Underwritten NOI / NCF	1.61x / 1.38x	TI/LC(4)	$0	$110,110
Debt Yield Based on Underwritten NOI / NCF	9.7% / 8.4%	Other(5)	$5,885,391	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$56,900,000	86.9%	Loan Payoff	$58,143,188	88.8%
Principal’s New Cash Contribution	8,595,080	13.1	Reserves	6,426,391	9.8
			Closing Costs	925,501	1.4

Total Sources	$65,495,080	100.0%	Total Uses	$65,495,080	100.0%

(1)	Total Occupancy and Owned Occupancy excludes 3 tenants totaling 52,165 SF (W.J. Deutsch 29,973 SF, Misys International 12,381 SF and EMC Corporation 9,811 SF) who are current on rent but dark. Portfolio occupancy including the dark square footage is 85.1%. Rental income from the dark but paying tenants is excluded from underwritten cash flow. Total Occupancy and Owned Occupancy includes one tenant Artco Steel Corp. (7,086 SF) with past due rent (60 days) that is excluded from underwritten cash flow. Total and Owned Occupancy excluding Artco Steel Corp. are both 76.3%.
(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $100,300,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $91,800,000 is 52.9%. See “—Appraisal” below.
(3)	The borrower sponsors for the Westchester Office Portfolio 700 Series Loan are also the borrower sponsors for the Westchester Office Portfolio 2500-2700 Series Loan.
(4)	TI/LC reserves are capped at $2,642,636. See “—Escrows” below.
(5)	Other reserves represent an unfunded obligations reserve of $4,788,965 and a free rent reserve of $1,096,426. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Westchester Office Portfolio 700 Series Loan”) is evidenced by a note in the original principal amount of $56,900,000, secured by a first mortgage encumbering the fee simple interest in a portfolio of office properties located in White Plains, New York (the “Westchester Office Portfolio 700 Series Properties”). The Westchester Office Portfolio 700 Series Loan was originated by Goldman Sachs Mortgage Company on October 28, 2016 and represents approximately 5.5% of the Initial Pool Balance. The note evidencing the Westchester Office Portfolio 700 Series Loan has a principal balance as of the Cut-off Date of $56,900,000 and an interest rate of 4.4570% per annum. The borrower utilized the proceeds of the Westchester Office Portfolio 700 Series Loan to refinance the existing debt on the Westchester Office Portfolio 700 Series Properties, fund reserves and pay origination costs.

The Westchester Office Portfolio 700 Series Loan had an initial term of 120 months and has a remaining term of 120 months. The Westchester Office Portfolio 700 Series Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in November 2026. Voluntary prepayment of the Westchester Office Portfolio 700 Series Loan is prohibited prior to the due date in August 2026. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Westchester Office Portfolio 700 Series Properties is an approximately 671,330 SF portfolio of office buildings built between 1971 and 1981, located in White Plains, New York. The Westchester Office Portfolio 700 Series Portfolio has amenities including full service cafeterias, fitness and conference centers and Bee-Line Bus service. Other features across certain of the Westchester Office Portfolio 700 Series Properties include, rectangular center core efficient floor plates, renovated building lobbies and base building improvements. The Westchester Office Portfolio 700 Series Properties are located approximately 5 miles from the White Plains central business district off I-287, and within 5 miles of I-684 and I-95.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the Westchester Office Portfolio 700 Series Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Year Built	As-Is Appraised Value	UW NCF
701 Westchester Avenue	White Plains	New York	$11,500,000	162,613	61.4%	1981	$18,600,000	$637,687
707 Westchester Avenue	White Plains	New York	9,600,000	141,857	73.5	1978	15,500,000	833,245
709 Westchester Avenue	White Plains	New York	13,200,000	125,953	65.1	1977	21,300,000	992,662
711 Westchester Avenue	White Plains	New York	10,800,000	116,799	93.4	1977	17,400,000	1,116,159
777 Westchester Avenue	White Plains	New York	11,800,000	124,108	100.0	1971	19,000,000	1,187,240
Total			$56,900,000	671,330	77.3%		$91,800,000	$4,766,992

(1)	Occupancy excludes 3 tenants totaling 52,165 SF (W.J. Deutsch 29,973 SF, Misys International 12,381 SF and EMC Corporation 9,811 SF) who are current on rent but dark. Portfolio occupancy including the dark square footage is 85.1%. Rental income from the dark but paying tenants is excluded in underwritten net cash flow. Occupancy includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables.

The following table presents certain information relating to the major tenants at the Westchester Office Portfolio 700 Series Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
UBS Financial Services Inc.(2)	NR / A1 / NR	29,028	4.3%	$878,097	7.0%	$30.25	8/31/2024	1, 5-year option
Sabra Dipping Company(3)	A / A1 / A	36,345	5.4	872,280	7.0	24.00	9/30/2022	1, 3-year option, 1, 2-year option
New York Life Insurance Co.(4)	NR / NR / AA+	32,820	4.9	796,870	6.4	24.28	1/31/2025	1, 5-year option
Citrin Cooperman & Company(5)	NR / NR / NR	27,813	4.1	695,325	5.6	25.00	10/31/2024	1, 5-year option
Pentegra Services Inc.(6)	NR / NR / NR	29,202	4.3	569,439	4.6	19.50	8/31/2027	1, 5-year option
Banco Do Brasil S.A.	NR / NR / NR	15,186	2.3	474,563	3.8	31.25	7/31/2018	1, 5-year option
Bank of New York(7)	AA- / A1 / A	15,953	2.4	350,966	2.8	22.00	10/31/2026	2, 5-year options
RGN-White Plains I, LLC(8)	NR / NR / NR	14,297	2.1	350,277	2.8	24.50	7/31/2023	2, 5-year options
Henningson, Durham & Richardson	NR / NR / NR	14,872	2.2	334,620	2.7	22.50	10/31/2020	NA
United Jewish Appeal	NR / NR / NR	10,646	1.6	308,734	2.5	29.00	5/31/2019	NA
Largest Tenants		226,162	33.7%	$5,631,170	45.0%	$24.90
Remaining Owned Tenants(9)		293,100	43.7	6,872,495	55.0	23.45
Vacant Spaces (Owned Space)		152,068	22.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		671,330	100.0%	$12,503,664	100.0%	$24.08

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UBS Financial Services, the largest tenant comprising 4.3% of SF and 7.0% of underwritten base rent has a decrease in base rent from $30.25 per SF to $26.00 per SF on May 1, 2018 which then steps up by $0.50 per SF per annum thereafter for the remainder of the lease term. Underwritten net cash flow excludes this decrease in rent, as well as all other positive rent steps from investment grade tenants over their respective lease terms which, if included, would have resulted in a net increase in underwritten net cash flow.
(3)	Sabra Dipping Company has a direct lease for 4,902 SF and a sublease from Pernod Ricard for its remaining 31,443 SF, and has an executed lease to begin in May 2017. Underwritten base rent is based on the terms of the executed Sabra Dipping Company lease.
(4)	New York Life Insurance Co. has the right to terminate its lease on June 18, 2022 with 12 months’ notice and payment of a termination fee.
(5)	Citrin Cooperman & Company has the right to terminate its lease on July 31, 2021 with 12 months’ notice and payment of a termination fee.
(6)	Pentegra Services Inc. has the right to terminate its lease on August 17, 2023 with 12 months’ notice.
(7)	Bank of New York has the right to terminate its lease on October 31, 2023 with 12 months’ notice.
(8)	RGN-White Plains I, LLC has the right to terminate its lease on July 22, 2018 with 12 months’ notice and payment of a termination fee.
(9)	Includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables that is included in GLA, but excluded from underwritten base rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the Westchester Office Portfolio 700 Series Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,320	0.2%	0.2%	$82,283	0.7%	$62.33	8
2016	2,070	0.3	0.5%	47,608	0.4	23.00	1
2017(2)	22,167	3.3	3.8%	337,225	2.7	15.21	6
2018	55,094	8.2	12.0%	1,477,768	11.8	26.82	15
2019(3)	104,541	15.6	27.6%	2,437,525	19.5	23.32	20
2020	63,134	9.4	37.0%	1,572,457	12.6	24.91	13
2021	33,253	5.0	41.9%	814,040	6.5	24.48	7
2022	62,562	9.3	51.3%	1,500,609	12.0	23.99	5
2023	35,692	5.3	56.6%	862,091	6.9	24.15	4
2024	56,841	8.5	65.0%	1,573,422	12.6	27.68	3
2025	34,339	5.1	70.2%	834,085	6.7	24.29	2
2026	15,953	2.4	72.5%	392,714	3.1	24.62	2
2027 & Thereafter	32,296	4.8	77.3%	571,839	4.6	17.71	4
Vacant	152,068	22.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	671,330	100.0%		$12,503,664	100.0%	$24.08	90

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes certain cafeteria tenants totaling 8,887 SF for which no base rent is attributed. Additionally, includes Greenridge Management Corp. who recently extended their lease to September 2020.
(3)	Includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables that is included in GLA, but excluded from underwritten base rent.

The following table presents certain information relating to historical occupancy at the Westchester Office Portfolio 700 Series Properties:

Historical Leased %(1)

2013	2014	2015	TTM 7/31/2016	As of 9/15/2016(2)
76.8%	75.4%	86.1%	85.7%	77.3%

(1)	As provided by the borrower and reflects occupancy for the indicated year ended December 31 unless specified otherwise, and may have excluded dark or expiring tenants.
(2)	Occupancy excludes 3 tenants totaling 52,165 SF (W.J. Deutsch 29,973 SF, Misys International 12,381 SF and EMC Corporation 9,811 SF) who are current on rent but dark. Portfolio occupancy including the dark square footage is 85.1%. Rental income from the dark but paying tenants is excluded in underwritten net cash flow. Occupancy includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westchester Office Portfolio 700 Series Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$12,017,120	$12,092,817	$11,869,507	$12,262,998	$12,503,664	$18.63
Total Reimbursement Revenue	2,065,828	2,056,427	1,630,473	1,670,874	1,433,187	2.13
Gross Up Vacancy	0	0	0	0	3,545,661	5.28
Parking Revenue	5,700	5,140	5,700	0	0	0.00
Other Revenue	454,899	263,960	179,398	170,102	170,102	0.25
Gross Revenue	$14,543,547	$14,418,344	$13,685,078	$14,103,974	$17,652,614	$26.29
Vacancy Loss	0	0	0	0	(3,545,661)	(5.28)
Effective Gross Revenue	$14,543,547	$14,418,344	$13,685,078	$14,103,974	$14,106,953	$21.01

Total Operating Expenses	$9,002,389	$8,782,699	$9,249,663	$8,553,710	$8,561,263	$12.75

Net Operating Income	$5,541,158	$5,635,645	$4,435,415	$5,550,263	$5,545,690	$8.26
TI/LC	0	0	0	0	537,019	0.80
Capital Expenditures	0	0	0	0	241,679	0.36
Net Cash Flow(2)	$5,541,158	$5,635,645	$4,435,415	$5,550,263	$4,766,992	$7.10

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered in underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of 9/15/2016 and contractual rent steps through 9/30/2017.

■	Appraisal. According to the appraisal, the Westchester Office Portfolio 700 Series Properties had an “as-is” appraised value of $91,800,000 as of September 8, 2016 and an “as stabilized” appraised value of $100,300,000, which assumes the lease up of vacant spaces.

■	Environmental Matters. According to a Phase I environmental report, dated September 27, 2016, there are no recognized environmental conditions or recommendations for further action at the Westchester Office Portfolio 700 Series Properties other than removing above ground storage tanks, repairing leaking hydraulic elevator and continuing the asbestos operations and maintenance (O&M) plan.

■	Market Overview and Competition. The Westchester Office Portfolio 700 Series Properties are located in the Platinum Mile in Westchester County, New York. Located in the Harrison/Rye/East submarket, Westchester County is comprised of 6.89 million SF of class A inventory located along the I-287 highway.

The following table presents certain information relating to the primary competition for the Westchester Office Portfolio 700 Series Properties:

Competitive Set(1)

Property Name	Street Address	Size	Year Built	Rent PSF	Vacancy
1010 Mamaroneck Ave	1010 Mamaroneck Avenue	20,000	1977	$18.1	0%
200 William Street	200 William Street	140,000	1979	$20.1	0%
International Drive	2 International Drive	90,000	1983	$27.0	40%
Red Oak Corporate Park	1100 King Street	90,000	1983	$27.0	40%
Red Oak Corporate Park	4 West Red Oak Lane	130,000	1981	$29.1	5%
New King Street Associates	4 New King Street	22,000	1977	$20.1	15%
2900 Westchester Avenue	2900 Westchester Avenue	94,862	1982	$22.0	15%
180 Broadway/South	180 South Broadway	27,800	1979	$25.0	10%
Reckson Executive Park Bldg 3	3 International Drive	90,000	1983	$27.0	51%
Reckson Executive Park - Bldg	1 International Drive	90,000	1983	$27.0	23%
689 Mamaroneck Ave	689 Mamaroneck Avenue	10,000	1975	$25.0	0%

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Borrowers. The borrowers are 701 Westchester Avenue Owner SPE LLC, 707/709 Westchester Avenue Owner SPE LLC, 711 Westchester Avenue Owner SPE LLC and 777 Westchester Avenue Owner SPE LLC, all single-purpose entities with no assets other than the Westchester Office Portfolio 700 Series Properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Westchester Office Portfolio 700 Series Loan. The non-recourse carveout guarantor under the Westchester Office Portfolio 700 Series Loan is Normandy Real Estate Fund II, LP, an indirect owner of the borrowers.

Normandy Real Estate Partners is a real estate investment and management firm with experience in acquisition, asset management, development, leasing, property management, and capital markets. Normandy owns a portfolio of approximately 14 million square feet of office space in the Greater Boston, New York Tri-State, and Washington, DC Metro areas.

■	Escrows. On the origination date, the borrowers funded (i) a tax and insurance reserve in an amount generally equal to on-twelth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an unfunded obligations account in the amount of $5,885,391.18, of which $4,788,965.18 relates to tenant improvements and leasing commissions with respect to 24 different tenants, and $1,096,426 for a free rent with respect to 10 different tenants.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one- twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless, in the case of the insurance reserve, the borrowers are maintaining a blanket policy in accordance with the related loan documents, (ii) a tenant improvements and leasing commissions reserve in the amount of one-twelfth of the product of (x) $2.00 times (y) the aggregate square footage of the properties (subject to a cap of $2,642,636) and (iii) a capital expenditure reserve account in the amount of one-twelfth of the product of (x) $0.36 times (y) the aggregate square footage of the properties.

In addition, on each due date during the continuance of a Westchester Office Portfolio 700 Series Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Westchester Office Portfolio 700 Series Trigger Period” means any period: (i) commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 8.1%, and ending at the conclusion of the second consecutive fiscal quarter during which the debt yield based on net operating income for the trailing 12-month period (ending on the last day of any fiscal quarter) is equal to or greater than 8.1% or (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Westchester Office Portfolio 700 Series Trigger Period is ongoing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The Westchester Office Portfolio 700 Series Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Westchester Office Portfolio 700 Series Properties and all other money received by the borrowers or the property manager with respect to the Westchester Office Portfolio 700 Series Properties (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no Westchester Office Portfolio 700 Series Trigger Period or event of default under the Westchester Office Portfolio 700 Series Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis or on a less frequent basis as elected by borrower. On each due date during the continuance of a Westchester Office Portfolio 700 Series Trigger Period or, at the lender’s discretion, during an event of default under the Westchester Office Portfolio 700 Series Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The Westchester Office Portfolio 700 Series is managed by Normandy FundSub Management Co., LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the Westchester Office Portfolio 700 Series Properties is required to remain managed by Normandy FundSub Management Co., LLC, or its affiliate meeting the qualifications set forth in the loan agreement or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender: (i) during the continuance of an event of default under the Westchester Office Portfolio 700 Series Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Westchester Office Portfolio 700 Series Loan has occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the borrowers may obtain the release of either the 701 Westchester Avenue property or the 777 Westchester Avenue property from the lien of the Westchester Office Portfolio 700 Series Loan in connection with a third party transaction, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the Release Price and (y) the portion of the Westchester Office Portfolio 700 Series Loan that has not been defeased as of the date of such release, (ii) the debt yield (calculated to include only income and expense attributable to the portion of the Westchester Office Portfolio 700 Series Properties remaining after the contemplated release and excluding the interest expense on the aggregate amount defeased in connection with such release), is not less than the greater of (x) 9.6% and (y) the debt yield immediately prior to such release, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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“Release Price” means the greater of (x) 90% of the proceeds received by the borrowers from the sale of such Westchester Office Portfolio 700 Series Property (excluding net prorations in favor of the borrowers), net of the documented reasonable and customary closing costs actually incurred by the borrowers in connection with such sale (including, without limitation, actual third-party brokerage commissions, transfer taxes and reasonable attorneys’ fees and disbursements) and (y) 125% of such Westchester Office Portfolio 700 Series Property’s Allocated Loan Amount.

Property	Allocated Loan Amount
777 Westchester Avenue	$11,800,000
701 Westchester Avenue	$11,500,000

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Westchester Office Portfolio 700 Series Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12-month period following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Westchester Office Portfolio 700 Series Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provides evidence satisfactory to the lender that the insurance premiums for the Westchester Office Portfolio 700 Series Property are separately allocated to the Westchester Office Portfolio 700 Series Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Denver
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NV
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Iron Mountain National Industrial

#	Property Name	Address	City/State	Zip Code
1	1800 Columbian Club Drive	1800 Columbian Club Drive	Carrollton, TX	75006
2	11333 East 53rd Avenue	11333 East 53rd Avenue	Denver, CO	80239
3	1202 Avenue R	1202 Avenue R	Grand Prairie, TX	75050
4	13425 Branch View Lane	13425 Branch View Lane	Farmers Branch, TX	75234
5	1819 South Lamar Street	1819 South Lamar Street	Dallas, TX	75215
6	2000 Robotics Place	2000 Robotics Place	Fort Worth, TX	76118
7	4449 South 36th Street	4449 South 36th Street	Phoenix, AZ	85040
8	2955 South 18th Place	2955 South 18th Place	Phoenix, AZ	85034
9	600 Burning Tree Road	600 Burning Tree Road	Fullerton, CA	92833
10	1510 Capital Parkway	1510 Capital Parkway	Carrollton, TX	75006
11	1905 John Connally Drive	1905 John Connally Drive	Carrollton, TX	75006
12	5151 East 46th Avenue	5151 East 46th Avenue	Denver, CO	80216
13	1520 Capital Parkway	1520 Capital Parkway	Carrollton, TX	75006
14	1760 North Saint Thomas Circle	1760 North Saint Thomas Circle	Orange, CA	92865
15	1915 South Grand Avenue	1915 South Grand Avenue	Santa Ana, CA	92705
16	3576 North Moline Street	3576 North Moline Street	Aurora, CO	80010

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	16	Loan Seller		GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance		$50,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$31.44
Size (SF)	1,590,565	Percentage of Initial Pool Balance		4.9%
Total Occupancy as of 10/20/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/20/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1965-2007 / 2006-NAP	Mortgage Rate		3.4500%
Appraised Value	$125,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$10,129,063
Underwritten Expenses	$3,144,153	Escrows
Underwritten Net Operating Income (NOI)	$6,984,910		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,629,100	Taxes	$0	$0
Cut-off Date LTV Ratio	39.8%	Insurance	$0	$0
Maturity Date LTV Ratio	39.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	3.99x / 3.79x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.0% / 13.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Principal Equity Distribution	$47,779,242	95.6%
			Closing Costs	2,220,758	4.4

Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

■	The Mortgage Loan. The mortgage loan (the “Iron Mountain National Industrial Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest, in a portfolio of industrial properties located in four states (the “Iron Mountain National Industrial Properties”). The Iron Mountain National Industrial Loan was originated by Goldman Sachs Mortgage Company on October 20, 2016 and represents approximately 4.9% of the Initial Pool Balance. The note evidencing the Iron Mountain National Industrial Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000 and an interest rate of 3.4500% per annum. The borrower utilized the proceeds of the Iron Mountain National Industrial Loan to return equity to the borrower sponsor and pay origination costs.

The Iron Mountain National Industrial Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Iron Mountain National Industrial Loan requires interest only payments during its term. The scheduled maturity date of the Iron Mountain National Industrial Loan is the due date in November 2026. Voluntary prepayment of the Iron Mountain National Industrial Loan is prohibited prior to the due date in May 2026. Provided that no event of default under the Iron Mountain National Industrial Loan is continuing, the Iron Mountain National Industrial Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the Iron Mountain National Industrial Properties) with direct, non-callable obligations of the United States of America at any time after the second anniversary of the securitization Closing Date.

■	The Mortgaged Properties. The Iron Mountain National Industrial Properties are comprised of 16 properties built between 1965 and 2007, located in Arizona, California, Colorado and Texas. The Iron Mountain National Industrial Properties were acquired between 1998 and 2015 and have been owner-occupied since the acquisition. The properties are subject to a master lease, see “—Master Lease” below. The tenant under the master lease, Iron Mountain Information Management, LLC, subleases approximately 6.7% of the portfolio SF to an affiliate, Iron Mountain Management Services, Inc. These properties serve Iron Mountain, Incorporated as paper and records storage facilities, aggregately providing services to over 27,000 company accounts. The Iron Mountain National Industrial Properties feature state-of-the-art racking and advanced security systems, as the company serves approximately 94% of all Fortune 1000 companies. All 16 assets are effectively 100% owner occupied and managed. As of October 20, 2016, Iron Mountain, Incorporated has a credit rating of Ba3/BB- by Moody’s/S&P.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the Iron Mountain National Industrial Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	Allocated Base Rent(1)
1800 Columbian Club Drive	Carrollton	Texas	$7,990,000	288,776	1965	$20,000,000	$1,130,269
11333 East 53rd Avenue	Denver	Colorado	5,553,000	205,121	1981	13,900,000	1,003,554
600 Burning Tree Road	Fullerton	California	4,475,000	67,995	1998	11,200,000	546,272
1202 Avenue R	Grand Prairie	Texas	4,215,000	175,716	1980	10,550,000	651,555
2955 South 18th Place	Phoenix	Arizona	3,293,000	76,210	2007	8,550,000	527,278
1760 North Saint Thomas Circle	Orange	California	3,076,000	46,878	1989	7,700,000	376,618
1915 South Grand Avenue	Santa Ana	California	2,996,000	43,925	1998	7,500,000	369,181
4449 South 36th Street	Phoenix	Arizona	2,619,000	79,059	1987	6,800,000	486,213
13425 Branch View Lane	Farmers Branch	Texas	2,617,000	121,579	1970	6,550,000	438,292
2000 Robotics Place	Fort Worth	Texas	2,577,000	101,289	1997	6,450,000	365,147
1819 South Lamar Street	Dallas	Texas	2,217,000	102,881	1993	5,550,000	344,394
5151 East 46th Avenue	Denver	Colorado	2,018,000	59,678	2002	5,050,000	338,076
1510 Capital Parkway	Carrollton	Texas	1,898,000	65,000	1987	4,750,000	267,800
1905 John Connally Drive	Carrollton	Texas	1,838,000	63,629	1970	4,600,000	262,151
1520 Capital Parkway	Carrollton	Texas	1,598,000	52,829	1995	4,000,000	225,818
3576 North Moline Street	Aurora	Colorado	1,020,000	40,000	1975	2,550,000	185,400
Total / Wtd. Avg.			$50,000,000	1,590,565		$125,700,000	$7,518,018

(1)	Allocated base rent is based on master lease rents. See “—Master Lease´ below.

The following table presents certain information relating to historical occupancy at the Iron Mountain National Industrial Properties:

Historical Leased %(1)(2)

As of 10/20/2016
100%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	The Iron Mountain National Industrial Property was owner occupied prior to executing a master lease on 10/19/2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Iron Mountain National Industrial Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$7,518,018	$4.73
Total Reimbursement Revenue	3,144,153	1.98
Gross Revenue	$10,662,171	$6.70
Vacancy Loss	(533,109)	(0.34)
Effective Gross Revenue	$10,129,063	$6.37

Real Estate Taxes	1,741,081	1.09
Insurance	280,529	0.18
CAM	919,962	0.58
Management Fee	202,581	0.13
Total Operating Expenses	$3,144,153	$1.98

Net Operating Income	$6,984,910	$4.39
TI/LC	151,104	0.10
Replacement Reserves	204,706	0.13
Net Cash Flow	$6,629,100	$4.17

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	There are no historical cash flow figures as the Iron Mountain National Industrial Property was owner occupied prior to executing a master lease on 10/19/2016.
(3)	Underwritten cash flow based on contractual rents as of October 20, 2016 and contractual rent steps through November 30, 2017. Underwritten base rent is based on a master lease. See “—Master Lease” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisals, dated between July 1, 2016 to July 14, 2016 the Iron Mountain Portfolio Properties had an aggregate “as-is” portfolio appraised value of $125,700,000 and an aggregate dark value of $97,200,000. The Cut-off Date LTV Ratio calculated utilizing the dark value is 51.4%.

■	Environmental Matters. According to the Phase I environmental reports, dated between July 13, 2016 and July 18, 2016, there are no recognized environmental conditions or recommendations for further action at the Iron Mountain National Industrial Properties other than (i) implementing operations and maintenance programs to address asbestos-containing material and/or lead-based paint at 3576 North Moline Street, 13425 Branch View Lane, 1905 John Connally Drive, 1800 Columbian Club Drive, and 1202 Avenue R, (ii) periodically monitoring potential offsite sources that could impact site soil and/or groundwater at 600 Burning Tree Road, 4449 South 36th Street and 1819 South Lamar Street, and (iii) conducting limited subsurface investigations to monitor elevated levels of tricholoroethene and tetrachloroethene in the groundwater at 1819 South Lamar Street, 4449 South 36th Street and 600 Burning Tree Road.

■	Market Overview and Competition. The Iron Mountain National Industrial Properties consists of 16 properties in 4 markets in 4 separate states. The below highlights the different submarkets:

—	Dallas / Fort Worth: As of 2Q16, the DFW industrial market had 833.3 million square feet of inventory, average asking rental rates of $5.36 per SF/year, and vacancy of 6.7%. For the same quarter, DFW had approximately 22.0 million square feet under construction.

—	Denver: As of 2Q16, the Denver industrial market had 292.5 million square feet of inventory, average asking rental rates of $8.26 per SF/year, and vacancy of 4.6%. For the same quarter, Denver had approximately 4.3 million square feet under construction.

—	Orange County: As of 2Q16, the Orange County industrial market had 304.2 million square feet of inventory, average asking rental rates of $10.12 per SF/year, and vacancy of 2.7%. For the same quarter, Orange County had approximately 41.7 thousand square feet under construction.

—	Phoenix: As of 2Q16, the Phoenix industrial market had 315.0 million square feet of inventory, average asking rental rates of $6.80 per SF/year, and vacancy of 10.4%. For the same quarter, Phoenix had approximately 2.8 million square feet under construction.

■	The Borrower. The borrower is Iron Mountain Mortgage Finance I, LLC, a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Iron Mountain National Industrial Loan. There is no guarantor of the non-recourse carveouts with respect to the Iron Mountain National Industrial Loan.

Iron Mountain Incorporated was founded in 1951 and is headquartered in Boston, MA. Iron Mountain Incorporated together with its subsidiaries provides storage and information management services in its facilities in North America, Europe, Latin America, and Asia Pacific. Iron Mountain provides document storage and information management services to more than 220,000 customers in 45 countries around the world, including approximately 94% of Fortune 1000 companies.

■	Escrows. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower provides evidence that insurance is maintained under a blanket policy in accordance with the related loan documents and there is no continuing event of default, and provided that reserve deposits for taxes are not required if there is no continuing event of default and the tenant under a triple net lease (including the Master Lease) pays all taxes prior to delinquency of such taxes.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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On each due date during the continuance of an Iron Mountain National Industrial Trigger Period, the lender may apply amounts in the cash management account to fund (i) a capital expenditure reserve in an amount equal to $13,255, and (ii) an Iron Mountain reserve account in an amount up to the amount necessary to equal the collective allocable loan amounts for the Iron Mountain National Industrial Properties currently subject to the Iron Mountain lease (the “Iron Mountain Threshold Amount”).

In addition, on each due date during the continuance of an Iron Mountain National Industrial Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Iron Mountain National Industrial Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt yield (as calculated under the related loan documents) is less than 10%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 10%, (ii) the period commencing upon the borrower’s failure to deliver any required monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Iron Mountain National Industrial Trigger Period is ongoing or (iii) any Iron Mountain Trigger Period.

An “Iron Mountain Trigger Period” means any period from the occurrence of an Iron Mountain Trigger Event, and the failure of the borrower to timely deposit the cash or letter of credit in an amount equal to the Iron Mountain Threshold Amount pursuant to the loan documents and ending when (i) as it relates to a Lease Termination Trigger Event, all of the Iron Mountain space is subject to one or more approved substitute leases, (ii) as it relates to a Vacating Trigger Event, either (1) the lender is provided with evidence reasonably satisfactory to the lender that Iron Mountain has recommenced its business and operations in more than 10% of the Iron Mountain space, is paying rent and is otherwise in compliance with the terms of its lease and has provided an estoppel certificate acceptable to the lender confirming, without limitation, that Iron Mountain is in occupancy and paying full monthly rent, that the Iron Mountain space is complete and acceptable to the tenant, that all tenant allowances or similar sums have been paid by the borrower, and that no defaults are currently existing with respect to such Iron Mountain lease, or (2) all of the Iron Mountain space is subject to one or more approved substitute leases, or (iii) as it relates to a Bankruptcy Trigger Event, either (1) Iron Mountain has affirmed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of the Iron Mountain lease or (2) the Iron Mountain Lease has been terminated and all of the Iron Mountain Space is subject to one or more approved substitute leases.

An “Iron Mountain Trigger Event” means the earliest of any of the following: (i) the date on which Iron Mountain notifies the borrower of its termination of the Iron Mountain lease (a “Lease Termination Trigger Event”), (ii) the date on which Iron Mountain goes dark, discontinues its operations or business in 90% or more of the Iron Mountain space (based on rental income) or vacates or is otherwise not in occupancy of more than 10% of the Iron Mountain space (based on rental income) (a “Vacating Trigger Event”), and (iii) the date on which the filing of a bankruptcy petition by or against Iron Mountain under the Bankruptcy Code occurs (a “Bankruptcy Trigger Event”).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The Iron Mountain National Industrial Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Iron Mountain National Industrial Property and all other money received by the borrower or the property manager with respect to the Iron Mountain National Industrial Property (other than tenant security deposits) be deposited into such lockbox account or a lender-controlled cash management account by the end of each business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no Iron Mountain National Industrial Trigger Period or event of default under the Iron Mountain National Industrial Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. On each due date during the continuance of an Iron Mountain National Industrial Trigger Period or, at the lender’s discretion, during an event of default under the Iron Mountain National Industrial Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Master Lease. At origination, for the purpose of creating rental income to service interest payments, affiliated Iron Mountain entities executed a 15-year unitary, net master lease (“Master Lease”), set at market terms as concluded by the appraisal reports prepared throughout July 2016. Iron Mountain Information Management, LLC is the tenant under the Master Lease and the newly formed borrower, Iron Mountain Mortgage Finance I, LLC is landlord. The lease includes corporate guaranty provided by Iron Mountain, Incorporated. The Master Lease has an expiration of October 31, 2031 with four, five-year renewal options. For the first period ending October 2017, the annual payment is $7,303,847. The master lease rent for the period ranging from November 2017 through October 2018 is $7,518,018 and steps up approximately 2.9% annually until the master lease expiration.

■	Property Management. The Iron Mountain National Industrial Properties are self-managed by the tenant. Under the related loan documents, if not self-managed, the Iron Mountain National Industrial Properties are required to remain managed by any management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected or approved by the lender (i) during the continuance of an event of default under the Iron Mountain National Industrial Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Iron Mountain National Industrial Loan has occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the borrower may obtain the release of one or more of the Iron Mountain National Industrial Properties from the lien of the Iron Mountain National Industrial Loan, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the Release Price and (y) the portion of the Iron Mountain National Industrial Loan that has not been defeased as of the date of such release, (ii) except in the case of a full defeasance, the debt yield calculated to include only income and expense attributable to the portion of the Iron Mountain National Industrial Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is not less than (x) 14.61% and (y) debt yield immediately prior to such release, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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“Release Price” means, with respect to any Iron Mountain National Industrial Properties, (i) 105% of the applicable allocated loan amount for the first 10% of the Iron Mountain National Industrial Loan amount, (2) 110% of the applicable allocated loan amount for the second 10% of the Iron Mountain National Industrial Loan amount, and (c) 115% of applicable allocated loan amount for any remaining Iron Mountain National Industrial Property:

Property	Allocated Loan Amount
1800 Columbian Club Drive	$7,990,000
11333 East 53rd Avenue	$5,553,000
600 Burning Tree Road	$4,475,000
1202 Avenue R	$4,215,000
2955 South 18th Place	$3,293,000
1760 North Saint Thomas Circle	$3,076,000
1915 South Grand Avenue	$2,996,000
4449 South 36th Street	$2,619,000
13425 Branch View Lane	$2,617,000
2000 Robotics Place	$2,577,000
1819 South Lamar Street	$2,217,000
5151 East 46th Avenue	$2,018,000
1510 Capital Parkway	$1,898,000
1905 John Connally Drive	$1,838,000
1520 Capital Parkway	$1,598,000
3576 North Moline Street	$1,020,000

■	Substitution of Collateral. Provided no event of default under the Iron Mountain National Industrial Loan has occurred and is continuing, at any time from and after the six-month anniversary of the origination date but prior to the nine-year anniversary of the origination date, the borrower may substitute one or more of the Iron Mountain National Industrial Properties with a qualified substitute property, subject to the satisfaction of certain conditions, including, among others: (i) the lender has received an appraisal for the qualified substitute property indicating a value that is equal to or greater than the value indicated in the appraisal acceptable to the lender obtained for the replaced Iron Mountain National Industrial Property at that time, or in connection with the origination of the Iron Mountain National Industrial Loan, (ii) the allocated loan amounts of all replaced Iron Mountain National Industrial Properties during the term of the Mortgage Loan are not permitted to exceed 15% of the Iron Mountain National Industrial Loan amount in the aggregate, except that such 15% limitation will not apply in the case of any replaced Iron Mountain National Industrial Property as to which a casualty or condemnation has occurred and as to which the borrower intends an Iron Mountain National Industrial Property substitution pursuant to the related loan documents, (iii) receipt of a Rating Agency Confirmation, (iv) the debt yield calculated to include only income and expense attributable to the portion of the Iron Mountain National Industrial Properties remaining after the contemplated substitution and to exclude the interest expense on the aggregate amount released, is not less than 14.61% and (v) delivery of a REMIC opinion.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Iron Mountain National Industrial Properties (plus 12 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 3 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Iron Mountain National Industrial Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender with respect to the payment of the insurance premiums for the Iron Mountain National Industrial Properties and that the policy will provide the same protection as a separate policy, as reasonable determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Hixson
Signal
Mountain
Harrison
RED BANK
Chattanooga
Hamilton Place
CHATTANOOGA
AIRPORT
DOWNTOWN
EAST
RIDGE
TENNESSEE
GEORGIA
Lookout
Mountain
Rossville
Fort
Oglethorpe
Nashville
Chattanooga
Huntsville
Birmingham
Atlanta

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Chattanooga, Tennessee	Cut-off Date Principal Balance(4)		$41,714,341
Property Type	Retail	Cut-off Date Principal Balance per SF(3)		$271.77
Size (SF)(1)	391,041	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 7/1/2016(2)	96.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2016(2)	90.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1987, 1995, 2006 / 2011	Mortgage Rate		4.3610%
Appraised Value	$229,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$21,931,258
Underwritten Expenses	$8,029,358	Escrows
Underwritten Net Operating Income (NOI)	$13,901,899		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,389,388	Taxes	$1,130,254	$226,051
Cut-off Date LTV Ratio(3)	46.3%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	37.2%	Replacement Reserves(5)	$0	$13,686
DSCR Based on Underwritten NOI / NCF(3)	2.17x / 2.09x	TI/LC(6)	$0	$32,587
Debt Yield Based on Underwritten NOI / NCF(3)	13.1% / 12.6%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$107,000,000	100.0%	Loan Payoff	$98,665,824	92.2%
			Principal Equity Distribution	6,780,163	6.3
			Reserves	1,130,254	1.1
			Closing Costs	423,759	0.4

Total Sources	$107,000,000	100.0%	Total Uses	$107,000,000	100.0%

(1)	Size (SF) does not include 776,648 SF for anchors which are not part of the collateral. Total SF inclusive of the non-collateral spaces is 1,167,689 SF.
(2)	Total Occupancy and Owned Occupancy exclude Aeropostale and Pac Sun which have filed for bankruptcy and are excluded from the underwriting. Both tenants are currently in-place and have indicated to the borrower sponsor that they intend to stay at the Hamilton Place Property at a reduced rent as follows: Aeropostale ($124,852 until 6/30/2018 as compared to their original rent of $149,172) and Pac Sun ($88,000 until 3/31/2018 compared to their original rent of $107,916).
(3)	Calculated based on the aggregate outstanding principal balance of the Hamilton Place Whole Loan. See “—The Mortgage Loan” below.
(4)	The Cut-off Principal Balance of $41,714,341 represents the non-controlling note A-2 of a $107,000,000 whole loan evidenced by two pari passu notes.
(5)	Replacement reserves are capped at $328,474. See “—Escrows” below.
(6)	TI/LC reserves are capped at $782,082. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Hamilton Place Loan”) is part of a whole loan structure (the “Hamilton Place Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Chattanooga, Tennessee (the “Hamilton Place Property”). The Hamilton Place Loan (evidenced by note A-2), which represents a non-controlling interest in the Hamilton Place Whole Loan, has an outstanding principal balance as of the Cut-off Date of $41,714,341 and represents approximately 4.1% of the Initial Pool Balance. The related companion loan (the “Hamilton Place Companion Loan”) evidenced by note A-1, has an outstanding principal balance as of the Cut-off Date of $64,557,908. The Hamilton Place Companion Loan represents the controlling interest in the Hamilton Place Whole Loan and was contributed to the GSMS 2016-GS3 securitization transaction. The Hamilton Place Whole Loan was originated by Goldman Sachs Mortgage Company on June 1, 2016. The Hamilton Place Whole Loan has an original principal balance of $107,000,000 and each note has an interest rate of 4.3610% per annum. The borrower utilized the proceeds of the Hamilton Place Whole Loan to refinance the existing debt on the Hamilton Place Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Hamilton Place Loan had an initial term of 120 months and has a remaining term of 115 months. The Hamilton Place Loan requires monthly payments of interest and principal sufficient to amortize the Hamilton Place Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in June 2026. The Hamilton Place Loan may be voluntarily prepaid in whole on or after the first due date following the first anniversary of the origination date with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the Hamilton Place Loan is permitted on and after the due date in March 2026 without payment of any yield maintenance or prepayment premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Mortgaged Property. The Hamilton Place Property is an approximately 391,041 SF retail property located in Chattanooga, Tennessee. The Hamilton Place Property was initially built in 1987, with additional outparcels built in 1995 and 2006, and underwent an approximately $7.8 million renovation in 2011. The renovations included new entranceways, new interior décor, tile flooring and updated logo and signage. The Hamilton Place Property and surrounding (non-collateral) outparcels are located off Interstate 75. The anchors include Barnes & Noble, Belk, Dillard’s, JCPenney, Forever 21 (Belk Sublease) and Sears. The collateral is 391,041 SF, which does not include any square footage of anchor tenants that own their parcels (other than Barnes & Noble). The corporate headquarters of CBL & Associates Properties, Inc. (“CBL”), the parent of the non-recourse carve out guarantor are located along the ring road of the Hamilton Place Property, but are not collateral for the Hamilton Place Loan. The Hamilton Place Property, as of February 2016, generated estimated in-line comparable tenant (less than 10,000 SF, excluding kiosks) underwritten in-place sales of $423 per SF, resulting in an in-line comparable tenant (less than 10,000 SF, excluding kiosks) estimated occupancy cost of 13.5%. For the purposes of this calculation, comparable tenants include tenants that have a full year of sales for the trailing-12 month period ending February 2016.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Hamilton Place Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
JCPenney	NR / NR / B	157,799	13.5%	No	$63,120	$0.40	NA	$98	NA	NA
Sears	C / Caa3 / CCC+	151,557	13.0	No	$51,469	$0.34	NA	$85	NA	NA
Belk-Women	NR / NR / B+	130,875	11.2	No	$117,788	$0.90	NA	$155	NA	NA
Dillard’s-Women	BBB- / Baa3 / BBB-	128,897	11.0	No	$43,773	$0.34	NA	$119	NA	NA
Dillard’s-Men, Kids & Home	BBB- / Baa3 / BBB-	92,520	7.9	No	$50,886	$0.55	NA	$119	NA	NA
Belk-Men, Kids & Home	NR / NR / B+	57,500	4.9	No	$60,375	$1.05	NA	$155	NA	NA
Forever 21 (Belk Sublease)	NR / NR / B+	57,500	4.9	No	$60,375	$1.05	NA	$70	NA	NA
Barnes & Noble	NR / NR / NR	29,743	2.5	Yes	$612,771	$20.60	1/31/2019	$205	10.0%	2, 5-year options
Total Anchors		806,391	69.1%

Occupied In-line		288,102	24.7%	Yes	$15,932,905	$55.30
Occupied Kiosk		940	0.1%	Yes	$236,912	$0.82
Occupied Outparcel		28,890	2.5%	Yes	$780,838	$27.03
Occupied Other		7,180	0.6%	Yes	$0	$0.00
Vacant Spaces		36,186	3.1%	Yes	$0	$0.00

Total Owned SF		391,041	33.5%
Total SF		1,167,689	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales information presented with respect to the Hamilton Place Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. The borrower does not independently verify sale information because such information is self-reported.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Hamilton Place Property based on initial lease expiration dates:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Barnes & Noble	NR / NR / NR	29,743	7.6%	$600,000	5.1%	$20.17	$205	10.0%	1/31/2019	2, 5-year options
American Eagle Outfitters	NR / NR / NR	8,813	2.3	390,416	3.3	44.30	$590	12.5%	1/31/2027	NA
Gap/Gap Kids	BB+ / Baa2 / BB+	9,834	2.5	324,522	2.8	33.00	$218	26.0%	1/31/2020	NA
Victoria’s Secret Beauty	NR / NR / NR	8,135	2.1	313,198	2.7	38.50	$583	10.2%	1/31/2025	NA
Hollister	NR / NR / NR	6,793	1.7	290,532	2.5	42.77	$277	24.3%	1/31/2023	NA
FootAction	NR / Ba2 / BB+	4,800	1.2	274,666	2.3	57.22	$818	10.0%	1/31/2025	NA
Rack Room	NR / NR / NR	5,493	1.4	264,045	2.3	48.07	$320	15.0%	1/31/2020	1, 5-year option
Finish Line	NR / NR / NR	7,026	1.8	251,551	2.1	35.80	$415	15.2%	1/31/2026	NA
Kay Jewelers	NR / NR / NR	1,622	0.4	228,160	1.9	140.67	$1,341	12.6%	12/31/2023	NA
Zales	NR / NR / NR	1,231	0.3	225,002	1.9	182.78	$1,417	15.0%	4/30/2017	NA
Ten Largest Owned Tenants		83,490	21.4%	$3,162,091	27.0%	$37.87
Remaining Owned Tenants		271,365	69.4	8,562,501	73.0	31.55
Vacant Spaces (Owned Space)		36,186	9.3	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		391,041	100.0%	$11,724,592	100.0%	$33.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales information presented with respect to the Hamilton Place Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. Because sales information is self-reported, such information is not independently verified by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Hamilton Place Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	# of Expiring Leases
MTM	15,336	3.9%	3.9%	$521,725	4.4%	$34.02	7
2016	17,124	4.4	8.3%	156,958	1.3	9.17	11
2017	24,032	6.1	14.4%	1,055,297	9.0	43.91	15
2018	47,007	12.0	26.5%	1,443,679	12.3	30.71	16
2019	65,105	16.6	43.1%	1,708,662	14.6	26.24	11
2020	23,530	6.0	49.1%	905,813	7.7	38.50	5
2021	30,981	7.9	57.1%	1,022,087	8.7	32.99	13
2022	25,365	6.5	63.5%	854,464	7.3	33.69	8
2023	23,259	5.9	69.5%	983,278	8.4	42.28	7
2024	14,775	3.8	73.3%	512,272	4.4	34.67	5
2025	29,149	7.5	80.7%	1,235,979	10.5	42.40	7
2026	24,334	6.2	86.9%	784,292	6.7	32.23	7
2027 & Thereafter	14,858	3.8	90.7%	540,088	4.6	36.35	3
Vacant	36,186	9.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	391,041	100.0%		$11,724,592	100.0%	$33.04	115

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to historical occupancy and estimated tenant sales at the Hamilton Place Property:

Historical Leased % & In-line Sales(1)

	2013	2014	2015	As of 7/1/2016
Total Occupancy(2)(3)	99.0%	98.3%	95.6%	96.9%
Owned Occupancy(2)(3)	97.0%	95.0%	86.9%	90.7%
In-line Tenant (<10,000 SF) Sales per SF(4)	$405	$395	$402	$423(5)

(1)	As provided by the borrower.
(2)	Reflects average for the indicated year ended December 31 unless specified otherwise.
(3)	For the period reported as of 7/1/2016, total occupancy and owned occupancy excludes Aeropostale and Pac Sun which have filed for bankruptcy and are excluded from the underwriting. Both tenants are currently in-place and have indicated to the borrower sponsor that they intend to stay on at the Hamilton Place Property at a reduced rent as follows: Aeropostale ($124,852 until 6/30/2018) and Pac Sun ($88,000 until 3/31/2018).
(4)	For periods 2013, 2014 and 2015, represents sales for in-line tenants reported by the tenants to the borrower sponsor and not independently verified.
(5)	Represents underwritten in-line comparable tenant sales per SF estimated based on February 28, 2016 sales data, excluding kiosk tenants. For the purposes of this calculation, comparable tenants include tenants that have a full year of sales for the trailing-12 month period ending February 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hamilton Place Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten(2)	Underwritten $per SF
Base Rental Revenue	$11,444,416	$11,575,860	$11,881,158	$11,984,294	$11,724,592	$29.98
Overage / Percentage Rent	346,726	177,166	239,079	268,422	258,210	0.66
Kiosks / Temporary / Specialty	1,768,662	1,698,077	1,579,610	1,597,828	1,597,828	4.09
Total Reimbursement Revenue	7,716,644	7,752,815	7,766,103	7,719,309	7,686,515	19.66
Gross Up Vacancy	0	0	0	0	1,839,462	4.70
Other Revenue	750,468	601,554	642,762	664,113	664,113	1.70
Gross Revenue	$22,026,917	$21,805,473	$22,108,711	$22,233,966	$23,770,720	$60.79
Vacancy Loss	0	0	0	0	(1,839,462)	(4.70)
Effective Gross Revenue	$22,026,917	$21,805,473	$22,108,711	$22,233,966	$21,931,258	$56.08

Real Estate Taxes	$2,604,182	$2,599,044	$2,601,613	$2,601,820	$2,586,117	$6.61
Insurance	302,978	285,814	297,760	295,053	294,857	0.75
Utilities	1,571,544	1,599,394	1,480,443	1,476,580	1,476,580	3.78
Repairs & Maintenance	1,404,905	1,322,135	1,247,506	1,223,325	1,223,325	3.13
Management Fee	1,058,700	1,060,683	1,084,303	1,065,178	657,938	1.68
Professional Fees	17,096	19,811	36,273	42,807	42,807	0.11
Payroll (Office, Security, Maintenance)	626,721	682,389	590,304	610,852	610,852	1.56
General and Administrative - Direct	935,236	926,768	917,856	905,691	905,691	2.32
Other Expenses	413,693	265,069	216,619	231,191	231,191	0.59
Total Operating Expenses	$8,935,053	$8,761,107	$8,472,677	$8,452,496	$8,029,358	$20.53

Net Operating Income	$13,091,863	$13,044,366	$13,636,034	$13,781,470	$13,901,899	$35.55
Tenant Improvements	0	0	0	0	180,390	0.46
Leasing Commissions	0	0	0	0	177,078	0.45
Replacement Reserves	0	0	0	0	155,044	0.40
Net Cash Flow	$13,091,863	$13,044,366	$13,636,034	$13,781,470	$13,389,388	$34.24

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of February 28, 2016 and contractual rent steps through June 1, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Hamilton Place Property had an “as-is” appraised value of $229,500,000 as of May 6, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated May 6, 2016, there are no recognized environmental conditions or recommendations for further action at the Hamilton Place Property.

■	Market Overview and Competition. According to the appraisal, the Hamilton Place Property is a super regional mall located in an established commercial area in the Chattanooga community of Hamilton County in the central portion of the Chattanooga metro area. The surrounding area consists of single-family and multi-family residential developments. Proximity to Interstate 75 and Interstate 24 gives good access to the neighborhood.

According to the appraisal, the Hamilton Place Property is located in the Chattanooga, Tennessee metropolitan statistical area. As of 2015, the average household income is approximately $66,100. There are approximately 548,000 people in the Chattanooga MSA, as of July 2015. Top employers in the Chattanooga, Tennessee MSA include BlueCross BlueShield of Tennessee, Tennessee Valley Authority, Erlanger Health System and Memorial Healthcare System.

The following table presents certain information relating to the primary competition for the Hamilton Place Property:

Competitive Set(1)

	Hamilton Place	Northgate Mall	Bradley Square Mall	Walnut Square	West Town Mall	Town Center at Cobb	Stones River Mall
Distance from Subject	-	8 miles	21 miles	23 miles	88 miles	79 miles	90 miles
Property Type	Retail	Regional Center	Regional Center	Regional Center	Super Regional Center	Super Regional Center	Regional Center
Year Built	1987, 1995, 2006	1972	1991	1980	1972	1986	1992
Total GLA	1,167,689	790,299	511,777	495,516	1,336,000	1,281,000	594,588
Total Occupancy	96.9%	94%	73%	72%	99%	97%	90%
Sales per SF(2)	$423	$326	$275	$264	$425	$425	$325
Anchors & Jr. Anchors	JCPenney, Sears, Belk, Dillard’s, Forever 21, Barnes & Noble	Sears Belk Burlington	Dunham Sports Belk Carmike Cinemas JCPenney	Sears Belk Gold’s Gym	Dillard’s Sears Belk JCPenney Regal Cinemas	Macy’s Belk JCPenney Macy’s Men & Furniture Sears	Dillard’s JCPenney Sears

(1)	Source: Appraisal
(2)	Represents sales for comparable in-line tenants for most recent period from appraisal, or for the subject property, reported by the tenants to the borrower sponsor and not independently verified.

■	The Borrower. The borrower is Hamilton Place CMBS, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamilton Place Loan. The non-recourse carve out guarantor under the Hamilton Place Loan is CBL & Associates Limited Partnership, an indirect owner of the borrower.

CBL, the parent of the non-recourse carve out guarantor, is a mall REIT in the United States and owns, holds interests in or manages more than 141 properties, including enclosed malls and open-air centers from throughout the United States. CBL is a developer of new regional malls, open-air centers, lifestyle and community centers. CBL is publicly traded on the NYSE.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date, the borrower funded a tax reserve in the amount of $1,130,254.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; unless the Hamilton Place Property is insured under a blanket policy in accordance with the related loan documents and there is no continuing Hamilton Place Trigger Period or event of default, (ii) a tenant improvements and leasing commissions reserve in the amount of $32,587 (subject to a cap of $782,082, excluding any lease termination fees) and (iii) a capital expenditure reserve in the amount of $13,686 (subject to a cap of $328,474).

In addition, on each due date during the continuance of a Hamilton Place Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Hamilton Place Trigger Period” means any period: (i) commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.55x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than or equal to 1.55x, (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Hamilton Place Trigger Period is ongoing or (iii) during the continuation of a Two Anchor Event.

A “Two Anchor Event” means any period commencing when any two anchor tenants (i) become subject to a bankruptcy proceeding, (ii) deliver notice of an intent to vacate, (iii) vacate or go dark or (iv) default under their leases, and ending upon the date on which either (x) any and all co-tenancy rights of the tenants at the Hamilton Place Property triggered by such event have been waived in writing, or (y) a replacement anchor approved by the lender is (1) in occupancy of at least 75% of one of the two anchor parcels that was occupied by one of the anchors causing the Two Anchor Event, and (2) open for business at the Hamilton Place Property (or if such anchor parcel is owned by an affiliate of the borrower, such anchor tenant occupying such affiliate-owned parcel is required to have commenced paying rent). Additionally, the debt service coverage ratio (as calculated under the related loan documents), determined on a pro forma basis assuming each tenant with co-tenancy remedies under its lease exercises the most severe remedy available to it, must be at least 1.55x in order for a Two Anchor Event to cease.

■	Lockbox and Cash Management. The Hamilton Place Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Hamilton Place Property and all other money received by the borrower or property manager with respect to the Hamilton Place Property (other than tenant security deposits required to be held in escrow accounts) are required to be deposited into the lockbox account within one business day after receipt. For so long as no Hamilton Place Trigger Period or event of default under the Hamilton Place Loan is continuing, all amounts in the lockbox account will be swept on each business day into a borrower-controlled operating account. During a Hamilton Place Trigger Period or during the continuance of an event of default under the Hamilton Place Loan, all amounts in the lockbox account will be swept on each business day to a lender-controlled cash management account.

On each due date during a Hamilton Place Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the Hamilton Place Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and budgeted operating expenses, be held as additional collateral for the Hamilton Place Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Property Management. The Hamilton Place Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Hamilton Place Property is required to remain managed by CBL & Associates Management, Inc., any direct or indirect wholly-owned affiliate of CBL & Associates Management, Inc. and/or CBL & Associates Limited Partnership, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to replace the property manager with a property manager selected by the lender: (a) during the continuance of an event of default under the Hamilton Place Loan, (b) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable cure periods) or (c) if the property manager files for or is the subject of a petition in bankruptcy or similar event.

■	Release, Substitution and Addition of Collateral. The borrower may obtain the release of one or more non-income producing and vacant outparcels, subject to the satisfaction of certain conditions set forth in the related loan documents including, among others: (i) no event of default is continuing under the Hamilton Place Loan, (ii) the receipt of a Rating Agency Confirmation and (iii) delivery of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hamilton Place Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 month period following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Hamilton Place Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents excluding any premiums associated with buying the casualty and business interruption/rental loss deductible down below $100,000, and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hamilton Place Property are separately allocated to the Hamilton Place Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2016 CARTIFACT
Village Square
2600, 2800, 4000, 5000 and 6000 Oxford Drive
Bethel Park, PA 15102
Pittsburgh
Leetsdale
Sewickley Heights
Edgeworth
Sewickley
Haysville
Glenfield
Emsworth
Ben Avon Heights
West View
Avalon
Bellevue
Coraopolis
PITTSBURGH INTERNATIONAL AIRPORT
Robert Morris University
Mckees Rocks
Robinson Town Centre
The Mall at Robinson
Ingram
Thornburg
Crafton
Rosslyn Farms
Green Tree
Parkway Center Mall
Carnegie
Heinz Field
PNC Park
CBD
Consol Energy Center
Duquesne University
Rennerdale
Oakdale
Noblestown
Heidelberg
Dormont
St Clair Hospital
Castle Shannon
Bridgeville
South Hills Village
Bethel Park
Lawrence
Upper St Clair
Shoppes at Northway
Ross Park Mall
North Hills Village Mall
West Busway
Light Rail
Ohioville
Conway
Valencia
Freeport
Industry
Baden
Wexford
Hookstown
Ambridge
Franklin Park
Arnold
Springdale
Frankfort Springs
PITTSBURGH INT'L AIRPORT
Etna
Plum
DOWNTOWN
Burgettstown
Monroeville
McDonald
Trafford
McKeesport
West Middletown
Canonsburg
Elizabeth
Houston
McMurray
West Newton
Washington
Donora
Smithton
Green Hills
Bentleyville
Arnold City
Claysville
Cokeburg
Stockdale
Beallsville

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Bethel Park, Pennsylvania	Cut-off Date Principal Balance	$39,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$100.55
Size (SF)	392,854	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 6/1/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / 1997	Mortgage Rate	4.2130%
Appraised Value	$58,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24

Underwritten Revenues	$5,933,650
Underwritten Expenses	$2,431,511	Escrows
Underwritten Net Operating Income (NOI)	$3,502,139	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,242,448	Taxes	$119,272	$119,272
Cut-off Date LTV Ratio	68.0%	Insurance	$0	$0
Maturity Date LTV Ratio	57.6%	Replacement Reserves(1)	$0	$6,548
DSCR Based on Underwritten NOI / NCF	1.51x / 1.40x	TI/LC(2)	$360,000	$24,553
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$39,500,000	100.0%	Loan Payoff	$38,182,167	96.7%
Closing Costs	526,444	1.3
Reserves	479,272	1.2
Principal Equity Distribution	312,117	0.8

Total Sources	$39,500,000	100.0%	Total Uses	$39,500,000	100.0%

(1)	Replacement reserves are capped at $250,000. See “—Escrows” below.
(2)	TI/LC reserves are capped at $900,000. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Village Square Loan”) is evidenced by a note in the original principal amount of $39,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Bethel Park, Pennsylvania (the “Village Square Property”). The Village Square Loan was originated by Goldman Sachs Mortgage Company on September 30, 2016 and represents approximately 3.8% of the Initial Pool Balance. The note evidencing the Village Square Loan has an outstanding principal balance as of the Cut-off Date of $39,500,000 and an interest rate of 4.2130% per annum. The borrower utilized the proceeds of the Village Square Loan to refinance the existing debt on the Village Square Property, pay origination costs, fund reserves and return equity to the borrower sponsor.

The Village Square Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Village Square Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Village Square Loan is the due date in October 2026. Voluntary prepayment of the Village Square Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the Village Square Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Village Square Property is a 392,854 SF anchored retail property located in Bethel Park, Pennsylvania. Anchored by The Home Depot, Kohl’s, Toys R Us, and Burlington Coat Factory, the Village Square Property has achieved 100% occupancy since the end of 2003. In-line tenants at the Village Square Property include Sten’s Stride Rite Shoes, Half Price Books, Famous Footwear and Avenue. Additionally, there are several outparcel tenants including TGI Fridays, Pennzoil and Olive Garden. The Village Square Property has 1,820 surface parking spaces. The Village Square Property has multiple ingress and egress points with frontage alongside Oxford Drive and Route-19.

The Village Square Property was developed by the Oxford Development Company in 1982 and was originally an enclosed mall. However, in 1997, the Village Square Property underwent a renovation, reconfiguring the mall into a property that could accommodate big box retail tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Village Square Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Kohl’s	BBB / Baa2 / BBB	91,348	23.3%	Yes	$1,309,970	$14.34	1/27/2018	NA	NA	6, 5-year options
The Home Depot	A / A2 / A	82,337	21.0	Yes	$1,051,196	$12.77	1/31/2024	NA	NA	7, 5-year options
Burlington Coat Factory(3)	NR / NR / NR	71,506	18.2	Yes	$503,892	$7.05	3/31/2019	$69	10.2%	NA
Toys R Us	CC / Caa2 / B-	46,620	11.9	Yes	$794,633	$17.04	1/31/2019	$172	9.9%	2, 5-year options
Total Anchors		291,811	74.3%

Jr. Anchors

Office Depot, Inc	NR / NR / B-	25,000	6.4%	Yes	$478,458	$19.14	9/30/2020	$233	8.2%	1, 5-year option
Michaels	NR / NR / NR	23,693	6.0	Yes	$466,786	$19.70	2/28/2019	$216	9.1%	2, 5-year options
Wine & Spirits	NR / NR / NR	12,100	3.1	Yes	$348,500	$28.80	7/31/2023	NA	NA	NA
Total Jr. Anchors		60,793	15.5%

Occupied Outparcel		19,700	5.0%		$749,112	$38.03
Occupied In-line		20,550	5.2%		$543,400	$26.44

Total Owned SF		392,854	100.0%
Total SF		392,854	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales per SF are as of December 31, 2015.
(3)	Burlington Coat Factory has a one-time option to terminate its lease during the 60-day period following September 30, 2016 in the event its sales are less than $7,150,600 per annum. Sales as of December 31, 2015 were approximately $4,900,000.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Village Square Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Kohl’s	BBB / Baa2 / BBB	91,348	23.3%	$877,500	19.3%	$9.61	NA	NA	1/27/2018	6, 5-year options
The Home Depot	A / A2 / A	82,337	21.0	625,000	13.7	7.59	NA	NA	1/31/2024	7, 5-year options
Toys R Us	CC / Caa2 / B-	46,620	11.9	549,463	12.1	11.79	$172	9.9%	1/31/2019	2, 5-year options
Burlington Coat Factory(3)	NR / NR / NR	71,506	18.2	500,542	11.0	7.00	$69	10.2%	3/31/2019	NA
Office Depot, Inc	NR / NR / B-	25,000	6.4	356,250	7.8	14.25	$233	8.2%	9/30/2020	1, 5-year option
Michaels	NR / NR / NR	23,693	6.0	343,548	7.6	14.50	$216	9.1%	2/28/2019	2, 5-year options
Wine & Spirits	NR / NR / NR	12,100	3.1	324,435	7.1	26.81	NA	NA	7/31/2023	NA
Olive Garden	NR / NR / NR	9,200	2.3	267,674	5.9	29.10	NA	NA	9/30/2022	1, 5-year option
TGI Fridays	NR / NR / B+	8,500	2.2	215,000	4.7	25.29	$449	8.4%	12/31/2021	1, 5-year option
Famous Footwear	NR / NR / NR	7,560	1.9	153,846	3.4	20.35	$215	12.8%	10/31/2020	1, 5-year option
Largest Tenants		377,864	96.2%	$4,213,258	92.6%	$11.15
Remaining Owned Tenants		14,990	3.8	334,330	7.4	22.30
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		392,854	100.0%	$4,547,588	100.0%	$11.58

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales per SF are as of December 31, 2015.
(3)	Burlington Coat Factory has a one-time option to terminate its lease during the 60-day period following September 30, 2016 in the event its sales are less than $7,150,600 per annum. Sales as of December 31, 2015 were approximately $4,900,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the Village Square Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	96,388	24.5	24.5%	975,730	21.5	10.12	2
2019	141,819	36.1	60.6%	1,393,553	30.6	9.83	3
2020	32,560	8.3	68.9%	510,096	11.2	15.67	2
2021	15,445	3.9	72.9%	343,135	7.5	22.22	2
2022	9,200	2.3	75.2%	267,674	5.9	29.10	1
2023	14,100	3.6	78.8%	399,235	8.8	28.31	2
2024	83,342	21.2	100.0%	658,165	14.5	7.90	2
2025	0	0.0	100.0%	0	0.0	0.00	0
2026	0	0.0	100.0%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	392,854	100.0%		$4,547,588	100.0%	$11.58	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Village Square Property:

Historical Leased %(1)

2013	2014	2015	As of 6/1/2016
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Village Square Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,153,108	$4,328,313	$4,348,493	$4,379,861	$4,547,588	$11.58
Total Reimbursement Revenue	1,698,075	1,670,008	1,747,874	1,787,505	1,698,359	4.32
Other Revenue	1,686	518	1,296	1,727	0	0.00
Total Rent	$5,852,868	$5,998,838	$6,097,663	$6,169,092	$6,245,947	$15.90
Less Vacancy Loss	0	0	0	0	(312,297)	(0.79)
Less Credit Loss	18,864	576	0	0	0	0.00
Effective Gross Revenue	$5,871,733	$5,999,414	$6,097,664	$6,169,093	$5,933,650	$15.10

Total Operating Expenses	$2,286,002	$2,317,452	$2,376,420	$2,371,663	$2,431,511	$6.19

Net Operating Income	$3,585,731	$3,681,962	$3,721,243	$3,797,430	$3,502,139	$8.91
TI/LC	0	0	0	0	200,763	0.51
Replacement Reserves	0	0	0	0	58,928	0.15
Net Cash Flow	$3,585,731	$3,681,962	$3,721,243	$3,797,430	$3,242,448	$8.25

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of June 1, 2016 and contractual rent steps through September 30, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Village Square Property had an “as-is” appraised value of $58,100,000 as of June 16, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated August 18, 2016, there are no recognized environmental conditions or recommendations for further action at the Village Square Property.

■     Market Overview and Competition Village Square is located in the South Pittsburgh/Highway 19 submarket of the larger Pittsburgh retail market area. According to a market research report, as of the third quarter 2016, the South Pittsburgh/Highway 19 market has a total retail inventory of 9,092,861 SF with 432,788 SF vacant, indicating a current vacancy rate of 4.8%. This vacancy rate is in line with both Q3 2015’s vacancy rate (4.4%) as well as the average vacancy over the past 10 years (5.9%). Average asking rent at retail assets in the South Pittsburgh/Highway 19 submarket is currently $15.20 per SF while the overall average rental rate in the Pittsburgh market is currently $12.35 per SF.

The following table presents certain information relating to the primary competition for the Village Square Property:

Competitive Set(1)

	Village Square	Curry Hollow Shopping Center	660 Washington Road	South Park Shoppes	The Shops on Washington	Norman Centre I
Distance from Subject	-	5.2 Miles	2.9 Miles	2.5 Miles	0.7 miles	0.3 Miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1982	1973	1920	1960	1985	1986
Total GLA	392,854	260,000	18,401	85,000	20,000	39,061
Total Occupancy	100%	86%	73%	96%	100%	97%
Anchors & Jr. Anchors	Kohl’s, The Home Depot, Burlington Coat Factory, Toys R Us	Levin Furniture	Walnut Grill	NA	Mattress Firm	Scottrade

(1)	Source: Appraisal.

■	The Borrower. The borrower is 4000 Oxford Drive Associates, LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Village Square Loan. The non-recourse carveout guarantor under the Village Square Loan is L&M Associates, a direct owner of the borrower.

Oxford Development Company is a real estate development and management company headquartered in Western Pennsylvania. Oxford Development Company has over 50 years of real estate development, property management, and leasing experience. They have developed, owned, leased and/or managed over 40 million square feet of commercial space including office, retail, hotels, data centers, and multifamily assets. As of the Cut-off Date, Oxford owns or manages approximately 11.2 million square feet of commercial space including 7.4 million square feet of office space and retail space.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $119,272 and (ii) a tenant improvements and leasing commissions reserve in an amount equal to $360,000.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of lender, borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $24,553, capped at $900,000 and (iii) a capital expenditure reserve in an amount equal to $6,548, capped at $250,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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In addition, on each due date during the continuance of a Village Square Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Village Square Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 8.0%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for the trailing twelve-month period (ending on the last day of any fiscal quarter) is greater than 8.0%, (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Village Square Trigger Period is ongoing or (iii) any period from the occurrence of a Rollover Trigger Event and ending (x) as it relates to a Non-Renewal Trigger Event, either (a) Home Depot, Kohl’s or any successor tenant (the “Rollover Tenant”) enters a renewal or extension of its lease and is in occupancy, paying normal monthly rent, and open for business or (b) the applicable space is re-let under one or more approved substitute leases; (y) as it relates to a Vacating Trigger Event, either (a) the lender is provided with evidence reasonably satisfactory to the lender that such Rollover Tenant has recommenced its business and operations in its space, is paying rent and is otherwise in compliance with the terms of its lease, or (b) the applicable space is re-let under one or more approved substitute leases; or (z) as it relates to a Bankruptcy Trigger Event, either (a) such case is dismissed 60 days after commencement without any negative impact on the applicable lease and such Rollover Tenant is paying normal monthly rent and is otherwise in compliance with the terms of its lease (b) such Rollover Tenant affirmed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease, or (c) such Rollover Tenant’s lease is terminated and the applicable space is re-let under one or more approved substitute leases.

A “Rollover Trigger Event” means the earliest of any of the following: (a) the date that any Rollover Tenant gives notice to terminate or vacate all or a material portion of its space, (b) any Rollover Tenant has not given notice to renew its lease as of the date that is the earlier of (1) the date required pursuant to its lease or (2) (A) with respect to Kohl’s, nine months prior to the expiration of its lease, and (B) with respect to Home Depot, 12 months prior to the expiration of its lease (clauses (a) or (b), a “Non-Renewal Trigger Event”), (c) the date that a Rollover Tenant vacates or is otherwise not in occupancy of all or substantially all of its space solely by casualty or condemnation or renovations or alterations undertaken pursuant to the terms of its lease (a “Vacating Trigger Event”), or (d) the date of the filing of a bankruptcy petition by or against any Rollover Tenant or its guarantor under the applicable lease under the bankruptcy code (a “Bankruptcy Trigger Event”).

■	Lockbox and Cash Management. The Village Square Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Village Square Property and all other money received by the borrower or the property manager with respect to the Village Square Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no Village Square Trigger Period or event of default under the Village Square Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. On each due date during the continuance of a Village Square Trigger Period or, at the lender’s discretion, during an event of default under the Village Square Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Property Management. The Village Square Property is managed by Oxford Development Company, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Village Square Property is required to remain managed by Oxford Development Company or any other management company approved by the lender (which approval, absent a continuing event of default under the Village Square Loan, will not be unreasonably withheld) and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Village Square Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Village Square Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Village Square Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provide evidence satisfactory to the lender that the insurance premiums for the Village Square Property are separately allocated to the Village Square Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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147

HILTON GARDEN INN OLD TOWN

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	San Diego, California	Cut-off Date Principal Balance	$35,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$195,530.73
Size (Rooms)	179	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 9/30/2016	92.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2016	92.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate	4.4680%
Appraised Value	$53,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(2)	Mayur B. Patel
Underwritten Revenues	$10,013,869
Underwritten Expenses	$5,842,799	Escrows
Underwritten Net Operating Income (NOI)	$4,171,071	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,770,516	Taxes	$176,060	$37,552
Cut-off Date LTV Ratio	65.2%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	49.7%	Replacement Reserves	$0	$35,278
DSCR Based on Underwritten NOI / NCF	1.97x / 1.78x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.9% / 10.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,000,000	100.0%	Loan Payoff	$24,554,801	70.2%
Principal Equity Distribution	9,701,260	27.7
Closing Costs	567,880	1.6
Reserves	176,060	0.5

Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $56,900,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $53,700,000 is 52.6%. The stabilization date set forth in the appraisal for the Hilton Garden Inn Old Town Property is October 1, 2019.
(2)	Mayur B. Patel is the non-recourse carve-out guarantor under the Hilton Garden Inn Old Town Loan.

2015 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial/Government
Hilton Garden Inn Old Town Property	5%	60%	35%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Hilton Garden Inn Old Town Property and various market segments, as provided in the August 2016 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM August 2016	110.8%	107.5%	119.2%

(1)	Source: August 2016 travel research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

148

HILTON GARDEN INN OLD TOWN

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Garden Inn Old Town Property:

Hilton Garden Inn Old Town(1)(2)

T8 8/31/2016
Occupancy	92.9%
ADR	$157.81
RevPAR	$146.54

(1)	As provided by the borrower and represents averages for the indicated periods.
(2)	Hilton Garden Inn Old Town Property completed construction in November 2015.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Garden Inn Old Town Property:

Cash Flow Analysis(1)(2)

	T8 8/31/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$6,400,498	$8,708,720	$48,652
Food & Beverage Revenue	485,722	690,205	3,856
Other Operating Departments Revenue	438,410	614,944	3,435
Total Revenue	$7,324,630	$10,013,869	$55,943

Room Expense	$1,098,771	$1,547,665	$8,646
Food & Beverage Expense	411,113	599,842	3,351
Other Operating Departments Expense	41,129	61,686	345
Total Departmental Expense	$1,551,013	$2,209,193	$12,342
Total Undistributed Expense	2,110,240	3,190,955	17,827
Total Fixed Expense	184,240	442,650	2,473
Total Operating Expenses	$3,845,493	$5,842,799	$32,641

Net Operating Income	$3,479,137	$4,171,071	$23,302
FF&E	292,985	400,555	2,238
Net Cash Flow	$3,186,152	$3,770,516	$21,064

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Hilton Garden Inn Old Town Property completed construction in November 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

149

POIPU SHOPPING VILLAGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Koloa, Hawaii	Cut-off Date Principal Balance	$29,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$689.00
Size (SF)	42,090	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 10/1/2016	94.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2016	94.4%	Type of Security	Leasehold
Year Built / Latest Renovation	1985 / 1995, 2004	Mortgage Rate	4.6390%
Appraised Value	$51,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(1)	Patrick L. Beach and Russell Geyser
Underwritten Revenues	$4,238,670
Underwritten Expenses	$1,748,322	Escrows
Underwritten Net Operating Income (NOI)	$2,490,349	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,445,451	Taxes	$61,932	$9,113
Cut-off Date LTV Ratio	56.9%	Insurance	$17,515	$8,758
Maturity Date LTV Ratio	48.7%	Replacement Reserves	$26,657	$702
DSCR Based on Underwritten NOI / NCF	1.39x / 1.36x	TI/LC(2)	$0	$5,261
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.4%	Other(3)	$103,414	$56,314

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	93.7%	Loan Payoff	$30,058,485	97.1%
Principal’s New Cash Contribution	1,944,101	6.3	Closing Costs	676,098	2.2
Reserves	209,519	0.7

Total Sources	$30,944,101	100.0%	Total Uses	$30,944,101	100.0%

(1)	Patrick L. Beach and Russell Geyser are the non-recourse carveout guarantors under the Poipu Shopping Village Loan.
(2)	TI/LC reserves are capped at $315,675.
(3)	Other reserve represents a ground rent reserve ($56,341) and a deferred maintenance reserve ($47,100).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Poipu Shopping Village Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Keoki’s Paradise Restaurant	NR / NR / NR	8,362	19.9%	$306,117	12.0%	$36.61	$980	9.9%	2/15/2021	2, 10-year options
Whaler’s General Store	NR / NR / NR	4,132	9.8	276,249	10.8	66.86	$925	12.4%	11/30/2018	NA
Olympic Café	NR / NR / NR	5,499	13.1	205,883	8.1	37.44	$308	21.1%	2/28/2026	NA
Bangkok Happy Bowl	NR / NR / NR	2,576	6.1	162,385	6.4	63.04	$585	15.8%	10/31/2025	1, 5-year option
West Maui Resort Partners, L.P.	NR / NR / NR	256	0.6	162,073	6.4	633.10	NA	NA	4/30/2019	NA
Na Hoku	NR / NR / NR	1,344	3.2	160,635	6.3	119.52	$1,391	13.2%	1/31/2018	NA
Honolua Surf Co.	NR / NR / NR	1,936	4.6	158,436	6.2	81.84	$733	16.3%	9/30/2020	NA
Making Waves	NR / NR / NR	1,414	3.4	107,916	4.2	76.32	$581	18.6%	4/30/2017	NA
Starbucks	A / A2 / A-	1,184	2.8	84,964	3.3	71.76	$1,167	10.3%	2/28/2018	1, 5-year option
Sand People	NR / NR / NR	1,184	2.8	81,075	3.2	68.48	$653	16.0%	8/31/2018	NA
Largest Tenants		27,887	66.3%	$1,705,734	67.0%	$61.17
Remaining Owned Tenants		11,858	28.2	841,914	33.0	71.00
Vacant Spaces (Owned Space)		2,345	5.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		42,090	100.0%	$2,547,648	100.0%	$64.10

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

150

POIPU SHOPPING VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Poipu Shopping Village Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	512	1.2%	1.2%	$56,580	2.2%	$110.51	1
2016	0	0.0	1.2%	0	0.0	0.00	0
2017	4,825	11.5	12.7%	345,923	13.6	71.69	5
2018	8,417	20.0	32.7%	655,394	25.7	77.87	5
2019	928	2.2	34.9%	202,393	7.9	218.10	2
2020	3,792	9.0	43.9%	284,676	11.2	75.07	4
2021	12,684	30.1	74.0%	587,738	23.1	46.34	6
2022	0	0.0	74.0%	0	0.0	0.00	0
2023	512	1.2	75.2%	46,677	1.8	91.17	1
2024	0	0.0	75.2%	0	0.0	0.00	0
2025	2,576	6.1	81.4%	162,385	6.4	63.04	1
2026	5,499	13.1	94.4%	205,883	8.1	37.44	1
2027 & Thereafter	0	0.0	94.4%	0	0.0	0.00	0
Vacant	2,345	5.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	42,090	100.0%		$2,547,648	100.0%	$64.10	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Poipu Shopping Village Property:

Historical Leased %(1)

2013	2014	2015	As of 10/1/2016
95.7%	95.4%	89.2%	94.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Poipu Shopping Village Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$2,253,834	$2,319,004	$2,130,910	$2,213,396	$2,547,648	$60.53
Overage / Percentage Rent	1,022,523	896,435	859,645	721,573	722,434	17.16
Total Reimbursement Revenue	886,052	894,559	861,157	895,966	965,594	22.94
Gross Up Vacancy	0	0	0	0	0	0.00
Other Income	3,836	4,060	3,007	2,389	2,994	0.07
Gross Revenue	$4,166,245	$4,114,058	$3,854,719	$3,833,324	$4,238,670	$100.70

Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Revenue	$4,166,245	$4,114,058	$3,854,719	$3,833,324	$4,238,670	$100.70

Total Operating Expenses	$1,521,296	$1,754,837	$1,607,400	$1,623,045	$1,748,322	$41.54

Net Operating Income	$2,644,949	$2,359,221	$2,247,319	$2,210,279	$2,490,349	$59.17
TI/LC	0	0	0	0	36,480	0.87
Replacement Reserves	0	0	0	0	8,418	0.20
Net Cash Flow	$2,644,949	$2,359,221	$2,247,319	$2,210,279	$2,445,451	$58.10

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of October 1, 2016 and contractual rent steps through November 1, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

151

EMBASSY SUITES PORTLAND AIRPORT

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Portland, Oregon	Cut-off Date Principal Balance(3)	$27,620,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)	$229,561.75
Size (Rooms)	251	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 6/30/2016	84.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2016	84.0%	Type of Security	Leasehold
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate	3.9355%
Appraised Value	$86,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor(4)	Atrium Finance V, LLC
Underwritten Revenues	$17,835,906
Underwritten Expenses	$10,153,698
Underwritten Net Operating Income (NOI)	$7,682,208	Escrows
Underwritten Net Cash Flow (NCF)	$6,968,772	Upfront	Monthly
Cut-off Date LTV Ratio(1)	67.0%	Taxes	$389,616	$43,291
Maturity Date LTV Ratio(1)(2)	48.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.35x / 2.13x	FF&E	$0	$26,056
Debt Yield Based on Underwritten NOI / NCF(1)	13.3% / 12.1%	Other(5)	$62,500	$275,000

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$57,620,000	99.8%	Loan Payoff(6)	$57,065,989	98.8%
Principal’s New Cash Contribution	141,258	0.2	Reserves	452,116	0.8
Closing Costs	243,152	0.4

Total Sources	$57,761,258	100.0%	Total Uses	$57,761,258	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Embassy Suites Portland Airport Whole Loan.
(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $102,500,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $86,000,000 is 57.9%. The stabilization date set forth in the appraisal for the Embassy Suites Portland Airport Property is July 15, 2018.
(3)	The Cut-off Date Principal Balance of $27,620,000 represents the non-controlling note A-2 of a $57,620,000 whole loan evidenced by two pari passu notes. The controlling note A-1 represents a Cut-off Date Principal Balance of $30,000,000 that was contributed to GSMS 2016-GS3.
(4)	Atrium Leveraged Loan Fund, LLC is the non-recourse carveout guarantor under the Embassy Suites Portland Airport Whole Loan. Affiliates of the borrower sponsor are involved in certain litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.
(5)	Upfront other reserve represents a ground lease reserve, and monthly other reserve represents a PIP reserve.
(6)	The Embassy Suites Portland Airport Property was part of a portfolio with an outstanding principal balance of approximately $233 million as of July 1, 2016. The loan payoff amount for the Embassy Suites Portland Airport Loan represents an estimated allocated amount used to pay off the prior debt balance as of July 1, 2016 and implied equity contribution.

2015 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Embassy Suites Portland Airport	55%	22%	23%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Embassy Suites Portland Airport Property and various market segments, as provided in a May 2016 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM May 2016	109.6%	125.5%	137.6%
TTM May 2015	115.0%	125.1%	143.8%
TTM May 2014	116.6%	126.5%	147.5%

(1)	Source: May 2016 travel research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

152

EMBASSY SUITES PORTLAND AIRPORT

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Embassy Suites Portland Airport Property:

Embassy Suites Portland Airport(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	82.1%	82.8%	82.1%	84.0%
ADR	$136.71	$147.23	$160.34	$166.11
RevPAR	$112.28	$121.86	$131.58	$139.57

(1)	As provided by the borrower and represents averages for the indicated periods.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites Portland Airport Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$10,286,180	$11,133,721	$11,988,424	$12,716,286	$12,786,386	$50,942
Food & Beverage Revenue	4,209,088	4,348,229	4,653,606	4,573,756	4,598,969	18,323
Other Operating Departments Revenue	127,237	367,751	411,759	271,909	273,408	1,089
Other Revenue	99,271	49,600	85,921	176,172	177,143	706
Total Revenue	$14,721,776	$15,899,301	$17,139,710	$17,738,123	$17,835,906	$71,059

Room Expense	$2,130,037	$2,523,266	$2,535,626	$2,637,916	$2,652,458	$10,568

Food & Beverage Expense	1,917,136	1,922,230	1,964,269	1,922,099	1,932,695	7,700
Other Operating Departments Expense	182,001	165,871	180,722	184,064	185,079	737
Total Departmental Expense	$4,229,174	$4,611,367	$4,680,617	$4,744,079	$4,770,231	$19,005
Total Undistributed Expense	3,986,037	3,900,919	3,949,960	4,140,198	4,518,931	18,004
Total Fixed Expense	778,181	814,853	844,928	864,535	864,535	3,444
Total Operating Expenses	$8,993,392	$9,327,139	$9,475,505	$9,748,812	$10,153,698	$40,453

Net Operating Income	$5,728,384	$6,572,162	$7,664,205	$7,989,311	$7,682,208	$30,606
FF&E	0	0	0	0	713,436	2,842
Net Cash Flow	$5,728,384	$6,572,162	$7,664,205	$7,989,311	$6,968,772	$27,764

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

153

WESTCHESTER OFFICE PORTFOLIO 2500-2700 SERIES

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Purchase, New York	Cut-off Date Principal Balance	$27,100,000
Property Type	Office	Cut-off Date Principal Balance per SF	$93.04
Size (SF)	291,265	Percentage of Initial Pool Balance	2.6%
Total Occupancy as of 9/15/2016	77.0%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 9/15/2016	77.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1984 / 2013	Mortgage Rate	4.3670%
Appraised Value	$44,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(2)	Normandy Real Estate Fund II, LP and David Werner
Underwritten Revenues	$6,140,427
Underwritten Expenses	$3,387,451	Escrows
Underwritten Net Operating Income (NOI)	$2,752,976	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,453,389	Taxes	$229,000	$68,834
Cut-off Date LTV Ratio	60.9%	Insurance	$0	$0
Maturity Date LTV Ratio	46.3%	Replacement Reserves	$0	$6,062
DSCR Based on Underwritten NOI / NCF	1.70x / 1.51x	TI/LC(3)	$0	$48,494
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.1%	Other(4)	$1,017,561	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,100,000	93.5%	Loan Payoff	$27,091,857	93.4%
Principal’s New Cash Contribution	1,898,601	6.5	Reserves	1,246,561	4.3
Closing Costs	660,183	2.3

Total Sources	$28,998,601	100.0%	Total Uses	$28,998,601	100.0%

(1)	The borrower sponsor for the Westchester Office Portfolio 2500-2700 Series Loan is also the borrower sponsor for the Westchester Office Portfolio 700 Series Loan.
(2)	Normandy Real Estate Fund II, LP is the non-recourse carveout guarantor under the Westchester Office Portfolio 2500-2700 Series Loan.
(3)	TI/LC reserves are capped at $1,163,856.
(4)	Other reserve represents an unfunded obligations reserve ($940,903) and a free rent reserve ($76,658).

The following table presents certain information relating to the Westchester Office Portfolio 2500-2700 Series Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Year Built	As-Is Appraised Value	UW NCF
2500 Westchester Avenue	Purchase	New York	$16,500,000.00	168,303	74.8%	1984	$27,100,000	$1,433,490
2700 Westchester Avenue	Purchase	New York	10,600,000.00	122,962	79.9	1984	17,400,000	1,019,899
Total			$27,100,000.00	291,265	77.0%		$44,500,000	$2,453,389

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

154

WESTCHESTER OFFICE PORTFOLIO 2500-2700 SERIES

The following table presents certain information relating to the major tenants at the Westchester Office Portfolio 2500-2700 Series Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Westchester Medical Group, P.C	NR / NR / NR	40,191	13.8%	$904,298	17.1%	$22.50	8/31/2020	2, 5-year options
Alpine Woods LP	NR / NR / NR	22,276	7.6	545,762	10.3	24.50	8/31/2020	NA
Quorum Federal Credit Union(2)	NR / NR / NR	21,855	7.5	469,883	8.9	21.50	12/31/2029	2, 5-year options
Century Tokyo Leasing (USA)	NR / NR / NR	14,562	5.0	382,253	7.2	26.25	8/31/2024	1, 5-year option
Atos IT Solutions and Services(3)	A / NR / A+	10,379	3.6	269,854	5.1	26.00	2/29/2020	2, 3-year options
Exsif Worldwide, Inc.(4)	A+ / Aa2 / AA	8,341	2.9	179,331	3.4	21.50	2/28/2025	NA
Friedlander Group Inc.	NR / NR / NR	6,817	2.3	167,016	3.2	24.50	1/31/2022	NA
Opus Advisory Group, LLC	NR / NR / NR	6,583	2.3	169,512	3.2	25.75	12/31/2017	1, 5-year option
Ammann & Whitney, Inc.(5)	NR / NR / NR	6,249	2.1	153,101	2.9	24.50	6/30/2021	1, 5-year option
Valerie Wilson Travel, Inc.	NR / NR / NR	5,831	2.0	145,775	2.8	25.00	10/31/2019	NA
Largest Tenants		143,084	49.1%	$3,386,785	64.0%	$23.67
Remaining Owned Tenants		81,130	27.9	1,903,777	36.0	23.47
Vacant Spaces (Owned Space)		67,051	23.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		291,265	100.0%	$5,290,562	100.0%	$23.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Quorum Federal Credit Union has a one-time termination option on the 7th anniversary of the lease commencement date (January 2021) with 12 months’ notice and payment of a termination fee.
(3)	Atos IT Solutions and Services has a one-time termination option on the 5th anniversary of the lease commencement date (August 2017) with 12 months’ notice and payment of a termination fee.
(4)	Exsif Worldwide, Inc. has a one-time termination option effective as of October 31, 2021 with 12 months’ written notice and payment of a termination fee.
(5)	Ammann & Whitney, Inc. has a one-time termination option in July 2018 with 12 months’ notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Westchester Office Portfolio 2500-2700 Series Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	2,904	1.0%	1.0%	$3,000	0.1%	$1.03	2
2016	0	0.0	1.0%	0	0.0	0.00	0
2017(2)	21,543	7.4	8.4%	447,169	8.5	20.76	5
2018	7,140	2.5	10.8%	222,248	4.2	31.13	4
2019	15,724	5.4	16.2%	417,874	7.9	26.58	6
2020	84,803	29.1	45.4%	1,999,048	37.8	23.57	6
2021	20,233	6.9	52.3%	450,635	8.5	22.27	5
2022	12,895	4.4	56.7%	318,966	6.0	24.74	3
2023	10,530	3.6	60.3%	280,965	5.3	26.68	3
2024	17,846	6.1	66.5%	452,859	8.6	25.38	2
2025	8,341	2.9	69.3%	179,331	3.4	21.50	1
2026	400	0.1	69.5%	48,585	0.9	121.46	1
2027 & Thereafter	21,855	7.5	77.0%	469,883	8.9	21.50	1
Vacant	67,051	23.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	291,265	100.0%		$5,290,562	100.0%	$23.60	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes certain cafeteria tenants totaling 3,980 SF for which no base rent is attributed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

155

WESTCHESTER OFFICE PORTFOLIO 2500-2700 SERIES

The following table presents certain information relating to historical occupancy at the Westchester Office Portfolio 2500-2700 Series Properties:

Historical Leased %(1)

2013	2014	2015	TTM 7/31/2016	As of 9/15/2016
64.8%	76.8%	80.5%	81.0%	77.0%

(1)	As provided by the borrower and reflects occupancy for the indicated year ended December 31 unless specified otherwise, and may have excluded dark or expiring tenants.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westchester Office Portfolio 2500-2700 Series Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,163,473	$4,244,241	$4,909,637	$5,162,556	$5,290,562	$18.16
Total Reimbursement Revenue	505,396	603,352	551,718	677,470	649,100	2.23
Market Revenue from Vacant Units	0				1,554,312	5.34
Other Revenue	60,649	80,398	84,120	169,554	200,764	0.69
Total Rent	$4,729,518	$4,927,991	$5,545,475	$6,009,580	$7,694,739	$26.42
Less Vacancy Loss	0	0	0	0	(1,554,312)	(5.34)
Effective Gross Revenue	$4,729,518	$4,927,991	$5,545,475	$6,009,580	$6,140,427	$21.08

Total Operating Expenses	$3,002,699	$3,137,090	$3,419,581	$3,350,193	$3,387,451	$11.63

Net Operating Income	$1,726,819	$1,790,901	$2,125,894	$2,659,387	$2,752,976	$9.45
TI/LC	0	0	0	0	232,596	0.80
Replacement Reserves	0	0	0	0	66,991	0.23
Net Cash Flow	$1,726,819	$1,790,901	$2,125,894	$2,659,387	$2,453,389	$8.42

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of September 15, 2016 and contractual rent steps through September 30, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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157

ALTON CORPORATE PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Irvine, California	Cut-off Date Principal Balance	$25,600,000
Property Type	Office	Cut-off Date Principal Balance per SF	$122.28
Size (SF)	209,351	Percentage of Initial Pool Balance	2.5%
Total Occupancy as of 7/31/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972, 1984 / 2008, 2015-2016	Mortgage Rate	2.8315%
Appraised Value	$64,000,000	Original Term to Maturity (Months)(1)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(2)	DataCore Fund L.P.
Underwritten Revenues	$4,568,416
Underwritten Expenses	$147,683	Escrows
Underwritten Net Operating Income (NOI)	$4,420,733	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,186,260	Taxes	$0	$0
Cut-off Date LTV Ratio	40.0%	Insurance	$0	$0
Maturity Date LTV Ratio	40.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	6.02x / 5.70x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	17.3% / 16.4%	Other(3)	$2,752,845	$0

Sources and Uses
Sources	$	%	Uses	$	%
Principal’s New Cash Contribution	$41,626,492	61.9%	Purchase Price	$64,000,000	95.2%
Loan Amount	25,600,000	38.1	Reserves	2,752,845	4.1
Closing Costs	473,647	0.7

Total Sources	$67,226,492	100.0%	Total Uses	$67,226,492	100.0%

(1)	The Alton Corporate Plaza Loan has an anticipated repayment date of October 6, 2026, and a maturity date of October, 6 2028.

(2)	DataCore Fund L.P. is the non-recourse carve-out guarantor under the Alton Corporate Plaza Loan.

(3)	Other reserve represents an unfunded general contractor obligation reserve ($1,571,278), free rent reserve ($849,965) and outstanding TI/LC reserve ($331,602).

The following table presents certain information relating to the major tenants at the Alton Corporate Plaza Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Rockwell Collins, Inc.(2)	A- / A3 / A-	209,351	100.0%	$3,919,294	100.0%	$18.72	11/30/2027	2, 5-year options
Largest Tenants		209,351	100.0%	$3,919,294	100.0%	$18.72
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		209,351	100.0%	$3,919,294	100.0%	$18.72

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Rockwell Collins, Inc.’s lease includes a one-time early termination option in November 2023 with 12 months’ notice and payment of a termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

158

ALTON CORPORATE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Alton Corporate Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	209,351	100.0	100.0%	3,919,294	100.0	18.72	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	209,351	100.0%		$3,919,294	100.0%	$18.72	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Alton Corporate Plaza Property:

Historical Leased %(1)

2014	2015(2)	As of 7/31/2016
100.0%	91.9%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	The Alton Corporate Plaza Property was renovated in 2015 ahead of Rockwell Collins, Inc. taking occupancy in December 2015.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alton Corporate Plaza Property:

Cash Flow Analysis(1)(2)

	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per SF
Base Rental Revenue	$3,299,885	$450,073	$104,961	$3,919,294	$18.72
Contractual Rent Steps	0	0	0	690,917	3.30
Total Reimbursement Revenue	790,509	205,170	121,472	198,648	0.95
Other Revenue	6,018	2,073	686	0	0.00
Gross Revenue	$4,096,412	$657,316	$227,119	$4,808,859	$22.97
Less Vacancy & Credit Loss	0	0	0	(240,443)	(1.15)
Effective Gross Revenue	$4,096,412	$657,316	$227,119	$4,568,416	$21.82

Total Operating Expenses	$821,986	$863,123	$498,577	$147,683	$0.71

Net Operating Income	$3,274,426	($205,807)	($271,458)	$4,420,733	$21.12
TI/LC	0	0	0	198,883	0.95
Capital Expenditures	0	0	0	35,590	0.17
Net Cash Flow	$3,274,426	($205,807)	($271,458)	$4,186,260	$20.00

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Alton Corporate Plaza Property was renovated in 2015 ahead of Rockwell Collins, Inc. paying rent in December 2015. Rockwell Collins Inc.’s rent is abated through November 2016.

(3)	Underwritten cash flow based on contractual rents as of July 31, 2016 and contractual rent steps through November 30, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsor, the depositor, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the pooled mortgage loans. No class of certificates (other than the related loan specific certificates) will have any interest in a trust subordinate companion loan.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

160

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsor, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

161

SUMMARY OF CERTAIN RISK FACTORS (continued)

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	The sponsor is the sole warranting party in respect of the mortgage loans sold by the sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

162

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, the Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, the sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsor, Underwriters, the Master Servicer, the Special Servicers, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsor, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsor, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class E, Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

163

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsor and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsor originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsor will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, the sponsor, of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsor and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the applicable special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the applicable special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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